- -------------------------------------------------------------------------------











                                 $241,844,955.21

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      AMONG

                              LA QUINTA INNS, INC.

                                 CERTAIN LENDERS

                                       AND

              NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER



                                January 25, 1994










- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1    DEFINED TERMS............................................  1
     Section 1.2    AMENDMENTS AND RENEWALS.................................. 21
     Section 1.3    CONSTRUCTION............................................. 21

                                    ARTICLE 2

                                    ADVANCES

     Section 2.1    THE ADVANCES............................................. 21
     Section 2.2    MANNER OF BORROWING AND DISBURSEMENT..................... 22
     Section 2.3    INTEREST................................................. 24
     Section 2.4    FEES..................................................... 25
     Section 2.5    PREPAYMENT............................................... 27
     Section 2.6    REDUCTION OF COMMITMENTS................................. 27
     Section 2.7    NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER........ 29
     Section 2.8    PAYMENT OF PRINCIPAL OF ADVANCES......................... 29
     Section 2.9    REIMBURSEMENT............................................ 29
     Section 2.10   MANNER OF PAYMENT........................................ 30
     Section 2.11   LIBOR LENDING OFFICES.................................... 30
     Section 2.12   SHARING OF PAYMENTS...................................... 31
     Section 2.13   CALCULATION OF RATES..................................... 31
     Section 2.14   BOOKING LOANS............................................ 31
     Section 2.15   TAXES.................................................... 31
     Section 2.16   LETTERS OF CREDIT........................................ 35
     Section 2.17   BOND LETTERS OF CREDIT................................... 41
     Section 2.18   EXTENSION OF REVOLVING CREDIT MATURITY DATE.............. 42

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

     Section 3.1    CONDITIONS PRECEDENT TO CLOSING, THE INITIAL ADVANCE, THE
                    LETTERS OF CREDIT AND THE BOND LETTERS OF CREDIT......... 42
     Section 3.2    CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF
                    CREDIT................................................... 44
     Section 3.3    AETNA ADVANCE............................................ 45

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1    REPRESENTATIONS AND WARRANTIES........................... 45
     Section 4.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.......... 52

                                    ARTICLE 5

                                GENERAL COVENANTS

     Section 5.1    FACILITIES .............................................. 52
     Section 5.2    USE OF PROCEEDS.......................................... 53
     Section 5.3    INDEMNITY................................................ 53

                                    ARTICLE 6

                                     DEFAULT

     Section 6.1    EVENTS OF DEFAULT........................................ 54
     Section 6.2    REMEDIES................................................. 57

                                    ARTICLE 7

                            CHANGES IN CIRCUMSTANCES

     Section 7.1    LIBOR BASIS OR CD BASIS DETERMINATION INADEQUATE......... 58
     Section 7.2    ILLEGALITY............................................... 58
     Section 7.3    INCREASED COSTS.......................................... 59
     Section 7.4    EFFECT ON PRIME RATE ADVANCES............................ 60
     Section 7.5    CAPITAL ADEQUACY......................................... 60

                                    ARTICLE 8

                             AGREEMENT AMONG LENDERS

     Section 8.1    AGREEMENT AMONG LENDERS.................................. 61
     Section 8.2    LENDER CREDIT DECISION................................... 63
     Section 8.3    BENEFITS OF ARTICLE...................................... 63

                                    ARTICLE 9

                                  MISCELLANEOUS

     Section 9.1    NOTICES.................................................. 64
     Section 9.2    EXPENSES................................................. 64
     Section 9.3    WAIVERS.................................................. 65
     Section 9.4    DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING...... 65
     Section 9.5    SET-OFF.................................................. 65
     Section 9.6    ASSIGNMENT............................................... 66
     Section 9.7    COUNTERPARTS............................................. 68
     Section 9.8    SEVERABILITY............................................. 68
     Section 9.9    INTEREST AND CHARGES..................................... 68
     Section 9.10   CONFIDENTIALITY.......................................... 69
     Section 9.11   HEADINGS................................................. 69
     Section 9.12   AMENDMENT AND  WAIVER.................................... 69
     Section 9.13   EXCEPTION TO COVENANTS................................... 70
     Section 9.14   NO LIABILITY OF ISSUING BANK............................. 70
     SECTION 9.15   GOVERNING LAW............................................ 70
     SECTION 9.16   WAIVER OF JURY TRIAL..................................... 71
     SECTION 9.17   ENTIRE AGREEMENT......................................... 71

Schedules and Exhibits

Schedule 1:  LIBOR Lending Offices
Schedule 2:  Existing Litigation
Schedule 3:  Subsidiaries and Unincorporated Ventures
Schedule 4:  Bond Letters of Credit
Schedule 5:  Facilities
Schedule 6:  Unincorporated Ventures to be Purchased
Schedule 7:  Benefit Agreements With Former Employees
Schedule 8:  Insolvent Unincorporated Ventures

Exhibit A:  Revolving Credit Note
Exhibit B:  Term Loan Note
Exhibit C:  Deed of Trust
Exhibit D:  Subsidiary Guaranty
Exhibit E:  Assignment Agreement
Exhibit F:  Confidentiality Agreement
Exhibit G:  Participation Agreement
Exhibit H:  LQM Guaranty
Exhibit I:  LQ Realty Pledge Agreement
Exhibit J:  LQI Acquisition Pledge Agreement
Exhibit K:  LQ-Big Apple Guaranty
Exhibit L:  LQ-LNL Guaranty
Exhibit M:  Initial Commitment Amount
Exhibit N:  LQ-East Irvine Guaranty

                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of January 25, 1994, among LA QUINTA INNS, INC., a Texas corporation ("Borrower"), the Lenders from time to time party hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.


                                   BACKGROUND

     The Borrower, certain of the Lenders and the Administrative Lender are parties to that certain Credit Agreement dated as of June 15, 1993 (said Credit Agreement, as amended, the "Credit Agreement"). The Borrower has requested that the Lenders amend and restate the Credit Agreement by making a credit facility available to the Borrower in the maximum principal amount of $241,844,955.21. The Lenders have agreed to do so, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Credit Agreement is amended and restated in its entirety as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1    DEFINED TERMS.  For purposes of this Agreement:

     "ACQUISITION" shall mean the acquisition by LQI Acquisition of 100% of the issued and outstanding limited partnership units of LQP.

     "ADDITIONAL COLLATERAL" shall have the meaning set forth in Section 5.1 hereof.

     "ADDITIONAL COSTS" shall have the meaning set forth in Section 7.5 hereof.

     "ADJUSTED EBITDA" shall mean, for any period, determined in accordance with GAAP on Parent Company basis, the sum of (without duplication) (a) EBITDA, plus
(b) Net Cash Distributions.

     "ADMINISTRATIVE LENDER" shall mean NationsBank of Texas, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 8.1(b) hereof.

     "ADVANCE" shall mean any amount advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing, including without limitation any Refinancing Advance.

     "AETNA" shall mean the AEtna Life Insurance Company.

     "AETNA ADVANCE" shall mean the Advance in the amount of $65,741,576.00, plus applicable prepayment penalty not to exceed $1,200,000 in aggregate amount, to be made on February 1, 1994, the proceeds of which shall be used on such date by LQI Acquisition to pay off in full all debt owed to AEtna by LQP.

     "AFFILIATE" shall mean any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

     "AGREEMENT" shall mean this Credit Agreement, as amended, modified, supplemented and restated from time to time.

     "AGREEMENT DATE" shall mean the date of this Agreement.

     "AMORTIZATION DATE" shall mean November 30, 1994.

     "Applicable Environmental Laws" shall mean applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

     "APPLICABLE LAW" shall mean (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil

Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Papers.

     "APPLICABLE REVOLVING MARGIN" shall mean the following per annum percentages, applicable in the following situations:

                                   PRIME RATE          LIBOR          CD
          APPLICABILITY              BASIS             BASIS         BASIS
          -------------            ----------          -----         -----

(a)  INITIAL PRICING PERIOD.          0.00             1.75          1.875

(b)  SUBSEQUENT PRICING PERIOD.
       (i) If the Leverage Ratio      0.00             1.75          1.875
       is not less than 4.50 to 1

       (ii) If the Leverage Ratio     0.00             1.50          1.625
       is less than 4.50 to 1 but
       not less than 3.75 to 1

       (iii) If the Leverage Ratio    0.00             1.25          1.375
       is less than 3.75 to 1

The Applicable Revolving Margin payable by the Borrower on the Revolving Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio for the most recent fiscal quarter; PROVIDED, that each adjustment in the LIBOR Rate and the CD Rate shall be effective with respect to LIBOR Advances and CD Advances
(i) made following receipt by the Administrative Lender of the financial statements required pursuant to Section 5.1(A) or 5.1(B), as applicable, of the Master Covenant Agreement, on the date of making of such LIBOR Advance or CD Advance and (ii) outstanding on the date of receipt of the financial statements referred to in clause (i) immediately preceding and which are continued as LIBOR Advances or CD Advances beyond the then effective Interest Period therefor, on the first day of the immediately succeeding Interest Period. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 5.1(A) or 5.1(B), as applicable, of the Master Covenant Agreement, the Applicable Revolving Margin shall be determined as if the Leverage Ratio is not less than
4.50 to 1 until such time as such financial statements are received.

     "APPLICABLE TERM MARGIN" shall mean the following per annum percentages, applicable in the following situations:

                                   PRIME RATE          LIBOR          CD
          APPLICABILITY              BASIS             BASIS         BASIS
          -------------            ----------          -----         -----
(a)  INITIAL PRICING PERIOD.          0.25             2.00          2.125

(b)  SUBSEQUENT PRICING PERIOD.
       (i) If the Leverage Ratio      0.25             2.00          2.125
       is not less than 4.50 to 1

       (ii) If the Leverage Ratio     0.00             1.75          1.875
       is less than 4.50 to 1 but
       is not less than 3.75 to 1

       (iii) If the Leverage Ratio    0.00             1.50          1.625
       is less than 3.75 to 1 but
       not less than 3.00 to 1

       (iv) If the Leverage Ratio     0.00             1.25          1.375
       is less than 3.00 to 1

The Applicable Term Margin payable by the Borrower on the Term Loan Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio for the most recent fiscal quarter; PROVIDED, that each adjustment (a) in the Prime Rate shall be effective with respect to Prime Rate Advances (i) made following receipt by the Administrative Lender of the financial statements required pursuant to Section 5.1(A) or 5.1(B), as applicable, of the Master Covenant Agreement, on the date of making of such Prime Rate Advance and (ii) outstanding on the date of receipt of the financial statements referred to in clause (i) immediately preceding, on such date and (b) in the LIBOR Rate and the CD Rate shall be effective with respect to LIBOR Advances and CD Advances (i) made following receipt by the Administrative Lender of the financial statements required pursuant to Section 5.1(A) or 5.1(B), as applicable, of the Master Covenant Agreement, on the date of making of such LIBOR Advance or CD Advance and (ii) outstanding on the date of receipt of the financial statements referred to in clause (i) immediately preceding and which are continued as LIBOR Advances or CD Advances beyond the then effective Interest Period therefor, on the first day of the immediately succeeding Interest Period. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Lender by the date required pursuant to Section 5.1(A) or 5.1(B), as applicable, of the Master Covenant Agreement, the Applicable Term Margin shall be determined as if the Leverage Ratio is not less than 4.50 to 1 until such time as such financial statements are received.

     "ART. 1.04" shall have the meaning ascribed thereto in the definition of "APPLICABLE LAW."

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The CD Basis applicable to any CD Advance for any Interest Period shall be adjusted automatically on and as of the effective date of each change in the relevant Assessment Rate during such Interest Period.

     "ASSIGNEES" shall mean any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 9.6 hereof.

     "ASSIGNMENT AGREEMENT" shall have the meaning ascribed thereto in Section
9.6 hereof.

     "AUTHORIZED SIGNATORY" shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances or Letters of Credit hereunder.

     "BANK DEBT" shall have the meaning given to such term in the Master Covenant Agreement.

     "BOND DOCUMENTS" shall mean the Bond Letters of Credit, the Bond Reimbursement Agreements and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection therewith.

     "BOND LETTERS OF CREDIT" shall mean those certain letters of credit issued or to be issued by Issuing Bank as more specifically identified on SCHEDULE 4 hereto, as amended and reduced from time to time.

     "BOND LETTER OF CREDIT COMMITMENT" shall mean $56,844,995.21, as reduced or terminated from time to time pursuant to the terms of the Bond Documents.

     "BOND REIMBURSEMENT AGREEMENTS" shall mean those certain Reimbursement Agreements between the Borrower or an Affiliate of Borrower and the Issuing Bank with respect to the Bond Letters of Credit, as amended, modified, supplemented and restated from time to time.

     "BORROWER" shall mean La Quinta Inns, Inc., a Texas corporation.

     "BUSINESS DAY" shall mean a day on which banks are open for the transaction of business in Dallas, Texas and New York, New York, and, with respect to any LIBOR Advance, in London, England.

     "CAPITAL STOCK" shall mean, with respect to any Person, any capital stock, partnership or joint venture interests of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean that portion of any obligation of the Borrower or any Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

     "CD ADVANCE" shall mean an Advance which the Borrower requests to be made as a CD Advance or which is reborrowed as a CD Advance, in accordance with the provisions of Section 2.2 hereof.

     "CD BASE RATE" shall mean, with respect to any Interest Period for a CD Advance, the rate of interest determined by Administrative Lender to be the average (rounded upward, if necessary, to the nearest whole 1/10 of 1%) of the prevailing rates per annum quoted at approximately 10:00 A.M. (Dallas time) (or as soon thereafter as is practicable) on the first day of such Interest Period by two or more certificate of deposit dealers of recognized standing for the purchase at face value from the Administrative Lender of certificates of deposit of the Administrative Lender in the secondary market in an amount approximately equal to the principal amount of the Administrative Lender's Specified Percentage of such CD Advance and with a maturity corresponding to the last day of such Interest Period.

     "CD BASIS" shall mean, with respect to each CD Advance for each Interest Period, a rate per annum equal to the lesser of (a) the Highest Lawful Rate and
(b) the sum of the following: (i) the CD Base Rate divided by 1.00 minus the CD Reserve Requirement, plus (ii) the Assessment Rate, plus (iii) the Applicable Revolving Margin or Applicable Term Margin, as appropriate.

     "CD RESERVE REQUIREMENT" means, on any date, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) for determining the applicable maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D applicable to nonpersonal time deposits in units of $100,000 or more for a length of time approximately equal to the Interest Period for the CD Advance sought by the Borrower (issued by member banks of the Federal Reserve Bank of Dallas having time deposits exceeding $1,000,000,000) rounded to the next highest .01 of 1%. Each determination by the Administrative Lender of the CD Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     "CHANGE OF CONTROL" shall mean (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time (including, without limitation, the right of AEW Partners, L.P. to convert its limited partnership units owned as of the Issue Date in La Quinta Development Partners, L.P. into common stock of the Borrower)), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Borrower normally entitled to vote in elections of directors, PROVIDED, that for the purposes of this clause (a), neither Thomas M. Taylor & Co., Trust for the benefit of Mr. Taylor's son, Sid R. Bass, Inc., Lee M. Bass, Inc., The Bass Management Trust, Annie R. Bass Trust for Lee M. Bass, Ann R. Bass Trust for Sid
R. Bass, Peter Sterling Trusts nor Peter Sterling, each of which is a principal shareholder of the Borrower as of the Agreement Date, nor any person who on the Agreement Date is, or at any time thereafter becomes, a member of any group which includes any of such entities and persons, shall be deemed to be a "person" or "group" for purposes of this definition, or (b) during any period of 24 consecutive months after May 21, 1992, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations thereunder.

     "COLLATERAL" shall mean any collateral hereafter granted by any Person to the Administrative Lender for the benefit of the Lenders to secure all or any part of the Obligations.

     "COLLATERAL DEFICIENCY" shall have the meaning set forth in Section 5.1 hereof.

     "COLLATERAL DOCUMENT" shall mean any document under which Collateral is granted and any document related thereto.

     "COMBINED" includes, with respect to financial statements, the combined accounts of the Borrower, its Subsidiaries and Unincorporated Ventures which are included in the Borrower's Annual Report to Shareholders and in the Borrower's Form 10-K filed with the Securities and Exchange Commission (the "COMBINED FINANCIAL STATEMENTS").

     "COMMITMENT" shall mean the Revolving Credit Commitment, the Term Loan Commitment or the Bond Letter of Credit Commitment.

     "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section
9.10 hereof.

     "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

     "CONTROLLED GROUP" shall mean as of the applicable date, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries and Unincorporated Ventures of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "CREDIT AGREEMENT" shall have the meaning given to such term in the Background provision of this Agreement.

     "DEBT" of any Person shall mean, at any date, without duplication, all obligations, contingent or otherwise, (a) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), if and to the extent any of the foregoing described in clauses (a),
(b) and (c) would appear as a liability on the balance sheet of such Person, (d) of such Person in respect of bankers' acceptances, letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (e) of such Person under Capitalized Lease Obligations, (f) all liabilities secured by a Lien on any asset of such Person to the extent of the value of such asset, whether or not such liability is an obligation of such Person, (g) all liability of others guaranteed by such Person (but only to the extent of such guarantees),
(h) to the extent not otherwise included, obligations of such Person under currency risk-hedging agreements and Interest Rate Protection Agreement, (i) the liquidation preference and any mandatory redemption payment obligations (without duplication) of such Person's Subsidiaries in respect of preferred stock issued by any such Subsidiary, (j) in the case of such Person, the liquidation preference and any mandatory redemption payment obligations (without duplication) in respect of Disqualified Capital Stock, and (k) unfunded vested benefits under any Plan to the extent in excess of minimum funding requirements under Applicable Law. "Debt" shall exclude on a Parent Company basis, but shall include on a Combined basis, (a) any obligation of an Unincorporated Venture of such Person and (b) any obligation of such Person arising solely by virtue of such Person being a general partner or venturer of any Unincorporated Venture.

     "DEBTOR RELIEF LAWS" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "DEEDS OF TRUST" means the deeds of trust and mortgages substantially in the form of EXHIBIT C hereto relating to the Facilities, as amended, modified, renewed, supplemented or restated from time to time.

     "DEFAULT" shall mean an Event of Default and/or any of the events specified in Section 6.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "DEFAULT RATE" shall mean a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Prime Rate plus three percent.

     "DETERMINING LENDERS" shall mean, on any date of determination, any combination of the Lenders having at least 66-2/3% of the aggregate amount of the Advances then outstanding; provided, however, that if there are no Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate at least 66-2/3%.

     "DISQUALIFIED CAPITAL STOCK" shall mean with respect to any Person any series or class of Capital Stock of such Person which is or may be required to be redeemed, in whole or in part, or may be put to such Person or any of its Subsidiaries, in whole or in part, at the option of the Holder thereof, on or prior to the final maturity of the Senior Subordinated Notes, or is or may be convertible or exchangeable into or exercisable for such Capital Stock on or prior to the final maturity of the Notes; PROVIDED, that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or put solely in consideration of Qualified Capital Stock.

     "EBIT" shall mean, for any period, determined in accordance with GAAP on a Parent Company basis, the sum of (a) Operating Income, plus (b) nonrecurring, non-cash charges which decrease Operating Income, minus (c) nonrecurring credits which are included in Operating Income.

     "EBITDA" shall mean, for any period, determined in accordance with GAAP on a Parent Company basis, the sum (without duplication) of (a) EBIT, plus (b) depreciation, amortization and non-cash fixed asset retirements.

     "EFFECTIVE DATE" shall mean the date on which the Administrative Lender shall notify the Borrower that all the conditions set forth in Sections 3.1 and
3.2 hereof have been satisfied.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA EVENT" shall mean, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under
Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC,
(e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or
(f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "ENVIRONMENTAL DEFECTS" shall have the meaning set forth in Section 5.1 hereof.

     "EVENT OF DEFAULT" shall mean any of the events specified in Section 6.1, provided that any requirement for notice or lapse of time has been satisfied.

     "FACILITIES" shall mean those inns generally described on SCHEDULE 5 hereto.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative Lender.

     "FEE LETTER" shall have the meaning set forth in Section 2.4(c) hereof.

     "FINANCIAL LETTER OF CREDIT" shall mean any Letter of Credit issued under the Letter of Credit Facility which is a "financial guarantee - type standby letter of credit" as defined in Appendix A to 12 CFR Part 3 issued by the Office of the Comptroller of the Currency.

     "GAAP" shall mean generally accepted accounting principles, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question (except as stated in the last sentence of this definition). The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except as otherwise required by the adoption of Statements by the Financial Accounting Standards Board. Notwithstanding the foregoing, each determination and computation with respect to financial covenants and ratios in this Agreement shall be made in accordance with GAAP as in effect on the Agreement Date.

     "GUARANTY" or "GUARANTEED", as applied to an obligation of another Person, shall mean and include (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit.

     "GUARANTY AGREEMENTS" shall mean the LQM Guaranty, the LQ-Big Apple Guaranty, the LQ-LNL Guaranty, the LQ-East Irvine Guaranty and the Subsidiary Guaranty.

     "GUARANTOR" shall mean each Significant Subsidiary.

     "HIGHEST LAWFUL RATE" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

     "INCREASED ADVANCE COSTS" shall have the meaning set forth in Section 7.3 hereof.

     "INCREASED ADVANCE COSTS RETROACTIVE EFFECTIVE DATE" shall have the meaning set forth in Section 7.3 hereof.

     "INCREASED ADVANCE COSTS SET DATE" shall have the meaning set forth in
Section 7.3 hereof.

     "INCREASED LETTER OF CREDIT COSTS" shall have the meaning set forth in
Section 2.16(d) hereof.

     "INCREASED LETTER OF CREDIT COSTS RETROACTIVE EFFECTIVE DATE" shall have the meaning set forth in Section 2.16(d) hereof.

     "INCREASED LETTER OF CREDIT COSTS SET DATE" shall have the meaning set forth in Section 2.16(d) hereof.

     "INDEMNIFIED MATTERS" shall have the meaning set forth in Section 5.3(a) hereof.

     "INDEMNITEES" shall have the meaning ascribed to it in Section 5.3(a) hereof.

     "INITIAL COMMITMENT AMOUNT" shall mean those amounts set forth for each Lender on EXHIBIT M hereto.

     "INITIAL PRICING PERIOD" shall mean that period from the Agreement Date to and including the Rate Adjustment Date.

     "INSOLVENT UNINCORPORATED VENTURES" shall mean those Unincorporated Ventures set forth on SCHEDULE 8 hereto.

     "INTEREST PERIOD" shall mean (a) for any Prime Rate Advance, the period beginning on the day the Advance was made and ending on the first Quarterly Date thereafter, (b) for any LIBOR Advance, the period beginning on the day such Advance is made and ending one, two, three, six months or twelve months thereafter (as the Borrower shall select) and (c) for any CD Advance, the period beginning on the day such Advance is made and ending 14, 30, 60, 90, 180 or 360 days thereafter (as the Borrower shall select).

     "INTEREST RATE PROTECTION AGREEMENT" shall mean an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower or any Subsidiary and any Lender.

     "INVESTMENT" shall mean, in one or a series of related transactions, any direct or indirect acquisition of all or substantially all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution or transfer of property, assets or value to, or investment, in any other Person, including without limitation the incurrence or sufferance of Debt or the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

     "ISSUE DATE" shall mean the date of issuance of the Senior Subordinated Notes.

     "ISSUING BANK" shall mean NationsBank of Texas, N.A. in its capacity as issuer of the Letters of Credit and the Bond Letters of Credit.

     "LENDER" shall mean each financial institution shown on the signature pages hereof so long as such financial institution maintains a Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 9.6 hereof.

     "L/C CASH COLLATERAL ACCOUNT" shall have the meaning specified in Section 2.16(g) hereof.

     "L/C RELATED DOCUMENTS" shall have the meaning specified in Section 2.16(e) hereof.

     "LETTERS OF CREDIT" shall mean letters of credit under the Letter of Credit Facility and letters of credit issued under the Credit Agreement and outstanding on the Agreement Date, but does not include Bond Letters of Credit.

     "LETTER OF CREDIT AGREEMENT" shall have the meaning specified in Section
2.16 (b) hereof.

     "LETTER OF CREDIT FACILITY" shall mean the amount of Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

     "LEVERAGE RATIO" shall mean, for any date of determination on a Parent Company basis, the ratio of (i) Total Debt as of the fiscal quarter immediately preceding the date of determination to (ii) Adjusted EBITDA minus Maintenance Capital Expenditures, in each case for the four consecutive fiscal quarters preceding the date of determination. For purposes of calculation of Adjusted EBITDA, there shall be (i) included in EBITDA (without duplication) the EBITDA of any assets acquired during any such four fiscal quarters and (ii) excluded from EBITDA the EBITDA of any asset disposed during any of such four fiscal quarters.

     "LIBOR ADVANCE" shall mean an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

     "LIBOR BASIS" shall mean with respect to each LIBOR Advance for each Interest Period, a rate per annum equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable Revolving Margin or Applicable Term Margin, as appropriate. The LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums therefor assessed by each Lender which are based on the applicable maximum reserve or deposit requirements in effect from time to time with respect to each Lender as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) in respect of the category of liabilities which includes deposits by reference to which the interest rate on LIBOR Advances is determined, and which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

     "LIBOR LENDING OFFICE" shall mean, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

     "LIBOR RATE" shall mean, for any Interest Period, the interest rate per annum (rounded upward to the nearest one-sixteenth (1/16th) of one percent) at which deposits in United States Dollars are offered to the Administrative Lender by leading banks reasonably selected by the Administrative Lender in the London interbank market at approximately 11:00 a.m. (London time), two Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

     "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "LIEN DEFECT" shall have the meaning set forth in Section 5.1 hereof.

     "LOAN PAPERS" shall mean this Agreement, the Notes, the Deeds of Trust, the Guaranty Agreements, the Pledge Agreements, the Fee Letter, the Bond Documents and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for all or any part of the Obligations.

     "LOAN PARTY" shall mean the Borrower and each Guarantor.

     "LQ-BIG APPLE GUARANTY" shall mean the Guaranty executed by LQ-Big Apple Joint Venture, a Texas general partnership, guaranteeing payment and performance of the Obligations, substantially in the form of EXHIBIT K hereto, as amended, modified, supplemented or restated from time to time.

     "LQ-EAST IRVINE GUARANTY" shall mean the Guaranty executed by LQ-East Irvine Joint Venture, a California general partnership, guaranteeing payment and performance of the Obligations, substantially in the form of EXHIBIT N hereto, as amended, modified, supplemented or restated from time to time.

     "LQ-LNL GUARANTY" shall mean the Guaranty executed by LQ-LNL Limited Partnership, a Texas limited partnership, guaranteeing payment and performance of the Obligations, substantially in the form of EXHIBIT L hereto, as amended, modified, supplemented or restated from time to time.

     "LQI ACQUISITION" shall mean LQI Acquisition Corporation, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

     "LQI ACQUISITION PLEDGE AGREEMENT" shall mean the Pledge Agreement executed by LQI Acquisition in substantially the form of EXHIBIT J hereto, pledging 100% of the limited partnership units of LQP to secure payment and performance of the Obligations, as amended, modified, supplemented or restated from time to time.

     "LQM" shall mean LQM Operating Partners, L.P., a Delaware limited partnership and wholly-owned Subsidiary of LQP.

     "LQM GUARANTY" shall mean the Guaranty executed by LQM guaranteeing payment and performance of the Obligations, substantially in the form of EXHIBIT H hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

     "LQP" shall mean La Quinta Motor Inns Limited Partnership, a Delaware limited partnership and, upon completion of the Acquisition, a wholly-owned Subsidiary of LQI Acquisition, of which La Quinta Realty Corp., a Texas corporation and wholly-owned Subsidiary of the Borrower, serves as the general partner.

     "LQ REALTY PLEDGE AGREEMENT" shall mean the Pledge Agreement executed by La Quinta Realty Corp., a Texas corporation, in substantially the form of EXHIBIT I hereto, pledging 100% of the general partnership units of LQP to secure payment and performance of the Obligations, as amended, modified, supplemented or restated from time to time.

     "MAINTENANCE CAPITAL EXPENDITURES" shall mean, for any date of determination computed on a Parent Company basis, an amount equal to the product of (a) 5% multiplied by (b) room revenues (as disclosed in the Parent Company or Combined financial statements, as appropriate), for the four consecutive fiscal quarters preceding the date of determination.

     "MASTER COVENANT AGREEMENT" shall mean the Third Amended and Restated Master Covenant Agreement dated January 25, 1994 by and among the Borrower, NationsBank of Texas, N.A., The Frost National Bank, First Interstate Bank of Texas, N.A., Citicorp USA, Inc., Texas Commerce Bank National Association, Bank of Scotland, Continental Bank N.A., Bank One, Texas, N.A., and U.S. Bank of Washington, National Association, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "MATERIAL ADVERSE CHANGE OR EFFECT" shall mean any act or circumstance or event which (a) is material and adverse to the combined or consolidated financial condition of the Borrower, its Subsidiaries and Unincorporated Ventures as represented in the Combined Financial Statements most recently delivered to the Lenders at the time of any determination thereof or be material and adverse to the combined or consolidated business operations or properties of the Borrower, its Subsidiaries and Unincorporated Ventures, (b) impairs the ability of the Borrower, any Subsidiary or any other Person to perform in any material respect their respective obligations under the Loan Papers or any loan documents in respect of any Bank Debt or (c) is material and adverse to any material part of the Collateral which is not covered by insurance.

     "MATERIAL AMOUNT" shall mean, as of the determination thereof, an amount equal to the greater of (a) $1,000,000 or (b) the lesser of (i) $3,000,000 or
(ii) 1% of the consolidated revenues of the Borrower and its Subsidiaries computed on a Parent Company basis for the fiscal year preceding the date of determination.

     "MAXIMUM AMOUNT" shall mean the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

     "MULTIEMPLOYER PLAN" shall mean, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NECESSARY AUTHORIZATION" shall mean any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority necessary or appropriate to enable the Borrower or any Subsidiary or Unincorporated Venture to maintain and operate its business and properties.

     "NET CASH DISTRIBUTIONS" shall mean, for any period of the Borrower and its Subsidiaries on a Parent Company basis, the lesser of (a) equity of the Borrower in the aggregate earnings and losses of Unincorporated Ventures and (b) capital distributions from Unincorporated Ventures to the Borrower and its Significant Subsidiaries.

     "NET INCOME" shall mean, with respect to any Person for any period, the net income (loss) of such Person for such period, as determined in accordance with GAAP.

     "NON-FINANCIAL LETTER OF CREDIT" shall mean any Letter of Credit issued under the Letter of Credit Facility which is a "performance-based standby letter of credit" as defined in Appendix A to 12 CFR Part 3 issued by the Office of the Comptroller of the Currency.

     "NON-RECOURSE DEBT" shall mean Debt of a Person to the extent that under the terms thereof and pursuant to Applicable Law, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or any other amounts with respect to such Debt or for any claim based on such Debt and that enforcement of obligations on such Debt is limited solely to recourse against interests in specified assets.

     "NOTE" shall mean any Revolving Credit Note or Term Loan Note.

     "NOTICE OF ISSUANCE" shall have the meaning ascribed to it in Section 2.16(b) hereof.

     "OBLIGATIONS" shall mean (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower, any Subsidiary or any other Person to the Lenders and the Issuing Bank under the Loan Papers as they may be amended from time to time, and (b) all obligations of the Borrower, any Subsidiary or any other Person for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower, any Subsidiary or any other Person of any obligation, covenant or undertaking with respect to any Loan Paper.

     "OBLIGOR" shall mean Borrower or each other Person liable for performance of any of the Obligations or the property of which secures any of the Obligations.

     "OPERATING INCOME" means, with respect to any Person for any period, the operating income (loss) of such Person, as determined in accordance with GAAP.

     "OTHER TAXES" shall have the meaning set forth in Section 2.15 hereof.

     "PARENT COMPANY" includes, with respect to financial statements and the calculations of the Leverage Ratio and the definitions related thereto, the uncombined, consolidated financial statements of the Borrower and its Subsidiaries, including equity method investments, as defined by GAAP, in Unincorporated Ventures and designated "La Quinta Inns, Inc. (Parent Company and Wholly-Owned Subsidiaries)" on the Borrower's audit report.

     "PARTICIPANT" shall have the meaning set forth in Section 9.6(c) hereof.

     "PARTICIPATION" shall have the meaning set forth in Section 9.6(c) hereof.

     "PARTICIPATION AGREEMENT" shall mean the Participation Agreement in respect of the Bond Letters of Credit executed by Issuing Bank and each other Lender, substantially in the form of EXHIBIT G hereto, as amended, modified, supplemented or restated from time to time.

     "PAYMENT DATE" shall mean the last day of the Interest Period for any Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED COLLATERAL LIENS" shall have the meaning given to such term in the Master Covenant Agreement.

     "PERMITTED LIENS" shall have the meaning given to such term as provided in the Master Covenant Agreement.

     "PERSON" shall mean an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" shall mean an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan that is covered by Title IV of ERISA) pursuant to which any employees of the Borrower, its Subsidiaries, Unincorporated Ventures or any member of their Controlled Group participate; PROVIDED, HOWEVER, "Plan" shall not include those agreements with former employees of any of such Persons described on SCHEDULE 7 hereto, the obligations pursuant to which do not exceed $450,000 in aggregate amount.

     "PLEDGE AGREEMENTS" shall mean the LQI Acquisition Pledge Agreement and the LQ Realty Pledge Agreement.

     "PRIME RATE" shall mean, at any time, the prime interest rate announced or published by the Administrative Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Lender.

     "PRIME RATE ADVANCE" shall mean an Advance which the Borrower requests to be made as a Prime Rate Advance or which is reborrowed as a Prime Rate Advance, in accordance with the provisions of Section 2.2 hereof.

     "PRIME RATE BASIS" shall mean, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Revolving Margin or the Applicable Term Margin, as appropriate. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

     "QUARTERLY DATE" shall mean the last Business Day of each February, May, August and November, beginning February 28, 1994.

     "RATE ADJUSTMENT DATE" shall mean the date that the Lenders receive the financial statements for the fiscal quarter ending June 30, 1994 required to be delivered pursuant to Section 5.1(A) of the Master Covenant Agreement.

     "REIMBURSEMENT OBLIGATIONS" shall mean, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by the Borrower.

     "REFINANCING ADVANCE" shall mean any Advance which is used to pay the principal amount (or any portion thereof) of an Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "REGULATORY MODIFICATION RETROACTIVE EFFECTIVE DATE" shall have the meaning set forth in Section 7.5 hereof.

     "REGULATORY MODIFICATION SET DATE" shall have the meaning set forth in
Section 7.5 hereof.

     "RELEASE DATE" shall mean the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

     "REPORTABLE EVENT" shall have the meaning set forth in Section 4043(b) of ERISA.

     "REVOLVING CREDIT ADVANCE" shall mean an Advance made pursuant to
Section 2.1(a) hereof.

     "REVOLVING CREDIT COMMITMENT" shall mean $40,000,000, as reduced from time to time pursuant to Section 2.6 hereof.

     "REVOLVING CREDIT MATURITY DATE" shall mean May 30, 1997, or the earlier date of termination in whole of the Revolving Credit Commitment pursuant to
Section 2.6 or 6.2 hereof, or such later date as agreed to by the Borrower and the Lenders pursuant to Section 2.18 hereof.

     "REVOLVING CREDIT NOTE" shall mean each Revolving Credit Note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of EXHIBIT A hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

     "RIGHTS" shall mean rights, remedies, powers and privileges.

     "SEMI-ANNUAL DATE" shall mean the last Business Day of each November and May.

     "SENIOR SUBORDINATED NOTES" shall mean the Borrower's $120,000,000 9 1/4% Senior Subordinated Notes due May 15, 2003 issued pursuant to the Senior Subordinated Note Indenture.

     "SENIOR SUBORDINATED NOTE INDENTURE" shall mean the Indenture pursuant to which the Senior Subordinated Notes may be issued, as the same may be amended, supplemented or otherwise modified.

     "SIGNIFICANT SUBSIDIARY" shall mean any Subsidiary of the Borrower (a) the revenues attributable to which for the then most recently completed four fiscal quarters constituted (or, with respect to Subsidiaries acquired during such four fiscal quarters, would have constituted had the revenues of such Subsidiary been included for such period) 2.5% or more of the consolidated revenues of the Borrower and its Subsidiaries for such period, or (b) the assets of which as of the end of such period constituted 2.5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of such period.

     "SOLVENT" shall mean, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "SPECIAL COUNSEL" shall mean the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

     "SPECIFIED PERCENTAGE" shall mean, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

     "SUBSEQUENT PRICING PERIOD" shall mean the period from the date which is the first day following the end of the Initial Pricing Period to the Term Loan Maturity Date.

     "SUBSIDIARY" with respect to any Person, shall mean a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person and shall also mean, with respect to the Borrower, LQP and LQM.

     "SUBSIDIARY GUARANTY" shall mean the Guaranty executed by each Significant Subsidiary (other than LQM, LQ-Big Apple Joint Venture and LQ-LNL Limited Partnership) guaranteeing payment and performance of the Obligations, substantially in the form of EXHIBIT D hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

     "TAXES" shall have the meaning set forth in Section 2.15 hereof.

     "TERM LOAN ADVANCE" shall mean an Advance made pursuant to Section 2.1(b) hereof.

     "TERM LOAN COMMITMENT" shall mean $145,000,000, as reduced from time to time or terminated pursuant to Section 2.6 hereof.

     "TERM LOAN NOTE" shall mean each Term Loan Note of Borrower evidencing Term Loan Advances hereunder, substantially in the form of EXHIBIT B hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

     "TERM LOAN MATURITY DATE" shall mean May 31, 2000, or the earlier date of termination in whole of the Term Loan Commitment pursuant to Section 2.6 or 8.2 hereof.

     "TITLE DEFECT" shall have the meaning set forth in Section 5.1 hereof.

     "TOTAL COMMITMENT" shall mean the lesser of $241,844,955.21, or the sum of the Revolving Credit Commitment, the Term Loan Commitment and the Bond Letter of Credit Commitment.

     "TOTAL DEBT" shall mean, as of any date of determination, determined on a Parent Company basis, the sum (without duplication) of (a) all Debt of the Borrower and its Subsidiaries, minus (b) all Debt of the Borrower and its Subsidiaries of the type described in (i) clauses (f) and (g) of the definition of "Debt" herein which are set forth in EXHIBIT E to the Master Covenant Agreement, and (ii) clauses (h) and (k) of the definition of "Debt" herein, but specifically including the aggregate face amount of Letters of Credit and Bond Letters of Credit outstanding hereunder.

     "UCC" shall mean the Uniform Commercial Code of Texas, as amended from time to time.

     "UNINCORPORATED VENTURES" means any Person (other than a corporation) in which the Borrower or a Subsidiary (i) has, directly or indirectly, an ownership interest of at least 40% but less than 100% and (ii) exercises legal, financial and operational control, and which is combined in the Borrower's Combined Financial Statements.

     Section 1.2 AMENDMENTS AND RENEWALS. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

     Section 1.3 CONSTRUCTION. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.


                                    ARTICLE 2

                                    ADVANCES

     Section 2.1 THE ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make (a) Revolving Credit Advances to the Borrower from time to time up to and including the Revolving Credit Maturity Date in an aggregate amount not to exceed an amount equal to its Specified Percentage of the Revolving Credit Commitment less an amount equal to its Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.2 hereof, and (b) to make Term Loan Advances to the Borrower from time to time in an aggregate amount not to exceed its Specified Percentage of the Term Loan Commitment for the purposes set forth in Section 5.2 hereof. Subject to Section 2.9 hereof, Advances may be repaid and then reborrowed; provided, however, that (i) after October 31, 1994, there shall be no increase in the aggregate outstanding principal amount of Term Loan Advances, (ii) all reborrowings of Term Advances shall be Refinancing Advances and (iii) at all times, Revolving Credit Advances shall be outstanding in an amount no less than $10.00. Any Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances and CD Advances, subject to availability and to the provisions of
Article 7 hereof), be made as a Prime Rate Advance, a LIBOR Advance or a CD Advance; provided that there shall not be outstanding to any Lender, at any one time, more than six LIBOR Advances and six CD Advances. Notwithstanding any provision in any Loan Paper to the contrary, in no event shall the principal amount of all (a) outstanding Revolving Credit Advances exceed the Revolving Credit Commitment or (b) outstanding Term Loan Advances exceed the Term Loan Commitment. On the Revolving Credit Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full. On the Term Loan Maturity Date unless sooner paid as provided herein, the outstanding Term Loan Advances shall be repaid in full.

     Section 2.2    MANNER OF BORROWING AND DISBURSEMENT.

     (a) In the case of Prime Rate Advances other than a Refinancing Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Lender prior to 10:00 a.m., Dallas, Texas time, on the date of any proposed Prime Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Prime Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Prime Rate Advances to be made by Lenders. Each Prime Rate Advance shall have an Interest Period beginning on the date such Advance is made and ending on the Quarterly Date next following the date the Advance is made; provided that no such Interest Period shall extend past the Revolving Credit Maturity Date or the Term Loan Maturity Date, as appropriate.

     (b) In the case of LIBOR Advances and CD Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least three Business Days' irrevocable written notice for LIBOR Advances and one Business Day's irrevocable written notice for CD Advances, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance or CD Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances and CD Advances shall in all cases be subject to availability and to Article 7 hereof. For LIBOR Advances and CD Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances or CD Advances, as appropriate, to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Revolving Credit Maturity Date or the Term Loan Maturity Date, as appropriate.

     (c) Subject to Sections 2.1 and 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance and at least one Business Day prior to each Payment Date for a CD Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance or such CD Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a Prime Rate Advance, LIBOR Advance or a CD Advance, as appropriate, or (ii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance or such CD Advance may only be reborrowed as a Prime Rate Advance. Upon such Payment Date, such LIBOR Advance or such CD Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (d) Subject to Sections 2.1 and 2.9 hereof, upon irrevocable written notice prior to 11:00 a.m., Dallas, Texas, time on each Payment Date (or three Business Days if the Borrower wishes to reborrow a LIBOR Advance or one Business Day if the Borrower wishes to reborrow a CD Advance), through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may repay a Prime Rate Advance on its Payment Date, and (i) reborrow all or a portion of the principal amount thereof as a Prime Rate Advance, (ii) reborrow all or a portion of the principal amount thereof as one or more LIBOR Advances or CD Advances, or (iii) not reborrow all or any portion of such Prime Rate Advance. Upon such Payment Date or date of repayment, such Prime Rate Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (e) The aggregate amount of Prime Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the applicable Commitment. The aggregate amount of LIBOR Advances or CD Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $3,000,000 and which is an integral multiple of $500,000.

     (f) The Administrative Lender shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. Failure of the Borrower to give any notice in accordance with Sections 2.2(c) and (d) hereof shall result in a repayment of any such existing Advance on the applicable Payment Date by a Refinancing Advance which is a Prime Rate Advance. Each Lender shall, not later than 1:00 p.m., Dallas, Texas time, on the date of any Advance that is not a Refinancing Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder that is not a Refinancing Advance, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. All Advances shall be made by each Lender according to its Specified Percentage.

     Section 2.3    INTEREST.

     (a)  ON PRIME RATE ADVANCES.

        (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Prime Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, which shall be payable as set forth in Section 2.3(a)(ii) hereof, at a simple interest rate per annum equal to the appropriate Prime Rate Basis for such Prime Rate Advance as in effect from time to time, provided that interest on such Prime Rate Advance shall not exceed the Maximum Amount. If at any time the appropriate Prime Rate Basis would exceed the Highest Lawful Rate, interest payable on such Prime Rate Advance shall be limited to the Highest Lawful Rate, but the appropriate Prime Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advance equals the amount of interest that would have accrued if the appropriate Prime Rate Basis had been in effect at all times.

       (ii) Interest on each Prime Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Revolving Credit Maturity Date or the Term Loan Maturity Date, as appropriate.

     (b)  ON LIBOR ADVANCES.

        (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Lender, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

       (ii) Subject to Section 9.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Revolving Credit Maturity Date or the Term Loan Maturity Date, as appropriate; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

     (c)  ON CD ADVANCES.

          (i) The Borrower shall pay interest on the unpaid principal amount of each CD Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the CD Basis for such Advance. The Administrative Lender, whose determination shall be conclusive, shall determine the CD Basis on the Business Day immediately preceding the applicable funding date and shall notify the Borrower and the Lenders of such CD Basis.

          (ii) Subject to Section 9.9 hereof, interest on each CD Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Revolving Credit Maturity Date or the Term Loan Maturity Date, as appropriate; provided, however, that if the Interest Period for such Advance exceeds 90 days, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

     (d) INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS. If the Borrower fails to give the Administrative Lender timely notice of its selection of a LIBOR Basis or a CD Basis or an Interest Period for a LIBOR Advance or CD Advance, or if for any reason a determination of a LIBOR Basis or a CD Basis for any Advance is not timely concluded due to the fault of the Borrower, the appropriate Prime Rate Basis shall apply to the applicable Advance.

     (e) INTEREST AFTER AN EVENT OF DEFAULT. (i) After an Event of Default (other than an Event of Default specified in Section 6.1(f) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 6.1(f) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Revolving Credit Maturity Date or the Term Loan Maturity Date, as appropriate, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Papers, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate.

     Section 2.4    FEES.

     (a) COMMITMENT FEE. Subject to Section 9.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average unused portion (commencing on the Effective
Date) of the Revolving Credit

Commitment and the Term Loan Commitment at the following per annum percentages, applicable in the following situations:

                         APPLICABILITY                             PERCENTAGE
     (a)  INITIAL PRICING PERIOD.                                     0.50

     (b)  SUBSEQUENT PRICING PERIOD.

          (i)  If the Leverage Ratio is not less than 4.50 to 1       0.50

          (ii)  If the Leverage Ratio is less than 4.50 to 1         0.375

Such fee shall be (i) payable in arrears on each Quarterly Date and, with respect to the Term Loan Commitment also on October 31, 1994, and with respect to the Revolving Credit Commitment, also on the Revolving Credit Maturity Date, fully earned when due and, subject to Section 9.9 hereof, nonrefundable when paid and (ii) subject to Section 9.9 hereof, computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. For purposes of calculation of the commitment fee, outstanding Letters of Credit from time to time will reduce the unused portion of the Revolving Credit Commitment. The fee payable in respect of the Revolving Credit Commitment and the Term Loan Commitment shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio for the most recent fiscal quarter. Any such increase or reduction in such fee shall be effective on the date of receipt of the financial statements required pursuant to Section 5.1(A) or 5.1(B), as applicable, of the Master Covenant Agreement.
If such financial statements are not received by the date required thereunder, the fee payable in respect of such Commitments shall be determined as if the Leverage Ratio is not less than 4.50 to 1 until such time as such financial statements are received.

     (b) AMENDMENT/EXTENSION FEE. Subject to Section 9.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the account of the Lenders an amendment/extension fee at the following percentages based on the amount of each Lender's Total Commitment as follows:

                                                              AMENDMENT/
               MINIMUM TOTAL COMMITMENT                     EXTENSION FEE
          At least $15,000,000 but less than $25,000,000         .25%

          At least $25,000,000 but less than $50,000,000        .375%

          $50,000,000 or greater                                 .50%

Such fee shall be payable on the Agreement Date, fully earned when due and, subject to Section 9.9 hereof, nonrefundable when paid. Notwithstanding the Total Commitment of each

Lender, the percentage amount used to determine the facility fee of each Lender will be based upon each Lender's Initial Commitment Amount (e.g., if a Lender's Initial Commitment Amount was $25,000,000, but the Total Commitment of such Lender is $15,000,000, such Lender's facility fee shall be equal to the product of .375% multiplied by $15,000,000).

     (c) OTHER FEES. Subject to Section 9.9 hereof, the Borrower agrees to pay to the Administrative Lender, for its account and not the account of the Lenders, the fees provided for in the letter agreement ("FEE LETTER"), dated as of the Agreement Date, between the Borrower and the Administrative Lender on the date and in the amounts specified therein.

     Section 2.5    PREPAYMENT.

     (a) VOLUNTARY PREPAYMENTS. The principal amount of any Prime Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon notice as required for a repayment of a Prime Rate Advance as provided in Section 2.2(d) hereof. LIBOR Advances and CD Advances may be voluntarily prepaid upon notice as required for repayments of LIBOR Advances and CD Advances as provided in Section 2.2(c) hereof, but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

     (b) MANDATORY PREPAYMENT. On or before the date of any reduction of either the Revolving Credit Commitment or the Term Loan Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the same to an amount less than or equal to the applicable Commitment as so reduced. The Borrower shall first prepay all Prime Rate Advances and shall thereafter prepay LIBOR Advances and CD Advances. To the extent that any prepayment requires that a LIBOR Advance or a CD Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that outstanding Advances exceed the applicable Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest thereon on the date of such reduction.

     (c) PREPAYMENTS, GENERALLY. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Prime Rate Advance shall be in a principal amount of $100,000 or an integral multiple thereof. All voluntary prepayments shall be applied in the order directed in writing by the Borrower to the Administrative Lender. If the Borrower fails to so direct the Administrative Lender or if the prepayment occurs during the occurrence and continuance of an Event of Default, such prepayment shall be applied in the inverse order of maturity.

     Section 2.6    REDUCTION OF COMMITMENTS.

     (a) VOLUNTARY REDUCTION. The Borrower shall have the right, upon not less than 10 Business Days' notice (provided no notice shall be required for a termination in whole of either the Revolving Credit Commitment or the Term Loan Commitment) by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce either the Revolving Credit Commitment or the Term Loan Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in a Commitment shall cause any LIBOR Advance or CD Advance to be repaid prior to the last day of its Interest Period.

     (b) MANDATORY REDUCTION. The Term Loan Commitment shall be automatically reduced by the amount of any Term Loan Advance other than a Refinancing Advance that is repaid.

     (c) AMORTIZATION. Commencing on the Amortization Date, the Term Loan Commitment shall automatically reduce on the last Business Day of each Semi-Annual Date set forth below in each case by the amount set opposite such dates:

               DATE                            AMOUNT
          November, 1994                     $10,000,000
          May, 1995                          $10,000,000
          November, 1995                     $10,000,000
          May, 1996                          $10,000,000
          November, 1996                     $10,000,000
          May, 1997                          $10,000,000
          November, 1997                     $10,000,000
          May, 1998                          $12,500,000
          November, 1998                     $12,500,000
          May, 1999                          $12,500,000
          November, 1999                     $12,500,000
          May 31, 2000                       $25,000,000

     If the aggregate Term Loan Advances outstanding on October 31, 1994 is less than the Term Loan Commitment, the amount of the Term Loan Commitment reduction required above shall be reduced pro rata by the amount equal to the Term Loan Commitment minus the aggregate Term Loan Advances outstanding on such date. On the Term Loan Maturity Date, the Term Loan Commitment shall automatically reduce to zero. On the Revolving Credit Maturity Date, the Revolving Credit Commitment shall automatically reduce to zero.

     (d) GENERAL REQUIREMENTS. Upon any reduction of a Commitment pursuant to this Section, the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitments may not be increased or reinstated.

     Section 2.7 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall, without prejudice to the Borrower's rights against such Lender, be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, at a per annum rate equal to the lesser of
(i) the Highest Lawful Rate or (ii)(A) in the case of such Lender, the Federal Funds Rate or (B) in the case of the Borrower, the interest rate applicable to such Advance. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

     Section 2.8 PAYMENT OF PRINCIPAL OF ADVANCES. The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

     (a) END OF INTEREST PERIOD. The principal amount of each Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

     (b) COMMITMENT REDUCTION. On the date of reduction of any Commitment pursuant to Section 2.6 hereof, including the applicable Maturity Date, the aggregate amount of the applicable Advances outstanding on such date of reduction in excess of the Commitment as reduced shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

     (c) MATURITY DATE. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Revolving Credit Maturity Date. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Term Loan Advances and all accrued interest thereon, and all other Obligations related thereto, shall be due and payable in full on the Term Loan Maturity Date.

     Section 2.9 REIMBURSEMENT. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance or CD Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance or CD Advance in whole or in part, the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to Section 9.9 hereof. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

     Section 2.10   MANNER OF PAYMENT.

     (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Paper shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds.

     (b) If any payment under this Agreement or any other Loan Paper shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Papers without deduction for set-off or counterclaim or any deduction whatsoever.

     (d)  If some but less than all amounts due from the Borrower      are
received by the Administrative Lender, the Administrative Lender shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees and amounts then due and payable under the Loan Papers; (iii) to the payment of interest then due and payable on the Advances; and (iv) to the payment of principal then due and payable on the Advances.

     Section 2.11 LIBOR LENDING OFFICES. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 7.2 or 7.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     Section 2.12 SHARING OF PAYMENTS. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances or its participation in the Letters of Credit or the Bond Letters of Credit in excess of its Specified Percentage of all payments made by the Borrower with respect to Advances, the Letters of Credit or the Bond Letters of Credit shall purchase from each other Lender such participation in the Advances made by such other Lender or its participation in the Letters of Credit or the Bond Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 CALCULATION OF RATES. The provisions of this Agreement relating to calculation of the LIBOR Rate or CD Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance or a CD Advance as it sees fit.

     Section 2.14 BOOKING LOANS. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

     Section 2.15   TAXES.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Lender, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Lender (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Lender; (iii) by reason of failure by the Lender or the Administrative Lender to comply with the requirements of paragraph (e) of this Section 2.15; and (iv) in the case of any Lender, any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Papers (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than (i) Taxes described in clause (iv) of the first sentence of Section 2.15(a) and (ii) mortgage taxes payable in Oklahoma) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower will indemnify each Lender and the Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or the Administrative Lender (as the case may
be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Lender, PROVIDED, HOWEVER, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Lender unless and until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Lender pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, PROVIDED, HOWEVER, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.15 the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings set forth in Section 7701 of the code.

     (e)  Each lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to section 9.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender:

          (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"),

          (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("FORM 1001").

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender, in replacement for the forms previously delivered by it hereunder:

          (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

          (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

         (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause
     (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Lender with a copy to the Administrative Lender, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

           (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

     (g)  Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.

     (h) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; PROVIDED, HOWEVER, the Lenders and the Administrative Lender shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 2.15 and the Lender or the Administrative Lender receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

     Section 2.16   LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT FACILITY. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Revolving Credit Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $20,000,000 (the "LETTER OF CREDIT FACILITY") and (ii) the sum of (A) the Revolving Credit Commitment MINUS (B) the aggregate principal amount of Revolving Credit Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the Revolving Credit Maturity Date. Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) a fraction the numerator of which is equal to such Lender's Specified Percentage of the Revolving Credit Commitment and the denominator of which is the Revolving Credit Commitment times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a).

     (b) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "LETTER OF CREDIT AGREEMENT"), PROVIDED that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant

Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 9.1 or as otherwise agreed with the Borrower in connection with such issuance.

     (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the applicable Prime Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 A.M. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance, which shall bear interest at the applicable Prime Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Revolving Credit Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Revolving Credit Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) INCREASED COSTS. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Revolving Credit Advance pursuant to Section 2.16(c) ("INCREASED LETTER OF CREDIT COSTS"), then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to Section 9.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such Increased Letter of Credit Costs. Notwithstanding the foregoing, any demand for Increased Letter of Credit Costs shall not include any Letter of Credit Costs with respect to any period more than 180 days prior to the date that the Issuing Bank or any Lender gives notice to the Borrower of such Increased Letter of Credit Costs unless the effective date of the condition which results in the right to receive Increased Letter of Credit Costs is retroactive (the "INCREASED LETTER OF CREDIT COSTS RETROACTIVE EFFECTIVE DATE"). If any Increased Letter of Credit Costs has an Increased Costs Letter of Credit Retroactive Effective Date and the Issuing Bank or any Lender demands compensation within 180 days after the date setting the Increased Letter of Credit Costs Effective Date (the "INCREASED LETTER OF CREDIT COSTS SET DATE"), the Issuing Bank or such Lender, as appropriate, shall have the right to receive such Increased Letter of Credit Costs from the Increased Letter of Credit Retroactive Effective Date. If the Issuing Bank or a Lender does not demand such Increased Letter of Credit Costs within 180 days after the Increased Letter of Credit Costs Set Date, the Issuing Bank or such Lender, as appropriate, may not receive payment of Increased Letter of Credit Costs with respect to any period more than 180 days prior to such demand. A certificate as to the amount of such Increased Costs, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent manifest error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

     (e) OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

           (i) any lack of validity or enforceability of this Agreement, any other Loan Paper, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C RELATED DOCUMENTS");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

         (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

         (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that the failure of the Issuing Bank to determine such insufficiency is a result of the Issuing Bank's gross negligence or wilful misconduct;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

         (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c); or

        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

     (f)  COMPENSATION.

          (i) FINANCIAL LETTERS OF CREDIT. Subject to Section 9.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Revolving Credit Maturity Date) on the average daily amount available for drawing under all outstanding Financial Letters of Credit (commencing on the Effective Date) at the following per annum percentages, applicable in the following situations:

                    APPLICABILITY                      PERCENTAGE

          (A) INITIAL PRICING PERIOD.                     2.00

          (B) SUBSEQUENT PRICING PERIOD.

               (1) If the Leverage Ratio                  2.00
               is not less than 4.50 to 1

               (2) If the Leverage Ratio is               1.75
               less than 4.50 to 1 but is not
               less than 3.75 to 1

               (3) If the Leverage Ratio is               1.50
               less than 3.75 to 1 but is not
               less than 3.0 to 1


               (4) If the Leverage Ratio is               1.25
               less than 3.0 to 1

          (ii) NON-FINANCIAL LETTERS OF CREDIT. Subject to Section 9.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Revolving Credit Maturity
     Date) on the average daily amount available for drawing under all outstanding Non-Financial Letters of Credit (commencing on the Effective Date) at the following per annum percentages, applicable in the following situations:

                    APPLICABILITY                      PERCENTAGE

          (A) INITIAL PRICING PERIOD.                     1.00

          (B) SUBSEQUENT PRICING PERIOD.

               (1) If the Leverage Ratio                  1.00
               is not less than 4.50 to 1

               (2) If the Leverage Ratio is               0.875
               less than 4.50 to 1 but is not
               less than 3.75 to 1

               (3) If the Leverage Ratio is               0.750
               less than 3.75 to 1 but not less
               than 3.0 to 1

               (4) If the Leverage Ratio is               0.625
               less than 3.0 to 1

          (iii) ADJUSTMENT OF LETTER OF CREDIT FEE. The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the tables in (i) and (ii) above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio for the most recent fiscal quarter. Any such increase or reduction in such fee shall be effective on the date of receipt of the financial statements required pursuant to Section 5.1(A) or 5.1(B) of the Master Covenant Agreement. If such financial statements are not received by the date required thereunder, the fee payable in respect of the Letters of Credit shall be determined as if the Leverage Ratio is not less than 4.50 to 1 until such time as such financial statements are received. Subject to Section 9.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (iv) OTHER FEES.  In addition to the foregoing fees, subject to
     Section 9.9 hereof, the Borrower shall also pay to the Issuing Bank for its sole account (i) such customary fees, costs and expenses as may be separately agreed to between the Borrower and the Issuing Bank and (ii) a fronting fee in the amount of 0.10% of the average daily amount available for drawing under all outstanding Letters of Credit, which fronting fee shall be payable quarterly in arrears on each Quarterly Date and on the Revolving Credit Maturity Date.

     (g)  L/C CASH COLLATERAL ACCOUNT.

          (i) Upon the occurrence and continuance of an Event of Default and demand by the Administrative Lender pursuant to Section 6.2(c), the Borrower will promptly pay to the Administrative Lender in immediately available funds (which payment may not be made by means of an Advance) an amount equal to 102% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C CASH COLLATERAL ACCOUNT").

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Lender's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than (A) the Lien granted under this paragraph
     (ii) and (B) Permitted Collateral Liens.

          (iii) The Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations and (B) after the Term Loan Maturity Date and provided no Letters of Credit are outstanding, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower.

          (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining
     Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Administrative Lender, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other
     Obligations, as the case may be. All such investments shall be made in the Administrative Lender's name for the account of the Lenders.
     The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

          (v) At such time, if any, which the Revolving Credit Commitment has been terminated and the only unpaid amount of the Obligations outstanding is Reimbursement Obligations, the Administrative Lender shall release to the Borrower, no more than once in any calendar month, the amount by which funds held in the L/C Cash Collateral Account exceed 110% of the aggregate outstanding Reimbursement Obligations. At such time as any Event of Default is cured or waived, the Administrative Lender shall, upon written instruction from the Borrower, promptly distribute to the Borrower any funds held in the L/C Cash Collateral Account.

          (vi) The Borrower shall pay to the Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

     Section 2.17 BOND LETTERS OF CREDIT. The Issuing Bank has issued the Bond Letters of Credit in the amount of the Bond Letter of Credit Commitment. Each Lender, by executing a Participation Agreement in respect of the Bond Letters of Credit, has severally purchased from the Issuing Bank for such Lender's own account and risk and undivided interest equal to such Lender's Specified Percentage in the Issuing Bank's obligations and rights under each Bond Letter of Credit and each Reimbursement Agreement (as described in such Participation Agreement), subject to the terms of such Participation Agreement.

     Section 2.18 EXTENSION OF REVOLVING CREDIT MATURITY DATE. The Borrower may notify the Lender in writing delivered to the Administrative Lender simultaneously with the delivery of the annual financial statements required pursuant to Section 5.1(B) of the Master Covenant Agreement, commencing with the annual financial statements required to be delivered for fiscal year 1993, of its desire to extend the Revolving Credit Maturity Date for an additional 12 months beyond the then present Revolving Credit Maturity Date. If such notice is given by the Borrower, the Administrative Lender, by June 30 of each year will notify the Borrower in writing of the Lenders' decision whether to extend the Revolving Credit Maturity Date. Extension of the Revolving Credit Maturity Date shall be at the sole option and discretion of the Lenders, and the decision to extend the Revolving Credit Maturity Date shall require the consent of all Lenders. If either the Borrower or the Administrative Lender fail to give notice within the time prescribed above, the Revolving Credit Maturity Date shall continue to be the then present Revolving Credit Maturity Date. An extension of the Revolving Credit maturity Date pursuant to this Section 2.18 shall not require any renewal of the Revolving Credit Note or amendment or supplement to this Agreement or any other Loan Document, unless otherwise required by the Administrative Lender.


                                    ARTICLE 3

                              CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS PRECEDENT TO CLOSING, THE INITIAL ADVANCE, THE LETTERS OF CREDIT AND THE BOND LETTERS OF CREDIT. The obligation of each Lender to sign this Agreement and to make any Advance, and the obligation of the Issuing Bank to issue Letters of Credit, and the obligation of each Lender (other than the Issuing Bank) to participate in the Bond Letters of Credit is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender:

     (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles of incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the by-laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is qualified to do business;

     (b) a certificate of an officer acceptable to the Lenders of each Significant Subsidiary, certifying as to the incumbency of the officers signing the Loan Papers to which it is a party, and including (i) a copy of its articles of incorporation (or articles of partnership or other appropriate governing documents), certified as true, complete and correct by the secretary of state of its state of incorporation or organization, (ii) a copy of its by-laws (or partnership agreement or other appropriate governing document), as in effect on the Agreement Date, (iii) a copy of the resolutions authorizing it to execute, deliver and perform the Loan Papers to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is qualified to do business;

     (c) duly executed Revolving Credit Notes and Term Loan Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Revolving Credit Commitment and the Term Loan Commitment, respectively;

     (d) duly executed and completed Deeds of Trust, dated as of the Agreement Date granting to the trustee named therein for the benefit of the Administrative Lender on behalf of the Lenders a first priority Lien (subject to Permitted Liens as defined in the Master Covenant Agreement) in the Facilities, together with executed financing statements related thereto;

     (e) standard mortgagee's title commitments (or title reports if title commitments are unavailable as the result of any title company refusing to issue a commitment) as to the Facilities, together with copies of all title exceptions, containing only title exceptions as approved by the Administrative Lender;

     (f) copies of surveys of the Facilities showing all improvements thereon as of the Agreement Date, and including thereon or therewith a certification that none of the Facilities is located within any flood hazard area, or if any Facility is located within a flood hazard area, evidence of flood insurance with respect thereto;

     (g) UCC-11 searches in appropriate jurisdictions where Collateral is located;

     (h) opinions of counsel to the Borrower addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering the matters set forth in Sections 4.1(a), (b), (c), (g), (l), (m) and
(o) and such other matters incident to the transactions contemplated hereby as the Administrative Lender or Special Counsel may reasonably request and opinions of local counsel in states other than Texas in which Facilities are located in form and substance satisfactory to the Administrative Lender regarding the Deeds of Trust;

     (i) copies of insurance binders or certificates covering the assets of the Borrower and meeting the requirements of Section 4.1(B) of the Master Covenant Agreement and Section 2.2(f) of the Deeds of Trust;

     (j) reimbursement for the Administrative Lender for Special Counsel's reasonable fees and expenses rendered through the Agreement Date;

     (k) evidence that all corporate or other proceedings of the Borrower and Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be reasonably satisfactory in form and substance to the Lenders and Special

Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (l)  the amendment/extension fee as required pursuant to Sections 2.4(b);

     (m) the duly executed and completed Guaranty Agreements, dated as of the Agreement Date;

     (n) receipt by the Administrative Lender of evidence, in form and substance satisfactory to the Administrative Lender, that the Acquisition has been completed;

     (o) the duly executed amendments to the Bond Reimbursement Agreements in form and substance satisfactory to the Issuing Bank;

     (p) duly executed Participation Agreements with respect to the Bond Letters of Credit;

     (q)  any fees required to be paid pursuant to the Fee Letter;

     (r)  the duly executed Master Covenant Agreement;

     (s)  the duly executed Pledge Agreements;

     (t) a certificate of an officer acceptable to the Lenders, in form and substance satisfactory to the Lenders, certifying that the execution, delivery and performance by the Obligors of the Loan Papers will not violate or result in a default in respect of any of the terms of the Senior Subordinated Notes;

     (u) payment in full of all accrued and outstanding obligations under the Credit Agreement; and

     (v) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Subsidiary or any other Person executing a Loan Paper, and the enforceability of the Obligation.

     Section 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The obligation of each Lender to make each Advance hereunder and the obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

     (a) With respect to Advances other than Refinancing Advances and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this

Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Lender from the Borrower prior to the making of such Advance or issuance;

     (c) There shall not exist a Default hereunder, with respect to Advances other than Refinancing Advances, or with respect to the issuance of Letters of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance other than a Refinancing Advance, and with respect to issuance of each Letter of Credit, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

     (d) The aggregate Advances and amounts available for draw under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder; and

     (e) The Administrative Lender shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Lender or any Lender may reasonably request.

     Section 3.3 AETNA ADVANCE. Notwithstanding anything herein to the contrary, the AEtna Advance shall not be made unless simultaneously therewith the Borrower shall obtain release of liens from AEtna relating to the Collateral and such other documents satisfactory to the Lenders evidencing that all obligations owed AEtna have been or will be (with the proceeds of the AEtna Advance) satisfied in full and all collateral therefor has been or will be (upon receipt of the proceeds of the AEtna Advance) released.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to each Lender as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION. As of the Agreement Date, the respective jurisdiction of incorporation and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries and Unincorporated Ventures listed on SCHEDULE 3 are true and correct. Each of the Borrower and its Subsidiaries and Unincorporated Ventures is a corporation or partnership, as designated on SCHEDULE 3, duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Subsidiaries has the corporate or other power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries and Unincorporated Ventures is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

     (b) AUTHORIZATION. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Loan Parties has corporate or other power and has taken all necessary corporate or other action to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Loan Party executing it. Each of the Loan Papers to which the Loan Parties are party is a legal, valid and binding respective obligation of the Loan Party executing it, enforceable in accordance with its terms, subject to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of any Loan Party).

     (c) COMPLIANCE WITH OTHER LOAN PAPERS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance by the Loan Parties of the Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation, by-laws, articles of partnership, partnership agreements or similar governing documents of any Loan Party, or under any Necessary Authorization, indenture, agreement or other instrument, to which any Loan Party is a party or by which they or their respective properties may be bound, or
(iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party, except Permitted Liens.

     (d) LICENSES, ETC. All Necessary Authorizations which are material have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Unincorporated Ventures are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which might impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization which could reasonably be expected to have a Material Adverse Effect is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation.

     (e) COMPLIANCE WITH LAW. The Borrower and its Subsidiaries and Unincorporated Ventures are in compliance in all respects with all Applicable Laws, except where the failure to so comply would not have a Material Adverse Effect.

     (f) TITLE TO PROPERTIES. The Borrower and its Subsidiaries and Unincorporated Ventures have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens and other Liens permitted pursuant to clause (ii) of Section 4.16 of the Master Covenant Agreement. No effective financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries or Unincorporated Ventures as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries or Unincorporated Ventures. The Borrower and its Subsidiaries and Unincorporated Ventures have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

     (g) LITIGATION. Except as reflected on SCHEDULE 2 hereto, there is no action, suit or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries or Unincorporated Ventures, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed (in excess of applicable insurance) exceeds a Material Amount.

     (h) TAXES. All federal, state and other tax returns of the Borrower and its Subsidiaries and Unincorporated Ventures required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Subsidiaries or Unincorporated Ventures or any of their respective properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries and Unincorporated Ventures in respect of their respective taxes are, in the judgment of the Borrower, adequate.

     (i) FINANCIAL STATEMENTS; MATERIAL LIABILITIES. The Borrower has furnished or caused to be furnished to the Lenders copies of its December 31, 1992 financial statements, which present fairly in accordance with GAAP the financial position of the Borrower and its Subsidiaries and Unincorporated Ventures as at such dates and the results of operations for the periods then ended. The Borrower and its Subsidiaries and Unincorporated Ventures taken as a whole have no material liabilities, contingent or otherwise, nor material losses, except (i) as set forth in the December 31, 1992 financial statements and (ii) in respect of the Senior Subordinated Notes.

     (j) NO ADVERSE CHANGE. Since December 31, 1992, no event or circumstances has occurred or arisen that could have a Material Adverse Effect.

     (k) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of a Material Amount, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA the result of which could reasonably be expected to have Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed by more than $4,000,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the best of the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or, to the best of the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of

ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA
Section 4069 the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan, which is a material welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (l) COMPLIANCE WITH REGULATIONS G, T, U AND X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or any Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Subsidiaries and Unincorporated Ventures are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any other Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     (m) GOVERNMENTAL REGULATION. The Borrower and its Subsidiaries and Unincorporated Ventures are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Paper, or the performance thereof (other than (a) any enforcement of remedies by the Administrative Lender on behalf of the Lenders and (b) filings of certain Collateral Documents under the UCC and appropriate real estate records), in accordance with their respective terms, including any borrowings hereunder.

     (n) ABSENCE OF DEFAULT. The Borrower and its Subsidiaries and Unincorporated Ventures are in compliance in all respects with all of the provisions of their articles of incorporation, by-laws, articles of partnership, partnership agreement or other governing documents, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries or Unincorporated Ventures under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or Unincorporated Ventures or by which they or any of their material properties is bound.

     (o) INVESTMENT COMPANY ACT. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (p) ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary or Unincorporated Venture has any actual knowledge or reason to believe that any substance deemed hazardous by any Applicable Environmental Law, has been installed on any real property now owned by the Borrower or any of its Subsidiaries or Unincorporated Ventures which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Unincorporated Ventures have complied in all respects with all Applicable Environmental Laws except to the extent that the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Unincorporated Ventures are not in violation in any respects of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws, except to the extent that the results of such investigation, inquiry or remedial obligation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries and Unincorporated Ventures. The Borrower and its Subsidiaries and Unincorporated Ventures have obtained all material permits, licenses or similar authorizations necessary to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property of the Borrower or any Subsidiary or Unincorporated Venture by reason of any Applicable Environmental Laws, except where the failure to obtain such authorization would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries and Unincorporated Ventures undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice as applied and used in the real estate industry at the time of each such acquisition. The Borrower and its Subsidiaries and Unincorporated Ventures have taken all reasonable steps to determine, and the Borrower and its Subsidiaries and Unincorporated Ventures have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries or Unincorporated Ventures, within the meaning of the Applicable Environmental Laws, except to the extent that the failure to so depose or release, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (q) CERTAIN FEES. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances or the issuance of the Letters of Credit hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (r) NECESSARY AUTHORIZATIONS. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could result in the imposition of any restriction thereon, of such a nature that could reasonably be expected to have a Material Adverse Effect.

     (s) PATENTS, ETC. Except for the Borrower's new logo for which a trademark application is pending as of the Agreement Date, the Borrower and its Subsidiaries and Unincorporated Ventures have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the attention of the Borrower or any of its Subsidiaries or Unincorporated Ventures to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary or Unincorporated Venture may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary or Unincorporated Venture contesting its right to sell or use any such process, method, part or other material, provided with respect to clauses
(i) and (ii) that such events are limited to those which could reasonably be expected to have a Material Adverse Effect.

     (t) DISCLOSURE. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary or Unincorporated Venture in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Subsidiaries and Unincorporated Ventures, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

     (u) SOLVENCY. The Borrower is, and Borrower and its Subsidiaries and Unincorporated Ventures on a consolidated basis are, Solvent.

     Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance and issuance of each Letter of Credit, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable or modified to give effect to the transactions expressly permitted hereby, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance.
All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance or the issuance of any Letter of Credit under this Agreement.


                                    ARTICLE 5

                                GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 5.1 FACILITIES. At any time and from time to time (a) prior to the occurrence of a Default or Event of Default but in no event more than once every thirty-six months (or such other more frequent intervals as may be required by any governmental or regulatory authority) or (b) after the occurrence of a Default or Event of Default, the Determining Lenders shall have the right to obtain, or cause the Borrower to obtain, in their reasonable discretion, title insurance (provided, however, notwithstanding the above, title insurance shall only be required to be obtained one time during the term of this Agreement), environmental reviews (provided, however, the environmental reviews will be initially limited to Phase I environmental audits and site assessments and will not be expanded to include additional audits and assessments unless the Determining Lenders reasonably determine that the results of such Phase I review indicate a potential environmental condition that cannot be properly analyzed or assessed without an additional audit and assessment), current surveys and appraisals on all or any of the Facilities. The Borrower agrees to pay all reasonable and customary fees, expenses and costs related to such title insurance, environmental reviews and appraisals. If as a result of obtaining any title insurance, environmental reviews, current surveys or appraisals, the Determining Lenders determine that there exists (a) to the extent not covered by title insurance, a defect in title to a Facility or any part thereof (including without limitation any liens, charges, easements or encumbrances (other than Permitted Collateral Liens) against a Facility or any part thereof or failure of the Borrower to have legal title to a Facility or any part thereof) (a "Title Defect"), (b) to the extent not covered by title insurance, a defect in the lien in a Facility or any part thereof granted pursuant to the Deeds of Trust as a result of an incorrect legal description or the failure of any Deed of Trust to effectively grant a first lien (subject to Permitted Collateral Liens) in a Facility or any part thereof (a "LIEN DEFECT") or (c) an environmental condition with respect to a Facility or any part thereof (an "ENVIRONMENTAL DEFECT"), the result of which with respect to clauses (a),
(b) and (c) above collectively when taken together with all Title Defects, Lien Defects and Environmental Defects with respect to the other Facilities, causes a reduction in the aggregate collateral value of the Facilities of at least $8,000,000 (a "COLLATERAL DEFICIENCY"), the Borrower shall, at its option, within 60 days after receipt of written notice from the Administrative Lender to the Borrower of such Collateral Deficiency either (A) substitute additional collateral ("ADDITIONAL COLLATERAL") having a value (determined by the Administrative Lender using a common method of valuation for property with the Collateral Deficiency and the Additional Collateral) of at least the value of the Facility being replaced without giving effect to the Collateral Deficiency,
(B) eliminate the Collateral Deficiency in whole by curing such Title Defect or Lien Defect to the satisfaction of the Determining Lenders or (C) commence and continue procedures to eliminate the Collateral Deficiency in whole by curing such Environmental Condition to the satisfaction of the Determining Lenders, unless in the opinion of the Determining Lenders such Environmental Condition is not capable of being cured within one year, in which case the Borrower shall provide the Additional Collateral as set forth in clause (A) above. Knowledge of any Lender on the Agreement Date of any Title Defect, Lien Defect or Environmental Defect shall not prejudice or affect any Lender's rights hereunder.

     Section 5.2    USE OF PROCEEDS.  The Borrower shall use the proceeds of
(a) Revolving Credit Commitment for working capital and general corporate purposes and (b) the Term Loan Commitment, to (i) purchase partnership interests in the Unincorporated Ventures set forth on SCHEDULE 6 hereto, (ii) refinance outstanding Debt (other than Subordinated Debt) of the Borrower, (iii) complete the Acquisition and (iv) pay off all obligations owed to AEtna.

     Section 5.3    INDEMNITY.

     (a) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Lender, each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower or its predecessors in interest, or the past, present or future environmental condition of property of the Borrower), in any manner relating to or arising out of this Agreement, the Loan Papers, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, the making of any participations in the Advances, the Letters of Credit or the Bond Letters of Credit and the management of the Advances, the Letters of Credit or the Bond Letters of Credit, including in connection with, or as a result, in whole or in part, of any negligence of Administrative Lender or any Lender (other than those matters raised exclusively by a participant against the Administrative Lender or any Lender and not the Borrower), or the use or intended use of the proceeds of the Advances or the Letters of Credit hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding (i) any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction, and (ii) matters raised by one Lender against another Lender or by any shareholders of a Lender against a Lender or its management (collectively, "INDEMNIFIED MATTERS"). To the extent that any Indemnified Matter involves one or more Indemnitees, such Indemnitees shall use the same legal counsel unless any Indemnitee in its reasonable discretion determines that conflicts exist or may arise in connection with such representation.

     (b) In addition, the Borrower shall periodically, upon request, reimburse each Indemnitee for its reasonable legal and other actual expenses (including the cost of any investigation and preparation) incurred in connection with any Indemnified Matter. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold any Indemnitee harmless with respect to Indemnified Matters, then the Borrower shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Borrower and the Borrower's stockholders on the one hand and such Indemnitee on the other hand but also the relative fault of the Borrower and such Indemnitee, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Indemnitee, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower, the Administrative Lender, the Lenders and all other Indemnitees. This Section shall survive any termination of this Agreement and payment of the Obligations.


                                    ARTICLE 6

                                     DEFAULT

     Section 6.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) The Borrower fails to make any payment of principal on any Note, Reimbursement Obligation or obligation in respect of any Bond Letter of Credit on the date such payment is due;

     (b) The Borrower fails to make any payment of interest on any Note, Reimbursement Obligation or any other costs, fees, expenses or other amounts payable hereunder or under the other Loan Papers within one Business Day after the date such payment is due;

     (c) The Borrower or any Subsidiary or Unincorporated Venture fails to perform or observe any other covenant in this Agreement or any other Loan Paper (other than the Master Covenant Agreement) to be performed or observed by it and such failure continues for a period of 30 days after any Lender has given written notice specifying such failure to the Borrower;

     (d) Any material warranty or representation by or on behalf of the Borrower or any Subsidiary or Unincorporated Venture contained in this Agreement or any other Loan Paper is false or misleading in any material respect;

     (e) The Borrower or any Subsidiary or Unincorporated Venture fails to make any payment due on any other Debt in an aggregate amount of at least $1,000,000 beyond any applicable grace period, including any extension thereof, or the Company, or any Subsidiary fails to perform or observe any other provision contained in any such Debt or any agreement securing or relating to such Debt if and only if the effect of such failure to make such payment or to perform or observe such other provision is to cause or permit the holder of such Debt or any Person acting on such holder's behalf to cause such Debt to become due prior to its stated maturity;

     (f) The Borrower or any Significant Subsidiary or Unincorporated Venture (other than Insolvent Unincorporated Ventures)(i) shall become insolvent, (ii) shall fail to pay its debts generally as they become due, (iii) shall make a general assignment for the benefit of creditors, (iv) shall voluntarily seek, consent to, or acquiesce in the benefit of any Debtor Relief Law, (v) shall become a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing), or (vi) take any corporate or other action for the purpose of effecting any of the foregoing;

     (g) The Borrower or any Subsidiary or Unincorporated Venture fails to have discharged, within a period of 45 days after the expiration of all rights of appeal, any judgment, warrant of attachment, sequestration, or similar proceeding against any of its respective assets with a value, individually or collectively, in excess of a Material Amount;

     (h) The Borrower or any Subsidiary or Unincorporated Venture shall fail to perform or observe, beyond any grace period provided with respect thereto and provided that the Borrower has been given a notice of default with respect to, any covenant contained in that certain Master Covenant Agreement;

              (i) Any material provision of any Loan Paper after delivery thereof hereunder shall for any reason cease to be valid and binding on the Person (other than any Lender) executing such Loan Paper, or the Borrower or such Person shall so state in writing;

              (j) Collateral Documents after delivery thereof hereunder shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Collateral Liens) in Collateral having an aggregate fair market value in excess of a Material Amount;

              (k) The aggregate value of the Collateral shall be reduced (whether by damage, destruction, condemnation, execution or other process of law or otherwise) by at least $4,000,000, after taking into account all repairs thereto and replacements and substitutions thereof by the Borrower within 90 days of the event that resulted in such reduction of value;

              (l) The Borrower abandons all or any portion of the Collateral having a fair market value, in the aggregate, in excess of a Material Amount without acquiring Collateral of equal or greater value and use to the Collateral so abandoned within 90 days of such abandonment;

              (m) A final judgment or judgments for the payment of money shall be entered by a court or courts against the Borrower or any Subsidiary or Unincorporated Venture and such judgment or judgments remain unstayed or undischarged for a period of 30 days from the date of entry thereof and the aggregate amount of all such judgments exceeds a Material Amount (net of actual insurance coverage if the Lenders receive evidence satisfactory to them that coverage exists);

              (n) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $100,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $100,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $100,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $100,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan in excess of $100,000, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Lender, the Administrative Lender shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the amount of liability that the Borrower or any member of its Controlled Group reasonably is likely to incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $100,000; or

              (o)  A Change of Control shall have occurred.

              Section 6.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

              (a)  With the exception of an Event of Default specified in
Section 6.1(f) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Papers to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Papers to the contrary notwithstanding.

              (b)  Upon the occurrence of an Event of Default specified in
Section 6.1(f) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall automatically forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Papers to the contrary notwithstanding.

              (c) If any Letter of Credit shall be then outstanding, the Administrative Lender may demand upon the Borrower to, and forthwith upon such demand, the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender in such demand for deposit in the L/C Cash Collateral Account, an amount equal to 102% of the maximum amount available to be drawn under the Letters of Credit then outstanding.

              (d) The Administrative Lender, and the Lenders may exercise all of the post-default rights granted to them under the Loan Papers or under Applicable Law.

              (e) The rights and remedies of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.


                                    ARTICLE 7

                            CHANGES IN CIRCUMSTANCES

              Section 7.1 LIBOR BASIS OR CD BASIS DETERMINATION INADEQUATE. If with respect to any proposed LIBOR Advance or CD Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Basis for such proposed LIBOR Advance or the CD Basis for such proposed CD Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance or CD Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances or CD Advances, as appropriate, shall be suspended.

              Section 7.2 ILLEGALITY. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances or CD Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance or CD Advance, as appropriate, owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance or CD Advance, as appropriate, owing to such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Prime Rate Advance from such Lender, and such Lender shall make such Prime Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

     Section 7.3    INCREASED COSTS.

     (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

        (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

       (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any CD Advances or LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material ("INCREASED ADVANCE COSTS"), then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 9.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be materially disadvantageous to such Lender. Notwithstanding the foregoing, any Lender's demand for Increased Advance Costs shall not include any Increased Advance Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Increased Advance Costs unless the effective date of the condition which results in the right to receive Increased Advance Costs is retroactive (the

"INCREASED ADVANCE COSTS RETROACTIVE EFFECTIVE DATE"). If any Increased Advance Costs has an Increased Advance Costs Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Increased Advance Costs Retroactive Effective Date (the "INCREASED ADVANCE COSTS SET DATE"), such Lender shall have the right to receive such Increased Advance Costs from the Increased Advance Costs Retroactive Effective Date. If a Lender does not demand such Increased Advance Costs within 180 days after the Increased Advance Costs Set Date, such Lender may not receive payment of Increased Advance Costs with respect to any period more than 180 days prior to such demand.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances or CD Advances, as appropriate, of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances or CD Advances, as appropriate, the Borrower shall borrow a Prime Rate Advance from the Lender, and the Lender shall make such Prime Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

     Section 7.4 EFFECT ON PRIME RATE ADVANCES. If notice has been given pursuant to Section 7.1, 7.2 or 7.3 hereof suspending the obligation of a Lender to make LIBOR Advances or CD Advances, or requiring LIBOR Advances or CD Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances or CD Advances shall be made instead as Prime Rate Advances.

     Section 7.5 CAPITAL ADEQUACY. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's Commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 9.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "ADDITIONAL COSTS"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. Notwithstanding the foregoing, any Lender's demand for Additional

Costs shall not include any Additional Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Additional Costs unless the effective date of the Regulatory Modification which results in the right to receive Additional Costs is retroactive (the "REGULATORY MODIFICATION RETROACTIVE EFFECTIVE DATE"). If any Regulatory Modification has a Regulatory Modification Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Regulatory Modification Retroactive Effective Date (the "Regulatory Modification Set Date"), such Lender shall have the right to receive such Additional Costs from the Regulatory Modification Retroactive Effective Date. If a Lender does not demand such Additional Costs within 180 days after the Regulatory Modification Set Date, such Lender may not receive payment of Additional Costs with respect to any period more than 180 days prior to such demand. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of manifest error, be conclusive and binding for all purposes.


                                    ARTICLE 8

                             AGREEMENT AMONG LENDERS

     Section 8.1 AGREEMENT AMONG LENDERS. The Lenders agree among themselves that:

     (a) ADMINISTRATIVE LENDER. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Papers; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower.

     (b) REPLACEMENT OF ADMINISTRATIVE LENDER. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should the Administrative Lender or any successor Administrative Lender ever be removed with cause by the Determining Lenders, then the Lender appointed by the other Lenders shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Lenders of a successor Administrative Lender; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Lender or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

     (c) EXPENSES. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Papers if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

     (d) DELEGATION OF DUTIES. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) RELIANCE BY ADMINISTRATIVE LENDER. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) LIMITATION OF ADMINISTRATIVE LENDER'S LIABILITY. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Papers, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Papers, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Papers on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby jointly and severally indemnifies and holds harmless the Administrative Lender, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Lender in any way with respect to any Loan Papers or any action taken or omitted by the Administrative Lender under the Loan Papers (including any negligent action of the Administrative Lender), except to the extent the same result from gross negligence or wilful misconduct by the Administrative Lender.

     (g) LIABILITY AMONG LENDERS. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Papers) to any other Lender, except for acts or omissions in bad faith.

     (h) RIGHTS AS LENDER. With respect to its commitment hereunder, the Advances made by it and Note issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

     Section 8.2 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements delivered to such Lender by the Borrower, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

     Section 8.3 BENEFITS OF ARTICLE. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.

                                    ARTICLE 9

                                  MISCELLANEOUS

     Section 9.1    NOTICES.

     (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

        (i)    If to the Borrower, at:

               La Quinta Inns, Inc.
               112 E. Pecan Street
               San Antonio, Texas  78205
               Attn: Dewey Chambers, Treasurer

       (ii)    If to the Administrative Lender, at:

               NationsBank of Texas, N.A.
               901 Main Street, 67th Floor
               Dallas, Texas  75202
               Attn:  Douglas E. Hutt, Senior Vice President

      (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section 9.2    EXPENSES.  The Borrower shall promptly pay:

     (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Papers, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses and attorneys' fees of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Papers and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Papers; and

     (c) all costs, out-of-pocket expenses and attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Papers, and all costs and out-of-pocket expenses of collection if default is made in the payment of the Notes, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender.

     Section 9.3 WAIVERS. The rights and remedies of the Lenders under this Agreement and the other Loan Papers shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance or the issuance of any Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or the Issuing Bank to honor any further requests for Letters of Credit or preclude the Lenders from exercising any rights available under the Loan Papers or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

     Section 9.4 DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING. Any material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

     Section 9.5 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Debt evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Debt at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 6.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

     Section 9.6    ASSIGNMENT.

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Papers without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) With the prior written consent of the Borrower (which consent may be withheld for any reason or for no reason), a Lender may at any time sell participations in all or any part of its Advances, its Total Commitment, and all other interests of such Lender under this Agreement and the other Loan Papers, including but not limited to the Letters of Credit, the Reimbursement Obligations and the Bond Letters of Credit (collectively, "PARTICIPATIONS") to any banks or other financial institutions ("PARTICIPANTS") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or
(ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, the Bond Letters of Credit or the Reimbursement Obligations, or change in Applicable Revolving Margin or the Applicable Term Margin; or (iii) the release of security for the Obligations having a value in excess of a Material Amount, including without limitation any guarantee; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Article 7 and Section 9.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation. Notwithstanding anything in this Section 9.6(c) to the contrary, a Lender may sell Participations to its affiliates without the prior written consent of the Borrower.

     (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "ASSIGNEE") its rights and obligations under this Agreement and the other Loan Papers; PROVIDED, HOWEVER, that (i) except as otherwise provided herein, each such assignment shall be subject to the prior written consent of the Administrative Lender and the Borrower (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Total Commitment and Advances being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than $10,000,000, (iv) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "ASSIGNMENT AGREEMENT") in substantially the form of EXHIBIT E hereto, together with the Notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative Lender a processing fee of $2,500, and (vi) the Administrative Lender shall give the Borrower notice of any proposed assignment no later than 5 days prior to any assignment by any Lender. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. Notwithstanding anything in this clause (d) to the contrary, Texas Commerce Bank National Association may assign its rights and obligations under this Agreement to Chemical Bank without the prior written consent of the Administrative Lender and the Borrower, but otherwise subject to the restrictions set forth herein.

     (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any Note or Notes subject to such assignment, the Borrower shall, within three Business Days after its receipt of such Assignment Agreement, at its own expense, execute and deliver to the Administrative Lender in exchange for the surrendered Notes new Notes to the order of such Assignee in an amount equal to the portion of the Advances and Total Commitment assigned to it pursuant to such Assignment Agreement and new Notes to the order of the assigning Lender in an amount equal to the portion of the Advances and Total Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of EXHIBITS A AND B hereto.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or Participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

     (h) Except as specifically set forth in this Section 9.6, nothing in this Agreement or any other Loan Papers, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers.

     (i) Notwithstanding anything in this Section 9.6 to the contrary, no Assignee or Participant shall be entitled to receive any greater payment under
Section 2.15 or Section 7.3 than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Assignee or Participant.

     Section 9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 9.8 SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.9 INTEREST AND CHARGES. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Papers, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Papers.

     Section 9.10 CONFIDENTIALITY. Each Lender and the Administrative Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Lender, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Lender, (c) to bank examiners, auditors or accountants of any Lender, (d) to the Administrative Lender or any other Lender, (e) in connection with any litigation to which any one or more of Lenders is a party, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or (ii) pursuant to legal process, or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender an agreement (a "CONFIDENTIALITY AGREEMENT") in substantially the form of EXHIBIT F hereto; and provided finally that in no event shall any Lender or the Administrative Lender by obligated or required to return any materials furnished by the Borrower.

     Section 9.11 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 9.12 AMENDMENT AND WAIVER. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or
(ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Papers, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 9.12, or
(vi) waive the date for payment of any of the Obligations, or (vii) amend the definition of Determining Lenders; or (b) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

     Section 9.13 EXCEPTION TO COVENANTS. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 9.14 NO LIABILITY OF ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 9.15 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER

15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN PAPERS.

     SECTION 9.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 9.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                                LA QUINTA INNS, INC.



                                         By /s/
                                            ------------------------------------
                                         Title: Michael A. Depatie, SVP


ADMINISTRATIVE LENDER:                   NATIONSBANK OF TEXAS, N.A.,
                                           as Administrative Lender



                                         By /s/
                                            ------------------------------------
                                            Douglas E. Hutt,
                                            Senior Vice President

LENDERS:                                NATIONSBANK OF TEXAS, N.A.,
                                          as a Lender
Specified Percentage:
  22.6778%

                                        By   /s/ Douglas E. Hutt
                                           ------------------------------------
                                                 Douglas E. Hutt,
                                                 Senior Vice President

                                        901 Main Street, 67th Floor
                                        Dallas, Texas  75202
                                        Attn: Douglas E. Hutt,
                                              Senior Vice President


                                        CITICORP USA, INC.
Specified Percentage:
  18.6070%

                                        By   /s/ Barbara A. Cohen
                                           ------------------------------------
                                          Title: Barbara A. Cohen
                                                 Vice President

                                        2001 Ross Avenue
                                        Trammell Crow Center
                                        Dallas, Texas  75201
                                        Attn:  Jim Babcock


                                        THE FROST NATIONAL BANK
Specified Percentage:
  9.5102%

                                        By:  /s/ Suzanne Houser
                                           ------------------------------------
                                          Title: Vice President

                                        100 West Houston Street
                                        San Antonio, Texas  78205
                                        Attn:  Suzanne Houser

                                        TEXAS COMMERCE BANK NATIONAL
Specified Percentage:                     ASSOCIATION (successor to Texas
9.5102%                                   Commerce Bank-San Antonio, N.A.
                                          through merger with and into Texas
                                          Commerce Bank National Association)



                                        By:  /s/ Dan M. Danelo
                                           ------------------------------------
                                          Title:

                                        1020 N. E. Loop 410
                                        San Antonio, Texas  78209
                                        Attn:  Dan M. Danelo


                                        BANK OF SCOTLAND
Specified Percentage:
  9.5102%

                                        By:  /s/ Catherine M. Onifrey
                                           ------------------------------------
                                         Title:  Catherine M. Onifrey
                                                 Vice President

                                        380 Madison Avenue
                                        New York, New York 10017
                                        Attention:  Cathy Oniffrey

                                        Copy to:  Citicorp Center
                                                  1200 Smith Street, Suite 2660
                                                  Houston, Texas  77002
                                                  Attn:  Janna Blanter


                                        CONTINENTAL BANK N.A.
Specified Percentage:
  9.5102%

                                        By:  /s/ MaryJo Han
                                           ------------------------------------
                                          Title: Vice President

                                        231 South La Salle Street
                                        Chicago, Illinois 60697
                                        Attention:  Peter Gates

                                        BANK ONE, TEXAS, N.A.
Specified Percentage:
  8.2698%

                                        By:  /s/ Alan L. Miller
                                           ------------------------------------
                                         Title:  Vice President

                                        1717 Main Street, 4th Floor
                                        Dallas, Texas 75201
                                        Attention:  Alan Miller


                                        FIRST INTERSTATE BANK
Specified Percentage:                     OF TEXAS, N.A.
  6.2023%

                                        By:  /s/ John R. Peloubet
                                           ------------------------------------
                                         Title:  Vice President

                                        700 N. St. Mary's Street, Suite 300
                                        San Antonio, Texas  78205
                                        Attn:  John R. Peloubet


                                        U.S. BANK OF WASHINGTON, NATIONAL
Specified Percentage:                     ASSOCIATION
  6.2023%

                                        By:  /s/ Blake R. Howells
                                           ------------------------------------
                                         Title:  Blake R. Howells
                                                 Vice President

                                        309 Southwest 6th Avenue
                                        Portland, Oregon 97204
                                        Attention:  Blake R. Howells

                                   SCHEDULE 1

                              LIBOR LENDING OFFICES


NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas  75202

CITICORP USA, INC.
2001 Ross Avenue
Trammell Crow Center
Dallas, Texas  75201

THE FROST NATIONAL BANK
100 West Houston Street
San Antonio, Texas  78205

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
1020 N. E. Loop 410
San Antonio, Texas  78209

BANK OF SCOTLAND
380 Madison Avenue
New York, New York 10017

CONTINENTAL BANK N.A.
231 South La Salle Street
Chicago, Illinois  60697

BANK ONE, TEXAS, N.A.
1717 Main Street, 4th Floor
Dallas, Texas  75201

FIRST INTERSTATE BANK OF TEXAS, N.A.
700 N. St. Mary's Street, Suite 300
San Antonio, Texas  78205

U.S. BANK OF WASHINGTON NATIONAL ASSOCIATION
309 Southwest 6th Avenue
Portland, Oregon  97204

                                  SCHEDULE TWO
                              LA QUINTA INNS, INC.
                               EXISTING LITIGATION
                             AS OF JANUARY 14, 1994



Josie Betancourt, et al            No Specials to Date;
(Unspecified Demand)               $8,000 Insurance Reserves;
#148 San Antonio, TX               Assault/Robbery

Walter Biegler v. La Quinta        Breach of Contract/Employment Dispute
($7,500,000 Demand)                in connection with a Reduction in Force
Corporate Office-Finance

Karen Brown v. La Quinta           $14,974.41 Specials;
($125,000 latest demand)           $65,000 Insurance Reserves;
#544 Abilene, TX                   P/I; Slip & Fall on Icy Sidewalk

Thelma Courtney v. La Quinta       $1,098.75 Specials;
(Unspecified Demand)               $50,000 Insurance Reserves;
#477 Corpus Christ, TX             P/I; Slip & Fall on Handicap Ramp

Imelda Garza v. La Quinta          No Specials to Date;
(Unspecified Demand)               Insurance Reserves No Set;
#2522 Austin, TX                   P/I; Fall on Handicap Ramp

Ella Gomgocz v. La Quinta          No Specials to Date;
($100,000 latest demand)           $5,000 Insurance Reserves;
#583 Virginia Beach, VA            P/I; Slip & Fall in Puddle of Water;
                                   Back and Leg Injuries

Labib Hamide and Maher             $2,425  Specials;
Gindy vs. La Quinta                $12,500 Insurance Reserves;
(Unspecified Demand)               P/I; Vehicle Accident
#2508 New Orleans, LA

Henry Lowrance v. La Quinta        No Specials to Date;
(Unspecified Demand)               $8,000 Insurance Reserves;
#632 Oklahoma City, OK             P/I; Slip & Fall

Motzny, Kenneth v. La Quinta       No Specials to Date;
(Unspecified Demand)               $2,600 Insurance Reserves;
#2508 New Orleans, LA              P/I; Slipped Getting Off Tour Bus

Anselmo Pellolio v. La Quinta      No Specials to Date;
(Unspecified Demand)               Insurance Reserves No Set
#647 Chula Vista, CA               P/I; Assault/Robbery

N. Burt Peters, Individually       $26,487.21 Specials
and as Administrator of the        $275,000 Insurance Reserves;
Estate of Martha Peters,            P/I; Slip & Fall in Parking Lot;
Deceased v. La Quinta              Broken Hip, Surgery Required;
(Unspecified Demand)               Claimant Deceased due to complications
#2522 Austin, TX                   from Surgery

Prince, Cari v. La Quinta          $3,694.27 Specials;
(Unspecified Demand)               $37,500 Insurance Reserves
#457 Tyler, TX                     P/I; Ice Machine Fell on Guest in
                                   Wheel Chair

Richard Roeben v. La Quinta        Age Discrimination in connection with a
(Unspecified Demand)               Reduction In Force
Corporate Office-Purchasing

Walter Richard v. La Quinta        No Specials To Date;
(250,000 latest demand)            Insurance Reserves Not Set;
#583 Virginia Beach, VA            P/I;Slip & Fall in Shower

Theodore Sitarz v. La Quinta       No Specials To Date;
($150,000 latest demand)            $75,000 Insurance Reserves;
#2597 Tampa, FL                     Assault/Robbery

Fred Smith v. La Quinta            $18,000 Specials;
(Unspecified Demand)               $57,500 Insurance Reserves;
#3684 Tampa, FL                    P/I; Slip & Fall on Driveway

Beatrice Solomon, et at v.         No Specials To Date;
La Quinta                          $7,500 Insurance Reserves;
(Unspecified Demand)               Theft of Purse
#2667 Miami, FL

Lewis Tate, et ux v. La Quinta     No Specials To Date;
(Unspecified Demand)               $45,000 Insurance Reserves;
#2516 Wichita Falls, TX           P/I; Slip & Fall In Parking Lot

Sandra Turner vs. La Quinta        No Specials To Date;
($161,000 latest demand)           $9,000 Insurance Reserves;
#560 Lexington KY                  Theft of Jewelry

Tony Uribe, et al v. La Quinta     No Specials To Date;
(Unspecified Demand)               $13,000 Insurance Reserves;
#533 Texas City, TX                P/I; Stabbing At Denny's

William Waechter v. La Quinta      Age Discrimination in connection with a
(Unspecified Demand)               Reduction In Force
Corporate Office-Accounting

Todd Webb v. La Quinta             $20,790.85 Specials;
($150,000 latest demand)           $130,000 Insurance Reserves;
#4587 Baytown, TX                  Gunshot Wound

Jackie Woodard v. La Quinta        No Specials To Date;
(Unspecified Demand)               Insurance Reserves Not Set;
#695 Las Cruces, NM                P/I; Bedbug Bites

                                   SCHEDULE 3
                              LA QUINTA INNS, INC.
                    SUBSIDIARIES AND UNINCORPORATED VENTURES



                                            STATE OF
          NAME                          INCORPORATION OR           PERCENTAGE OF
                                          ORGANIZATION               OWNERSHIP

La Quinta Realty Corp.                         Texas                     100
La Quinta Plaza Inc.                           Texas                     100
La Quinta Financial Corporation                Texas                     100
La Quinta Investments, Inc.                    Delaware                  100
LQI Acquisition Corporation                    Delaware                  100
LQI Merger Corporation                         Delaware                  100
LQ-Big Apple Joint Venture                     Delaware                  100
LQ-East Irvine Joint Venture                   California                100
La Quinta-Houston I.H. 10, Ltd.                Texas                     50
La QuintaSan Antonio-South Joint Venture       Texas                     50
La Quinta Austin Motor Hotel, Ltd.             Texas                     66.67
La Quinta-Dallas Central Expressway, Ltd.      Texas                     62.96
LQ Motor Inn Venture-Austin No. 530*           Texas                     50
La Quinta-Wichita, Kansas, No. 532, Ltd.       Texas                     50
LQ-Baton Rouge Joint Venture*                  Texas                     80
LQ-West Bank Joint Venture*                    Texas                     60
San Antonio Main Avenue Motel, Ltd.            Texas                     66.67
LQ-LNL Joint Venture                           Texas                     100
LQ CIGNA I*                                    Texas                     1
LQ CIGNA II*                                   Texas                     1
La Quinta Development Partners, L.P.*          Delaware                  40

*Indicates Joint Venture Agreements with a buy/sell provision.

                                   Schedule 4

                             Bond Letters of Credit

1. Letter of Credit No. L111099 in the original stated amount of $4,311,593.75, issued June 27, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Village of Schaumburg, Cook and DuPage Counties, Illinois Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

2. Letter of Credit No. L111100 in the original stated amount of $3,119,895.83, issued June 27, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Savannah Economic Development Authority Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

3. Letter of Credit No. L112005 in the original stated amount of $2,393,635.00, issued July 30, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Texarkana, Texas Industrial Development Corporation Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

4. Letter of Credit No. L112006 in the original stated amount of $2,905,083.33, issued July 30, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Economic Development Corporation of the City of Kalamazoo Economic Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

5. Letter of Credit No. L113898 in the original stated amount of $1,483,229.17, issued October 11, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Industrial Development Board of the Parish of Bossier, Louisiana, Inc. Refunding Revenue Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

6. Letter of Credit No. L114893 in the original stated amount of $2,690,270.83, issued November 19, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the City of El Paso Industrial Development Authority, Incorporated Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

7. Letter of Credit No. L114952 in the original stated amount of $2,148,125.00, issued November 19, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Maverick County Industrial Development Corporation Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

8. Letter of Credit No. L115358 in the original stated amount of $3,273,333.33, issued December 13, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Wheat Ridge, Colorado Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

9. Letter of Credit No. L115359 in the original stated amount of $2,710,729.17, issued December 20, 1991, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the City of Aurora Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991.

10. Letter of Credit No. L116072 in the original stated amount of $6,725,677.08, issued January 22, 1992, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the City of San Bernardino, California Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1992.

11. Letter of Credit No. L119962 in the original stated amount of $4,120,558.90, issued June 3, 1992, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Industrial Development Board of the Parish of East Baton Rouge, Louisiana, Inc. Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1992.

12. Letter of Credit No. L119963 in the original stated amount of $3,273,333.33, issued June 8, 1992, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Peninsula Ports Authority of Virginia Floating Rate Monthly Demand Industrial Development Revenue Bonds, Series 1984 (La Quinta Motor Inns, Inc. Project).

13. Letter of Credit No. L119964 in the original stated amount of $4,120,558.90, issued June 8, 1992, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Village of Elk Grove Village, Cook and DuPage Counties, Illinois Floating Rate Monthly Demand Industrial Development Revenue Bonds, Series 1984 (La Quinta Motor Inns, Inc. Project).

14. Letter of Credit No. L124447 in the original stated amount of $2,726,054.92, issued November 17, 1992, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the Nacogdoches Industrial Development Authority, Inc. Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1992.

15. Letter of Credit No. L129091 in the original stated amount of $3,938,229.17, issued May 18, 1993, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the City of Oakbrook Terrace, DuPage County, Illinois Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1993.

16. Letter of Credit No. L129092 in the original stated amount of $3,835,937.50, issued May 18, 1993, in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the City of Stockton, California Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1993.

17. Letter of Credit No. L133285 in the original stated amount of $3,068,750.00 issued October 13, 1993 in favor of The First National Bank of Chicago in its capacity as Trustee for the benefit of the holders of the City of Virginia Beach Development Authority Industrial Development Revenue Refunding Bonds (La Quinta Inns, Inc. Project) Series 1993.

                                   SCHEDULE 5
                              LA QUINTA INNS, INC.
                                   FACILITIES

PROPERTY NO.      LOCATION                 PROPERTY NO.     LOCATION
- -----------       --------                 ------------     ---------

    165           El Paso, TX                 593        Atlanta East, GA
    451           Ft. Worth West, TX          594        Augusta, GA
    452           El Paso Lomaland, TX        595        Tulsa, OK
    453           Odessa, TX                  632        Del City, OK
    454           Amarillo, TX                644        Denver Westm, CO
    455           Midland, TX                2647        Chula Vista, CA
    456           Rock Springs, WY           2650        Fresno, CA
    457           Tyler, TX                   651        Knoxville, TN
    458           Farmington, NM              653        Denver, CO
    476           Longview, TX                654        Houston Woodlands, TX
    477           Corpus Christi, TX          655        Ventura, CA
    478           Austin, TX                  656        Charlotte, NC
    501           San Antonio, TX             661        Memphis, TN
    505           Houston, TX                 663        Irvine, CA
    506           Laredo, TX                  672        San Angelo, TX
   2509           Albuquerque, NM             673        Moline, IL
   2511           Waco, TX                    679        Arlington Heights, IL
   2516           Wichita Falls, TX           685        Tacoma, WA
    517           Tulsa, OK                   686        Layton, UT
   2521           Lubbock, TX                 687        Galveston, TX
   2522           Austin, TX                  692        Arlington, TX
   2527           Killeen, TX                 695        Las Cruces, NM
    529           Houston, TX                2707        Little Rock, AR
    531           Houston, TX                2708        Jackson, MS
    533           Texas City, TX             2710        San Antonio, TX
   2535           Atlanta, GA                2714        St. Louis, MO
    537           Beaumont, TX                802        Nashville Metro, TN
   2539           College Station, TX        2806        Little Rock, AR
   2450           Memphis, TN                 807        OK City South, OK
    542           Denton, TX                 2809        Cheyenne, WY
   2543           Columbia, SC               2811        Omaha, NE
    544           Abilene, TX                 812        Charleston, SC
   2546           Dallas, TX                 2813        Greenville, SC
    547           Farmers Branch, TX         2814        Indianapolis East, IN
    550           Columbus, OH                915        Del Rio, TX
    552           Dallas, TX                 1106        Fort Worth, TX
    553           Champaign, IL
    556           San Antonio, TX
   2558           Harlingen, TX
    567           San Antonio, TX
    577           Victoria, TX
    571           Little Rock, AR
    581           Lufkin, TX
    582           Temple, TX
    586           Lewisville, TX

                                   SCHEDULE 6
                              LA QUINTA INNS, INC.
                     UNINCORPORATED VENTURES TO BE PURCHASED


La Quinta-Houston I.H. 10, Ltd.
La Quinta-San Antonio South Joint Venture
La Quinta Austin Motor Hotel, Ltd.
LQ Motor Inn Venture-Austin No. 530
LQ Quinta-Dallas Central Expressway, Ltd.
La Quinta-Wichita, Kansas, No. 532, Ltd.
LQ-Baton Rouge Joint Venture
LQ-West Bank Joint Venture
La Quinta Development Partners, L.P.
San Antonio Main Avenue Motel, Ltd.

                                   SCHEDULE 7
                              LA QUINTA INNS, INC.
                                BENEFIT AGREEMENT
                                NOVEMBER 30, 1993



TITLE OF BENEFIT PLAN                                  AMOUNT
- ---------------------                                  ------

Deferred Compensation for Sam Barshop                  $148,148
The Lion's Pleasant Dreams Benefit Plan                 241,861

                                   SCHEDULE 8
                               LA QUINTA INNS, INC.
                        INSOLVENT UNINCORPORATED VENTURES


LQ-Baton Rouge Joint Venture

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


Dallas, Texas                    $_____________                 January 25, 1994


     LA QUINTA INNS, INC., a Texas corporation (the "Borrower"), for value received, promises to pay to the order of____________________________________
("Lender"), at the principal office f________________________________________
________, in lawful money of the United States of America, the principal sum of____________________________________ DOLLARS ($ ______________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Revolving Credit Advances under this Revolving Credit Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Revolving Credit Note is issued pursuant to and evidences Revolving Credit Advances under an Amended and Restated Credit Agreement, dated as of January 25, 1994, among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Revolving Credit Note when due.

     [This Revolving Credit Note modifies, renews, extends and replaces that certain Revolving Credit Note of the Borrower dated as of June 15, 1993 in the principal amount of $_________________ (the "Prior Note") payable to the order of the Lender issued pursuant to that certain Credit Agreement, dated as of June 15, 1993, among the Borrower, the Lender and certain other lenders, and NationsBank of Texas, N.A., as Administrative Lender (the "Original Credit Agreement"), which Original Credit Agreement was amended and restated in its entirety by the Credit Agreement. This Revolving Credit Note (i) does not extinguish the debt evidenced by the Prior Note, (ii) is not intended as, and shall not be construed as, a novation of the debt evidenced by the Prior Note and (iii) is secured by, among other things, all liens and security interests securing the Prior Note.]

     The Borrower and all endorsers, sureties and guarantors of this Revolving Credit Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intention to accelerate the maturity of this Revolving Credit Note, and all other notices of any kind, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Credit Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS REVOLVING CREDIT NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              LA QUINTA INNS, INC.




                            By_________________________

                              Title:

                                    EXHIBIT B

                                 TERM LOAN NOTE


Dallas, Texas                    $______________                January 25, 1994


     LA QUINTA INNS, INC., a Texas corporation (the "Borrower"), for value received, promises to pay to the order of_______________________________ ("Lender"), at the principal office of _________________________________
_____, in lawful money of the United States of America, the principal sum of
___________________________ DOLLARS ($___________________________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Term Loan Advances under this Term Loan Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Term Loan Note is issued pursuant to and evidences Term Loan Advances under an Amended and Restated Credit Agreement, dated as of January 25, 1994, among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Term Loan Note when due.

     [This Term Loan Note modifies, renews, extends and replaces that certain Term Loan Note of the Borrower dated as of June 15, 1993 in the principal amount of $_________________ (the "Prior Note") payable to the order of the Lender issued pursuant to that certain Credit Agreement, dated as of June 15, 1993, among the Borrower, the Lender and certain other lenders, and NationsBank of Texas, N.A., as Administrative Lender (the "Original Credit Agreement"), which Original Credit Agreement was amended and restated in its entirety by the Credit Agreement. This Term Loan Note (i) does not extinguish the debt evidenced by the Prior Note, (ii) is not intended as, and shall not be construed as, a novation of the debt evidenced by the Prior Note and (iii) is secured by, among other things, all liens and security interests securing the Prior Note.]

     The Borrower and all endorsers, sureties and guarantors of this Term Loan Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intention to accelerate the maturity of this Term Loan Note, and all other notices of any kind, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Term Loan Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS TERM LOAN NOTE, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                              LA QUINTA INNS, INC.



                            By ___________________________________
                               Title:

                                    EXHIBIT C

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT


STATE OF TEXAS           Section
                         Section   KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF *[Taylor]*[Potter][Travis]*[Jefferson]*[Brazos]*[Dallas]*[Dallas]
*[Val Verde]*[Denton]*[Dallas]*[Galveston]*[Cameron]*[Harris]*[Harris]*[Bell]*
*[Denton]*[Lubbock]*[Angelina]*[Midland]*[Ector]*[Bexar]*[Bell]*[Galveston]*
*[Smith]*[McLennan]*[Wichita]*[Tarrant]*[Bexar]*[Gregg]*[Nueces]*[Travis]
Section



     THAT, LA QUINTA INNS, INC. (formerly known as La Quinta Motor Inns, Inc.), a Texas corporation ("GRANTOR"), in order to secure the payment of the indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to MICHAEL F. HORD, Trustee, of 901 Main Street, 68th Floor, Dallas, Dallas County, Texas ("TRUSTEE") for the benefit of NATIONSBANK OF TEXAS, N.A., a national banking association ("NATIONSBANK TEXAS"), having its principal office at 901 Main Street, 67th Floor, Dallas, Texas 75202, as the administrative lender (in such capacity NationsBank Texas is called "ADMINISTRATIVE LENDER") on behalf of NationsBank Texas, The Frost National Bank, Texas Commerce Bank National Association (successor to Texas Commerce Bank-San Antonio, N.A. through merger with and into Texas Commerce Bank National Association), First Interstate Bank of Texas, N.A., Bank of Scotland, Citicorp USA, Inc., Continental Bank N.A., Bank One, Texas, N.A. and U.S. Bank of Washington, National Association and each other lender which is hereafter a party to the Credit Agreement (as defined below) (collectively, "LENDERS" and singly, a "LENDER"), all of the real estate situated in the County of *[Taylor]*[Potter]*[Travis]*[Jefferson]*[Brazos]* *[Dallas]*[Dallas]*[ValVerde]*[Denton]*[Dallas]*[Galveston]*[Cameron]*[Harris]*
*[Harris]*[Harris]*[Bell]*[Denton]*[Lubbock]*[Angelina]*[Midland]*[Ector]*
*[Bextar]*[Bell]*[Galveston]*[Smith]*[McLennan]*[Wichita]*[Tarrant]*[Bexar]*
*[Gregg]*[Nueces]*[Travis] and State of Texas described in EXHIBIT A attached hereto and made a part hereof (the "LAND"), together with (i) all the buildings and other improvements now on or that may be hereafter placed on the Land; (ii) Grantor's interest in all materials, equipment, fixtures or other property whatsoever, now or hereafter attached to, installed in, or used in connection with the buildings and other improvements now erected or hereafter to be erected on the Land, including, but not limited to, all heating, plumbing, lighting, water heating, cooking, laundry, refrigerating, incinerating, ventilating and air conditioning equipment, cable and satellite and earth-receiving systems for the reception and distribution of audio, video and data transmissions (whether owned individually or jointly with others), disposals, dishwashers, refrigerators and ranges, utility lines and equipment (whether owned individually or jointly with others), sprinkler systems, fire extinguishing apparatus and equipment, water tanks, engines, machines, elevators, motors, cabinets, shades, blinds, partitions, window screens, screen doors, storm windows, awnings, drapes, and rugs and other floor coverings, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, all of which property and things are hereby declared to be permanent fixtures and accessions to the freehold and part of the realty conveyed herein as security for the indebtedness herein mentioned;
(iii) Grantor's interest in all easements and rights of way now or hereafter used in connection with any of the foregoing real estate or as a means of ingress to or egress from said real estate; (iv) Grantor's interest, now or hereafter acquired, in and to any streets, ways, alleys and/or strips and gores of land adjoining the Land or any part thereof; and (v) all rights, estates, hereditaments, powers and privileges appurtenant or incident to the foregoing.

     TO HAVE AND TO HOLD the foregoing property (the "MORTGAGED PROPERTY") unto Trustee and his successors or substitutes in this trust and to his or their successors and assigns, IN TRUST, however, upon the terms, provisions and conditions herein set forth.

     In order to secure the payment of the indebtedness described in this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement ("DEED OF TRUST") and the performance of the obligations, covenants, agreements and undertakings of Grantor described in this Deed of Trust, Grantor further grants to Administrative Lender a security interest and lien in Grantor's right, title and interest in and to all present and future (i) goods, inventory, equipment, furnishings, fixtures, furniture, chattels owned by Grantor now or hereafter attached or affixed to or used in or about the building or buildings now erected or hereafter to be erected on the Mortgaged Property, or otherwise located on the Mortgaged Property, (ii) fixtures, accessions and appurtenances to any of the foregoing or following, (iii) renewals or replacements of or substitutions for any of the foregoing or following,
(iv) building materials and equipment now or hereafter delivered to such premises and intended to be installed therein, (v) occupancy agreements, leases, rents (including security and other deposits and advance rentals under occupancy agreements and lease agreements now or at any time hereafter covering or affecting any of the Mortgaged Property and all property described in this PARAGRAPH and held by or for the benefit of Grantor), fees, royalties, bonuses, issues, room rents, deposits for lodging, profits, revenues or other income or benefits of whatever nature received or due in connection with the Mortgaged Property and all property described in this PARAGRAPH, (vi) monetary deposits which Grantor has been required to give to any public or private utility with respect to utility services furnished to the Mortgaged Property, (vii) money, funds, deposit accounts, instrument, documents, and general intangibles arising from or related to the Mortgaged Property, (viii) notes or chattel paper arising from or by virtue of any transactions related to the Mortgaged Property and all property described in this PARAGRAPH, (ix) permits, licenses, franchises, certificates, and agreements relating to the foregoing, and all other rights and privileges obtained in connection with the Mortgaged Property and all property described in this PARAGRAPH, (x) plans, specifications, maps, surveys, reports, operating and management contracts, architectural, engineering, construction and development contracts, books of account, insurance policies, guarantees, warranties and other documents, of whatever kind or character, relating to the ownership, use, construction upon, occupancy, leasing, sale or operation of the Mortgaged Property and all property described in this PARAGRAPH, (xi) oil, gas and other hydrocarbons and other minerals produced from or allocated to the Mortgaged Property and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise, (xii) all proceeds from the taking of any of the Mortgaged Property and any property described in this PARAGRAPH or any rights appurtenant thereto by right of eminent domain or by private or other purchase IN LIEU thereof, (xiii) all proceeds (including premium refunds) of each policy of insurance relating to the Mortgaged Property and any property described in this PARAGRAPH, (xiv) all guarantees, sureties and other agreements assuring performance of any obligation of any tenant, licensee or other occupant of the Mortgaged Property or any part thereof and all property described in this PARAGRAPH, and (xv) all proceeds arising from or by virtue of the sale, lease or other disposition of the Mortgaged Property and any property described in this PARAGRAPH (all of the property described in this PARAGRAPH hereinafter collectively called the "PERSONAL PROPERTY") and all proceeds and products of the Personal Property. (The Mortgaged Property and the Personal Property are hereinafter sometimes collectively called the "PROPERTY").


                                   ARTICLE I.

                              SECURED INDEBTEDNESS

     1.1. SECURED INDEBTEDNESS. This Deed of Trust is made to secure and enforce the payment of the following agreements, documents, obligations, indebtedness and liabilities: (a) all present and future obligations, indebtedness and liabilities, and all modifications, renewals and extensions of all or any part thereof of Grantor to Administrative Lender and Lenders arising from, by virtue of, or pursuant to the Amended and Restated Credit Agreement dated as of January 25, 1994 among Grantor, Administrative Lender and Lenders (the Credit Agreement, as amended, modified, renewed, extended or restated from time to time, the "CREDIT AGREEMENT"), the Notes (as defined in the Credit Agreement), the L/C Related Documents (as defined in the Credit Agreement) and the other Loan Papers (as defined below) and (b) all indebtedness and obligations incurred or arising pursuant to the provisions of this Deed of Trust; PROVIDED, this Deed of Trust shall not secure any indebtedness or obligations arising under any Bond Document (as defined in the Credit Agreement). It is contemplated that Grantor may hereafter become indebted to Administrative Lender and Lenders pursuant to the Credit Agreement. The indebtedness referred to in this SECTION 1.1 is hereinafter sometimes called the "SECURED INDEBTEDNESS". This Deed of Trust, the Credit Agreement, the Notes and all other instruments, certificates, affidavits or documents evidencing, governing, securing, guaranteeing, or relating to the Secured Indebtedness, all as amended, modified, renewed, extended or restated from time to time, are hereinafter called the "LOAN PAPERS".

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     2.1. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Trustee, Administrative Lender and Lenders as follows:

          (a) TITLE AND AUTHORITY. Grantor is the lawful owner of good and indefeasible fee simple title to the Property, subject only to the matters described in EXHIBIT B attached hereto and made a part hereof (the "PERMITTED ENCUMBRANCES") and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the Mortgaged Property and to grant a security interest in the Personal Property.

          (b) COMPLIANCE WITH COVENANTS AND LAWS. The construction, occupancy, operation and use of the Property and the intended use thereof by Grantor (subject to the provisions of ARTICLE V) complies with all laws, statutes, ordinances, rules, regulations, orders and determinations of any governmental authority and any board of fire underwriters (or any body exercising similar functions) and any restrictive covenants or deed restrictions (whether recorded or otherwise), including, without limitation, all applicable zoning, subdivision, platting, licensing, building, flood disaster, statutes, ordinances, rules, regulations, orders and determinations of any governmental authority that pertain to the ownership of the Property and the conduct of business thereon by Grantor (hereinafter sometimes collectively called "APPLICABLE LAWS"), except where the failure to so comply could not impair the validity, enforceability or priority of this Deed of Trust or the liens and security interests granted hereunder or have a material adverse effect on (i) the consolidated financial condition or prospects of Grantor and any of its subsidiaries taken as a whole, (ii) the value of the Property taken as a whole, or (iii) Grantor's use of, and business operations of, the Property taken as a whole (hereinafter collectively called "MATERIAL ADVERSE EFFECT"). The Property and Grantor's operation of the Property comply with the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101, ET SEQ., and the regulations related thereto. Grantor has obtained all requisite zoning, utility, building, health, operating and occupancy permits from the governmental authorities having jurisdiction over the Property, except where the failure to obtain such zoning and permits would not have a Material Adverse Effect.

          (c) NO SUITS. There are no judicial or administrative actions, suits, arbitrations or proceedings pending or, to the best of Grantor's conscious actual knowledge threatened, affecting the Property which, if adversely determined, would be reasonably likely to have a Material Adverse Effect, or involving the validity, enforceability or priority of this Deed of Trust.

          (d) PERMITTED ENCUMBRANCES. The Property is free and clear from all liens, security interests and encumbrances except the lien and security interest evidenced hereby and the encumbrances and other matters set forth in EXHIBIT B. The Secured Indebtedness constitutes, in part, a renewal and modification of certain existing indebtedness of Grantor to Administrative Lender and Lenders, which existing indebtedness is secured by certain deeds of trust, mortgages, assignments, security agreements, financing statements and/or other security documents heretofore executed and delivered by Grantor to, or for the benefit of, Administrative Lender and/or Lenders, including, without limitation, any of such security documents as are described in EXHIBIT B attached hereto (collectively, the "EXISTING COLLATERAL DOCUMENTS"). Notwithstanding the execution and delivery by Grantor of this Deed of Trust, the Existing Collateral Documents are each hereby ratified and confirmed by Grantor, and same shall continue in full force and effect, as additional security for the Secured Indebtedness.

          (e) CONDITION OF PROPERTY. The Mortgaged Property is served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the Grantor's current use thereof on the date hereof at or within the boundary lines of the Mortgaged Property. All streets, alleys and easements (including without limitation easements for ingress and egress, easements for vehicular traffic and parking and for pedestrian traffic, easements for utilities, and easements for reciprocal uses) necessary to serve Grantor's current use of the Mortgaged Property have been completed and are serviceable, such streets, alleys and easements have been dedicated and accepted by applicable governmental entities, and/or all agreements creating such easements have been filed of record in the real property records of *[Taylor]*[Potter]*[Travis]*[Jefferson]* *[Dallas]*[Dallas]*[Val Verde]*[Denton]*[Dallas]*[Galveston]*[Cameron]*
     *[Harris]*[Harris]*[Bell]*[Denton]*[Lubbock]*[Angelina]*[Midland]*
     *[Ector]*[Bexar]*[Bell]*[Galveston]*[Smith]*[McLennan]*[Wichita]*[Tarrant]*
     *[Bexar]*[Gregg]*[Nueces]*[Travis] County, Texas. The Mortgaged Property is in reasonably good condition and repair and proper working order, and is free from damage caused by fire or other casualty. Grantor has no actual knowledge of any latent or patent structural or other significant defect or deficiency in the Mortgaged Property that (i) would materially and adversely affect Grantor's intended use of the Mortgaged Property or (ii) have a Material Adverse Effect. None of the Mortgaged Property is within a flood plain. None of the improvements on the Mortgaged Property create an encroachment over, across or upon any of the Mortgaged Property boundary lines, rights of way or easements, and no buildings or other improvements on adjoining land create such an encroachment, except as disclosed on the survey of the Land delivered to Administrative Lender. There is, to the actual knowledge of Grantor, no condemnation proceeding pending or threatened that would affect the Mortgaged Property.

          (f) WARRANTY. Grantor will warrant and forever defend the title to the Mortgaged Property against the claims of all persons whomsoever claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances.

     2.2. COVENANTS AND AGREEMENTS. So long as the Secured Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with Trustee, Administrative Lender and Lenders as follows:

          (a)  TAXES ON LIEN.

          In the event of the existence, at any time, of any law of the State of Texas or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Trustee, Administrative Lender or any Lender the payment of the whole or any part of the taxes (other than taxes imposed on the overall income of Lenders, Trustee or Administrative Lender) or assessments or charges or liens herein required to be paid by Grantor, or relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the trustee or beneficiary or mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or any of the Secured Indebtedness or Trustee, Administrative Lender or any Lender, then, and in any such event, Grantor, upon demand by Trustee, Administrative Lender or any Lender, shall to the extent not prohibited by Applicable Law, pay such taxes, assessments, charges or liens, or reimburse Trustee, Administrative Lender or such Lender therefor.

          (b) AD VALOREM TAXES. Grantor will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Property, or any part thereof, and upon request of Administrative Lender will furnish Administrative Lender with receipts showing payment of such taxes and assessments prior to the applicable delinquency date therefor; except that Grantor in good faith may contest, by appropriate proceedings, the validity, applicability or amount of any asserted tax or assessment, and, pending such contest, Grantor shall not be deemed in Default hereunder if, prior to delinquency of the asserted tax or assessment, Grantor establishes an escrow, or provides security reasonably acceptable to Administrative Lender, or reserves have been established adequate to cover the payment of such tax or assessment with costs, interest and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow and/or security shall be returned to Grantor upon payment of all such taxes, assessments, costs, interest and penalties), and if Grantor promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest and penalties thereon, promptly after such judgment becomes final; PROVIDED, HOWEVER, that in any event each such contest shall be concluded and the tax assessment, costs, interest and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold. No reserve (or security required in SECTION 2.2(d)) is required until such time that the aggregate of alleged unpaid ad valorem taxes on all properties of Grantor which secure the Secured Indebtedness and all unpaid debts described in SECTION 2.2(d) shall exceed $100,000.

          (c) OPERATION OF PROPERTY. Grantor will operate, and will cause the operation of, the Property in a reasonably good and workmanlike manner and in accordance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith, except where the failure to so operate and pay such fees or charges would not have a Material Adverse Effect. Grantor will keep, and will cause the keeping of, the Property occupied to the extent necessary not to impair the insurance carried thereon. Grantor will not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Applicable Law, or except where the failure to so occupy would not have a Material Adverse Effect, which constitutes a public or private nuisance or which makes void, voidable or cancelable, any insurance then in force with respect thereto. Grantor will not, without the prior written consent of Administrative Lender, initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner as would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws. Grantor will not, without the prior written consent of Administrative Lender, impose any restrictive covenants or encumbrances upon the Property which does not constitute a Permitted Encumbrance, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality. Grantor shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property. Grantor will not do or permit anything to cause the value of the Property to be materially lessened. If Grantor receives a written notice or claim from any federal, state or other governmental entity pertaining to the Property, including specifically but without limitation a notice that the Property is not in compliance with any Applicable Law, Grantor promptly will furnish a copy of such notice or claim to Administrative Lender.

          (d) DEBTS FOR CONSTRUCTION. Grantor will cause all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property, incurred in the construction, maintenance, operation and development of the Property, to be paid before the same become delinquent. Notwithstanding the foregoing, Grantor in good faith may contest, by appropriate proceedings, the validity, applicability or amount of any asserted mechanics' or materialmen's liens, and, pending such contest, Grantor shall not be deemed in Default hereunder if Grantor provides Administrative Lender with security reasonably satisfactory to Administrative Lender and if Grantor promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; PROVIDED, HOWEVER, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid, bonded around or otherwise removed prior to the date any writ or order is issued under which the Property may be sold. No security (or reserve required in SECTION 2.2(b) above) is required until such time that the aggregate of alleged unpaid ad valorem taxes on all properties of Grantor which secure the Secured Indebtedness and all unpaid debts described in this SECTION 2.2(d) shall exceed $100,000.

          (e) REPAIR AND MAINTENANCE. Grantor will keep the Property reasonably in good order, repair, operating condition and appearance, causing all reasonably necessary repairs, renewals, replacements, additions and improvements promptly to be made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate, normal wear and tear and casualty excepted. Grantor promptly will replace all worn-out or obsolete fixtures or personal property covered by this Deed of Trust that are reasonably necessary in the operation of the Property with fixtures or personal property comparable to the replaced fixtures or personal property, and will repaint the Property when reasonably needed. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Administrative Lender, do or permit to be done anything to the Property that materially may impair its value, including but not limited to
     (i) removing from the Property any fixtures or personal property covered by this Deed of Trust (but not including any personal property in which Grantor is the lessee thereof) which are necessary or desirable in the operation of the Property, except such as is replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that (A) created by this Deed of Trust or any other Loan Paper, (B) otherwise permitted in the Loan Papers or (C) in respect of capitalized leases) or such as is permitted to be removed by a tenant pursuant to such tenant's lease or (ii) making any structural or other alteration to the Property that materially impairs the value thereof. Nothing contained herein will prevent tenants of the Property from making alterations and improvements expressly permitted under their leases. Upon request of Administrative Lender, Grantor will deliver to Administrative Lender an inventory describing and showing the make, model, serial number and location of all fixtures and personal property used in the management, maintenance and operation of the Property, with a certification by Grantor that said inventory is a true and complete schedule of all such fixtures and personal property used in the management, maintenance and operation of the Property, that such items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Property, and that all such items are owned by Grantor free and clear of any lien or security interest (except the Permitted Encumbrances).

          (f) INSURANCE AND CASUALTY. Grantor will keep the Property insured against loss or damage by fire, explosion, windstorm, hail, flood (as to any portion of the Property which shall at any time be located in an identified "flood prone" area in which flood insurance has been made available pursuant to the Flood Disaster Protection Act of 1973, and then in the amount of the outstanding balance of the Notes or the maximum amount of coverage available, whichever is less), tornado and such other hazards as required by Administrative Lender and consistent with industry standards. Notwithstanding the foregoing, Debtor further covenants and agrees to keep the property insured by policies of fire, extended coverage and other insurance in such company or companies, rated by Best "A" or better and upon such terms and provisions, and with such endorsements, all as reasonably may be acceptable to Administrative Lender and consistent with industry standards. Grantor further agrees that Grantor will deliver to Administrative Lender certified copies of all such policies, receipts evidencing the payment of all premiums, and certificates of insurance addressed to Administrative Lender, evidencing renewals of all such policies of insurance before any such insurance shall expire, and otherwise evidencing compliance with the insurance requirements set forth herein. All insurance policies required pursuant to this SECTION 2.2(f) shall contain a prohibition against cancellation, material endorsement, material alteration or reissuance of such policy effecting a change in coverage thereunder unless such insurer first shall have given Administrative Lender 30 days prior written notice thereof. All fire, extended and other insurance coverage insurance policies required hereunder shall be on a replacement cost basis in an amount not less than that necessary to comply with any co-insurance percentage stipulated in the policy, but not less than 100% of the Property's insurable value, and shall be subject to deductibles, if any, not to exceed the lesser of 1% of the face amount of the policy or $100,000. Without limiting the discretion of Administrative Lender with respect to required endorsements to insurance policies, Grantor further agrees that all insurance policies shall provide that proceeds thereunder will be jointly payable to Administrative Lender and Grantor, for the benefit of Grantor and Administrative Lender (for the benefit of Lenders) as their interests may appear pursuant and subject to a mortgagee clause (without contribution) of standard form attached to or otherwise made a part of the applicable policy. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment in whole or in part of the Secured Indebtedness, all right, title and interest of Grantor in and to such policies then in force concerning the Property and all proceeds payable thereunder (to the extent of, but not to exceed, the Mortgaged Indebtedness) shall vest in the purchaser at such foreclosure or other transferee in the event of such other transfer of title. In the event any of the Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Administrative Lender may, but shall not be obligated to, make proof of loss if not made promptly by Grantor, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss jointly to Administrative Lender and Grantor, and
     (iii) Administrative Lender shall apply the insurance proceeds as follows:

               (A) FIRST, to reimburse Administrative Lender or Trustee for all reasonable and necessary costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of such proceeds;

               (B) SECOND, if a Default has not occurred, proceeds of insurance from losses shall be used at Grantor's option by Grantor (i) for repair or replacement of Property (to the extent necessary not to cause an Event of Default pursuant to SECTION 6.1(k) of the Credit Agreement) and Grantor shall provide Administrative Lender with evidence satisfactory to Administrative Lender of such use or (ii) to be applied to Secured Indebtedness (which shall permanently reduce the Total Commitment, as defined in the Credit Agreement); PROVIDED, the order of application of such proceeds to the Secured Indebtedness shall be at the discretion of Determining Lenders; and

               (C) THIRD, if a Default has occurred, proceeds of insurance from losses shall at Determining Lenders' (as defined in the Credit Agreement) option be applied to Secured Indebtedness (which shall permanently reduce the Total Commitment, as defined in the Credit Agreement, by such amount) or to repair or replacement of Property; PROVIDED, the order of application of such proceeds to the Secured Indebtedness shall be at the discretion of Determining Lenders.

     In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and Grantor shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in material damage to or material loss or destruction of the Property, Grantor shall give immediate notice thereof to Administrative Lender and, if Grantor elects to restore the Property to its prior condition (pursuant to SECTION 2.2(f)(iii)(B)), Grantor, at Grantor's sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, promptly shall restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and reasonably and promptly approved by Administrative Lender. Grantor hereby irrevocably appoints Administrative Lender Grantor's attorney-in-fact, with full authority in place and stead of Grantor and in the name of Grantor or otherwise, after the occurrence of any Default and the continuance of same to obtain any insurance required to be obtained pursuant to this SECTION 2.2(f) and which is not so obtained and to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith. The appointment of Administrative Lender as Grantor's attorney-in-fact is coupled with an interest and is irrevocable prior to final payment in full of the Secured Indebtedness.

          (g) LIABILITY AND OTHER INSURANCE. Grantor shall maintain comprehensive general liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Property, in standard form and with such insurance company or companies and policy coverage limits and terms as reasonably may be acceptable to Administrative Lender, and such other insurance as Administrative Lender from time to time reasonably may require, with companies rated by Best as "A" or better, upon such terms and provisions, in such amounts, and with such endorsements, all as reasonably are approved by Administrative Lender. Grantor shall maintain with respect to each policy or agreement evidencing such comprehensive general liability insurance such endorsements as reasonably may be required by Administrative Lender consistent with accepted industry practice and shall at all times deliver and maintain with Administrative Lender certified copies of all such policies, receipts evidencing the payment of all premiums, and certificates of insurance addressed to Administrative Lender, evidencing renewals of all such policies of insurance 30 days before any such insurance shall expire, and otherwise evidencing compliance with the insurance requirements set forth herein. All insurance policies required pursuant to this SECTION 2.2(g) shall contain a prohibition against cancellation, material endorsement, material alteration or reissuance of such policy effecting a change in coverage thereunder unless such insurer first shall have given Administrative Lender 30 days prior written notice thereof. Without limiting the discretion of Administrative Lender with respect to required endorsements to insurance policies, Grantor further agrees that all insurance policies described in this SECTION 2.2(g) shall name Administrative Lender, for the benefit of Lenders, as an additional insured party, as their interests may appear.

          (h) CONDEMNATION. Promptly upon obtaining actual knowledge of the institution of any proceedings for the condemnation of the Property or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Grantor will notify Administrative Lender of the pendency of such proceedings. Administrative Lender may participate in any such proceedings if in the reasonable opinion of Administrative Lender such participation is necessary to protect the rights or interests of Administrative Lender or Trustee, and Grantor shall from time to time deliver to Administrative Lender all instruments reasonably requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale IN LIEU of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to Administrative Lender and shall be applied as follows:

               (i) FIRST, to reimburse Grantor, Administrative Lender or Trustee for all reasonable and necessary costs and expenses, including reasonable attorneys' fees, incurred in connection with collection of such proceeds;

               (ii) SECOND, if a Default has not occurred, at Grantor's option,
          (a) for replacement of Property (to the extent necessary not to cause an Event of Default pursuant to SECTION 6.1(k) of the Credit Agreement) and Grantor shall provide

          Administrative Lender with evidence satisfactory to Administrative Lender of such use or (b) to the payment of Secured Indebtedness (which shall permanently reduce the Total Commitment, as defined in the Credit Agreement, by such amount); PROVIDED, the order of application of such proceeds to the Secured Indebtedness shall be at the discretion of Determining Lenders;

               (iii) THIRD, if a Default has occurred, to the payment of Secured Indebtedness (which shall permanently reduce the Total Commitment, as defined in the Credit Agreement, by such amount); PROVIDED, the order of application of such proceeds to the Secured Indebtedness shall be at the discretion of Determining Lenders; and

               (iv) FOURTH, to the extent of the balance (if any) of such proceeds, to Grantor or other party legally entitled thereto.

     Grantor hereby assigns and transfers all such proceeds, judgments, decrees and awards to Administrative Lender, for the benefit of Lenders, and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Administrative Lender may reasonably request; PROVIDED, HOWEVER, the disbursement of such proceeds, judgments, decrees and awards shall be applied as provided above in this SECTION 2.2(h). Administrative Lender is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award if in the reasonable judgment of Administrative Lender the failure of Grantor to timely perform such acts could reasonably be expected to have a Material Adverse Effect. Neither Administrative Lender nor any Lender shall be, in any event or circumstances, liable or responsible for failure to collect, or for failure to exercise diligence in the collection of, any such proceeds, judgments, decrees and/or awards.

          (i) PROTECTION AND DEFENSE OF LIEN. If the validity or priority of this Deed of Trust or of any rights, titles, liens or security interests created or evidenced hereby with respect to the Property or any part thereof shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give prompt written notice thereof to Administrative Lender and at Grantor's own cost and expense diligently will endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Trustee and Administrative Lender, or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in their judgment and discretion reasonably may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Deed of Trust and the rights, titles, liens and security interests created or evidenced hereby, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Property, the purchase of any tax title and the removal of prior liens or security interests which do not constitute Permitted Encumbrances, and all reasonable expenses so incurred of every kind and character shall be a demand obligation owing by Grantor, and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment. Should Trustee or Administrative Lender intend to take any such action described in the immediately preceding sentence, Trustee or Administrative Lender, as appropriate, shall, subject to the immediately succeeding PROVISO, prior to taking any such action notify Grantor of such intention and give Grantor a reasonable opportunity to provide such defense or protection; PROVIDED, HOWEVER, if in the reasonable opinion of Trustee or Administrative Lender the giving of such notice and opportunity to provide such defense or protection would impair or hinder such defense or protection or would otherwise be disadvantageous to rights or interests of Trustee or Administrative Lender hereunder or the rights, title, liens or security interests created or evidenced hereby, Trustee and Administrative Lender shall have no obligation to give such notice and opportunity to provide such defense or protection.

          (j) PERMITTED ENCUMBRANCES. Grantor will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Grantor will not modify or permit any modification of any Permitted Encumbrance the result of which would have a Material Adverse Effect without the prior written consent of Administrative Lender.

          (k) BOOKS AND RECORDS. Grantor will permit all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Property to be inspected and copied by Administrative Lender and its representatives at all times during reasonable business hours.

          (l) LEASES. Grantor may not lease or enter into any other occupancy agreement (other than agreements related to hotel and motel room occupancy entered into in the normal course of Grantor's operation of the Property) covering any of the Property without the prior written consent of Administrative Lender.

          (m) FEES AND EXPENSES; INDEMNIFICATION. Grantor will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, attorney's fees, and all other costs and expenses of every character reasonably and properly incurred by Grantor, Trustee, Administrative Lender or Lenders in connection with this Deed of Trust, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Grantor as owner of the Property, and will reimburse Trustee, Administrative Lender and Lenders for all such costs and expenses incurred by each of them. Grantor shall pay all reasonable and proper expenses and reimburse Trustee, Administrative Lender and Lenders for any reasonable and necessary expenditures, including reasonable attorney's fees and legal expenses, incurred or expended in connection with (i) the breach, by Grantor of any covenant herein or (ii) Trustee's or Administrative Lender's or Lender's reasonable exercise of any of the rights and remedies hereunder or Trustee's or Administrative Lender's or Lenders' reasonable protection of the Property and the lien and security interest therein. Grantor will indemnify and hold harmless Trustee, Administrative Lender and Lenders (for purposes of this SECTION 2.2(m), the terms "ADMINISTRATIVE LENDER" and "LENDERS" shall include the directors, officers, employees and agents of Administrative Lender and Lenders and any persons or entities owned or controlled by or affiliated with Administrative Lender and Lenders) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Property or with this Deed of Trust. The foregoing indemnities shall not apply with respect to matters caused by or arising out of the gross negligence or willful misconduct of Administrative Lender, Lenders and/or Trustee. Grantor agrees, however, that it expressly intends to indemnify Administrative Lender, Lenders and Trustee from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses arising out of their ordinary negligence. The foregoing indemnities, however, shall not apply with respect to any losses, liabilities, claims, damages or expenses incurred by Administrative Lender, Lenders or Trustee in any action or proceeding by Grantor against Administrative Lender, Lenders or Trustee unless Administrative Lender, Lenders or Trustee prevail in such action or proceeding. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Deed of Trust but will survive foreclosure of this Deed of Trust or conveyance IN LIEU of foreclosure and the repayment of the Secured Indebtedness and the discharge and release of this Deed of Trust and the other Loan Papers. Any amount to be paid hereunder by Grantor to Administrative Lender, Lenders and/or Trustee shall be a demand obligation owing by Grantor to Administrative Lender, Lenders and/or Trustee and shall be subject to and governed by the provisions of
     SECTION 2.3 hereof.

          (n) ESTOPPEL CERTIFICATE. Grantor shall at any time and from time to time furnish promptly upon request a written statement in such form as may be reasonably required by Administrative Lender stating that this Deed of Trust is a valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, subject to Debtor Relief Laws (as such term is defined in the Credit Agreement); that this Deed of Trust has not been released, subordinated or modified; and that to the best of Grantor's knowledge there are no offsets or defenses against the enforcement of this Deed of Trust, or if any of the foregoing statements are untrue, specifying the reasons therefor.

          (o) COMPLIANCE WITH LAWS. Grantor shall, and shall use reasonable efforts to cause any tenant, licensee or occupant of the Property to, comply with all applicable restrictive covenants and all Applicable Laws with respect to which the failure to so comply would have a Material Adverse Effect.

          (p) TAX AND INSURANCE ESCROW. In order to secure the performance and discharge of Grantor's obligations under SECTION 2.2(b), (f) and (g), but not IN LIEU of such obligations, Grantor will upon written request of Administrative Lender, deposit with Administrative Lender upon the occurrence and continuance of a Default, a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this SECTION 2.2(p) shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a lien against the Property) against the Property for the then current year and the premiums for such policies of insurance for the then current year, all as estimated by Administrative Lender and prorated to the end of the calendar month following the month during which such Default occurred, and thereafter will deposit with Administrative Lender, on the last day of each month, sufficient funds (as estimated from time to time by Administrative Lender) to permit Administrative Lender to pay, at least 15 days prior to the delinquency date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. Administrative Lender shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Administrative Lender for future use, applied to any Secured Indebtedness, or refunded to Grantor, at Administrative Lender's option; and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Administrative Lender. All such funds so deposited shall bear interest at the normal interest rate for money market deposits at NationsBank Texas, may be mingled with the general funds of Administrative Lender and shall be applied by Administrative Lender toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Administrative Lender by Grantor (which statements shall be presented by Grantor to Administrative Lender a reasonable time before the applicable amount is due); PROVIDED, HOWEVER, that if Administrative Lender has made demand for payment of all of the Secured Indebtedness, such funds may at Administrative Lender's option be applied to the payment of the Secured Indebtedness in the order determined by Administrative Lender and that Administrative Lender may at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor's interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor's interest in and rights to such funds held by Administrative Lender under this SECTION 2.2(p) but subject to the rights of Administrative Lender hereunder.

          (q) FURTHER ASSURANCES. Grantor will, on request of Administrative Lender, (i) promptly correct any defect or error which may be discovered in the contents of this Deed of Trust or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof;
     (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Deed of Trust and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Administrative Lender to protect the lien or the security interest hereunder against the rights or interests of third persons, and Grantor will pay all reasonable costs connected with any of the foregoing; (iv) use reasonable efforts to cause any tenant under any lease agreement of any of the Property to furnish any instrument or perform any act deemed advisable by Administrative Lender to protect the lien or the security interest hereunder; and (v) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be reasonably necessary or proper in the reasonable determination of Administrative Lender to enable Administrative Lender to comply with the requirements or requests of any agency having jurisdiction over Administrative Lender or Lenders or any examiners of such agencies with respect to the Secured Indebtedness, Grantor or the Property.

     2.3. RIGHT OF ADMINISTRATIVE LENDER TO PERFORM. Grantor agrees that, if Grantor fails to perform any act or to take any action which hereunder Grantor is required to perform or take, or to pay any money which hereunder Grantor is required to pay, Administrative Lender, in Grantor's name or in its own name and after the giving of any required notice and expiration of any applicable cure period, may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any reasonable expenses so incurred by Administrative Lender, and any money so paid by Administrative Lender, shall be a demand obligation owing by Grantor to Administrative Lender and Administrative Lender, upon making such payment, shall be subrogated to all of the rights of the person or entity receiving such payment. Any amounts due and owing by Grantor to Administrative Lender pursuant to this Deed of Trust shall bear interest from the date such amount becomes due until paid at a rate of interest per annum equal to the lesser of (i) the prime rate of NationsBank Texas as announced or published by NationsBank Texas from time to time, plus 3%, and (ii) the highest lawful rate, and shall be a part of the Secured Indebtedness and shall be secured by this Deed of Trust and by any other Loan Paper. Should Administrative Lender intend to perform or cause to be performed such act or take such action or pay such money, Administrative Lender shall, subject to the immediately succeeding PROVISO, prior to taking any such action notify Grantor of such intention and give Grantor a reasonable opportunity to take such action; PROVIDED, HOWEVER, if in the reasonable opinion of Administrative Lender the giving of such notice and opportunity to take action would impair the validity or priority of this Deed of Trust, the rights or interests of Trustee or Administrative Lender hereunder or any rights, titles, liens or security interests created or evidenced hereby, Administrative Lender shall have no obligation to give such notice and opportunity to take action.

                                  ARTICLE III.

                          REMEDIES IN EVENT OF DEFAULT

     3.1. DEFAULTS. The term "DEFAULT" as used in this Deed of Trust shall mean the occurrence and continuance of an "Event of Default" as defined in the Credit Agreement.

     3.2. ACCELERATION. Upon the occurrence of a Default, Administrative Lender shall have the option of declaring all Secured Indebtedness in its entirety to be immediately due and payable, and the liens and security interests evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as Administrative Lender may elect.

     3.3. POSSESSION. Upon the occurrence of a Default, Administrative Lender is authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Property, or any part thereof, and to take possession of the Property and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Property, including the right to rent the same for the account of Grantor and to deduct from such rents all reasonable costs, expenses and liabilities of every character incurred by Administrative Lender in collecting such rents and in managing, operating, maintaining, protecting or preserving the Property and to apply the remainder of such rents on the Secured Indebtedness in such manner as Administrative Lender may elect. All such costs, expenses and liabilities incurred by Administrative Lender in collecting such rents and in managing, operating, maintaining, protecting or preserving the Property, if not paid out of rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at a rate of interest per annum equal to the lesser of
(i) the prime rate of NationsBank Texas, as announced or published by NationsBank Texas from time to time, plus 3%, and (ii) the highest lawful rate, all of which shall constitute a portion of the Secured Indebtedness. If necessary to obtain the possession provided for above, Administrative Lender may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. In connection with any action taken by Administrative Lender pursuant to this SECTION 3.3, Administrative Lender shall not be liable for any loss sustained by Grantor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Administrative Lender in managing the Property, including without limitation, the negligence of Administrative Lender, unless such loss is caused by the gross negligence or willful misconduct of Administrative Lender, and Administrative Lender shall not be obligated to perform or discharge any obligation, duty or liability under any lease agreement covering the Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Should Administrative Lender incur any such liability, the amount thereof, including reasonable costs, expenses and reasonable attorneys' fees, shall be secured hereby, and Grantor shall reimburse Administrative Lender therefor immediately upon demand. Nothing in this SECTION 3.3 shall impose any duty, obligation or responsibility upon Administrative Lender for the control, care, management or repair of the Property, or shall operate to make Administrative Lender responsible or liable for any waste committed on the Property or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, operation, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger, unless such waste, dangerous or defective condition or injury or death is directly a result of gross negligence or willful misconduct by Administrative Lender, and not just Administrative Lender's own ordinary negligence. Grantor hereby assents to, ratifies and confirms any and all actions of Administrative Lender with respect to the Property taken under this
SECTION 3.3.

     3.4. FORECLOSURE. Upon the occurrence of a Default, Trustee or his or her successor or substitute is authorized and empowered and it shall be his or her special duty at the request of Administrative Lender to sell the Mortgaged Property or any part thereof situated in the State of Texas at the courthouse of any county in the State of Texas in which any part of the Mortgaged Property is situated, at public vendue to the highest bidder for cash at any hour designated between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by deed of trust. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Administrative

Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Secured Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; PROVIDED, HOWEVER, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Administrative Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the Property so sold to the purchaser or purchasers in fee simple with general warranty of title subject to Permitted Encumbrances, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his or her substitute or successor, and such power of sale may be exercised from time to time and as many times as Administrative Lender may deem necessary until all of the Mortgaged Property has been duly sold and all Secured Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Administrative Lender, such sale shall not exhaust the power of sale hereunder and Administrative Lender shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Indebtedness, or as to the occurrence of any Default, or as to Administrative Lender having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Administrative Lender or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee or his or her successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee or his or her successor or substitute.

     3.5. JUDICIAL FORECLOSURE. This instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a Default may be foreclosed as to any of the Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Property is situated, and any foreclosure suit may be brought by Trustee or by Administrative Lender. In the event a foreclosure hereunder shall be commenced by Trustee or his or her substitute or successor, Administrative Lender may at any time before the sale of the Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Notes and the other Secured Indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Administrative Lender should institute a suit for the collection of the Notes or any other Secured Indebtedness and for the foreclosure of this Deed of Trust, Administrative Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee or his or her substitute or successor to sell the Property in accordance with the provisions of this Deed of Trust.

     3.6. RECEIVER. In addition to all other remedies herein provided for, Grantor agrees that upon the occurrence of a Default, Administrative Lender shall as a matter of right be entitled to seek the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale of such Property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Grantor does hereby consent to Administrative

Lender's seeking the appointment of such receiver or receivers, but nothing herein is to be construed to deprive Administrative Lender of any other right, remedy or privilege it may now or hereafter have under the law to have a receiver appointed; PROVIDED, HOWEVER, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Administrative Lender to receive payment of the rents, room rents, deposits for lodging and income from the Property. Any money advanced by Administrative Lender in connection with any such receivership shall be a demand obligation owing by Grantor to Administrative Lender and shall bear interest from the date of making such advancement by Administrative Lender until paid at a rate of interest per annum equal to the lesser of (i) the prime rate of NationsBank Texas, as announced or published by NationsBank Texas from time to time, plus 3%, and (ii) the highest lawful rate, and shall be secured by this Deed of Trust and by any other instrument securing the Secured Indebtedness.

     3.7. PROCEEDS OF SALE. The proceeds of any sale held by Trustee or any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied:

          FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all court costs and charges of every character in the event foreclosed by suit, and a reasonable fee to Trustee acting under the provisions of SECTION 3.4 if foreclosed by power of sale as provided in Section 3.4;

          SECOND, to the payment in full of the Secured Indebtedness; PROVIDED, the order of application of such proceeds to the Secured Indebtedness shall be at the discretion of Determining Lenders; and

          THIRD, the remainder, if any, shall be paid to Grantor or other party legally entitled thereto.

     3.8. ADMINISTRATIVE LENDER AS PURCHASER. Administrative Lender shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor or by any receiver or public officer, and Administrative Lender purchasing at such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Indebtedness owing to Administrative Lender and/or Lenders for the equal and ratable benefit of Lenders.

     3.9.  UNIFORM COMMERCIAL CODE.

          (a) Upon the occurrence of a Default, Administrative Lender may exercise its rights of enforcement with respect to the Personal Property under the Texas Business and Commerce Code, as amended, and in conjunction with, in addition to or in substitution for those rights and remedies, and all rights and remedies granted to Administrative Lender or Lenders under any Loan Paper executed by Grantor governing security interests in personal property of Grantor.

          (b) Any sale made pursuant to the provisions of this SECTION 3.9 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personal Property hereunder as is required for such sale of the Mortgaged Property under power of sale.

          (c) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness, or as to the occurrence of any Default, or as to Administrative Lender and/or Lenders having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Administrative Lender and/or Lenders, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

          (d) Administrative Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Administrative Lender.

     3.10. PARTIAL FORECLOSURE. In the event of a default in the payment of any part of the Secured Indebtedness, Administrative Lender shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in SECTION 3.7 except that the amount paid under PARAGRAPH SECOND thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in subparagraphs first and second (modified as provided above) shall be applied to installments of principal of and interest on the Notes in the inverse order of maturity. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

     3.11. REMEDIES CUMULATIVE. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Secured Indebtedness, or any part thereof, or otherwise benefiting Trustee, Administrative Lender and Lenders, and Trustee, Administrative Lender and Lenders shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

     3.12. RESORT TO ANY SECURITY. Administrative Lender may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Lender in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

     3.13. WAIVER. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force pertaining to the rights and remedies of sureties or providing for any appraisement, valuation, stay, extension or redemption, and Grantor, for Grantor and Grantor's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of the assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the rights of Trustee or Administrative Lender under the terms of this Deed of Trust to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the rights of Trustee or Administrative Lender under the terms of this Deed of Trust to the payment of such indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatever. If the Property is sold for an amount less than the Secured Indebtedness, the deficiency shall be determined by the purchase price at the sale or sales. To the extent permitted by law, Grantor waives all rights and claims with respect to Administrative Lender's or any Lender's ability to obtain a deficiency judgment under Section 51.003 of the Texas Property Code. If any law referred to in this SECTION 3.13 and now in force, of which Grantor or Grantor's successors and assigns and such other persons claiming any interest in the Property might take advantage despite this SECTION 3.13 shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this SECTION 3.13.

     3.14. DELIVERY OF POSSESSION AFTER FORECLOSURE. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor's successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser.
In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

     3.15. TENDER AFTER ACCELERATION. If, following the occurrence of a Default and the acceleration of the Secured Indebtedness but prior to the foreclosure of this Deed of Trust against the Property, Grantor shall tender to Administrative Lender and/or Lenders payment of an amount sufficient to pay the entire Secured Indebtedness, such tender shall be deemed to be a voluntary prepayment and, consequently, Grantor shall also pay to Lenders on the date of such tender such charges as may be required under the Credit Agreement for prepayment of a LIBOR Advance or CD Advance ; PROVIDED, HOWEVER, that in no event shall any amount payable under this SECTION 3.15, when added to the interest otherwise payable on the Secured Indebtedness, exceed the maximum interest permitted under applicable law.

     3.16. INSURANCE PREMIUMS. Upon any foreclosure of the Mortgaged Property pursuant to this Deed of Trust, Administrative Lender shall have the right to cancel any policy of insurance covering all or any part of the Mortgaged Property and shall be entitled to receive any unearned premiums from such policy. The unearned premiums received by Administrative Lender shall be applied in the same manner as provided in SECTION 3.7 above regarding the application of proceeds of sale of the Mortgaged Property.


                                   ARTICLE IV.

                        ASSIGNMENT OF RENTS, ROOM RENTS,
                     DEPOSITS FOR LODGING, PROFITS, INCOME,
                               CONTRACTS AND BONDS

     4.1. ASSIGNMENT. Grantor does hereby absolutely and unconditionally assign, transfer and set over to Administrative Lender all rents, room rents, deposits for lodging, income, profits and proceeds to be derived from the Property, including without limitation the immediate and continuing right to collect and receive all of the rents, room rents, deposits for lodging, income, receipts, revenues, issues, profits and other sums of money that may now or at any time hereafter become due and payable to Grantor under the terms of any present or future leases, licenses or other agreements now or hereafter covering the Property, or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, all proceeds payable under any policy of insurance covering the loss of rents resulting from untenantability caused by destruction or damage to the Property, and liens and rights, whether constitutional, statutory, contractual or otherwise, in favor of Grantor as the lessor of any of the Property, and all of Grantor's rights to recover monetary amounts from any lessee, licensee or occupant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of lease defaults, including rejections, under any bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors generally, together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Property or any part thereof; and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property; subject however to a license hereby granted by Administrative Lender to Grantor to collect and receive and expend all of the foregoing, subject to the terms and conditions hereof. Upon the occurrence and continuance of any Default, Administrative Lender shall have the right, power and privilege (but shall be under no duty) to terminate such license whereupon Administrative Lender shall have the right and authority, whether or not it takes possession of the Property, to seek enforcement of any such lease, contract or bond and to demand, collect, receive, sue for and recover in its own name any and all of the above described amounts assigned hereby and to apply the sum(s) collected, first to the payment of reasonable expenses incident to the collection of the same as outlined in this Deed of Trust, second to the payment of the Secured Indebtedness, and the balance, if any, to Grantor or other party legally entitled thereto; PROVIDED, HOWEVER, that Administrative Lender shall not be deemed to have taken possession of the Property except on the exercise of its option to do so, evidenced by its demand and overt act for such purpose. Grantor shall make no assignment or other disposition of the above described amounts assigned hereby, nor, unless permitted under the Credit Agreement, shall Grantor cancel or amend any such lease, contract, bond or any other instrument under which such amounts are to be paid or waive, excuse, condone, discount, set off, compromise or in any manner release any obligation thereunder, nor shall Grantor receive or collect any such amount thus assigned for a period of more than one month in advance of the date on which payment thereof is due and Grantor shall duly and punctually observe and perform every obligation to be performed by it under each such lease, contract, bond or other instrument and shall not do or permit to be done anything to impair the security thereof and shall enforce, to the extent such enforcement would be reasonably prudent under the circumstances, every obligation of each other party thereto. The assignment contained in this
SECTION 4.1 shall become null and void upon the release of this Deed of Trust. It shall never be necessary for Administrative Lender to institute legal proceedings of any kind whatsoever to enforce the provisions of this SECTION
4.1. It is agreed that room deposits received more than one month in advance shall not be deemed to violate this provision.


                                   ARTICLE V.

                               HAZARDOUS MATERIALS

     5.1. DEFINITIONS. For the purpose of this Deed of Trust, the following terms shall have the following meanings:

          (a) "HAZARDOUS MATERIALS" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET SEQ.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
     Section 9601 ET SEQ.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground storage tanks, whether empty, filled or partially filled with any substance, (f) any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Requirements (as defined below); and (g) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

          (b) "HAZARDOUS MATERIALS CONTAMINATION" means the contamination (whether presently existing or hereafter occurring) of the buildings, facilities, soil, groundwater, air or other elements on or of the Mortgaged Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Mortgaged Property.

          (c) "GOVERNMENTAL REQUIREMENTS" means all laws, ordinances, rules, and regulations of any Governmental Authority (as defined below) applicable to Grantor or the Mortgaged Property.

          (d) "GOVERNMENTAL AUTHORITY" means the United States, the state, county, city, or any other political subdivision in which the Mortgaged Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Grantor or the Mortgaged Property.

     5.2. GRANTOR'S WARRANTIES.  Grantor hereby represents and warrants that:

          (a) No Hazardous Materials have been collected, stored, treated or disposed of in a manner which violates Applicable Law and no Hazardous Materials which would have a Material Adverse Effect are now located on the Mortgaged Property, and neither Grantor nor, to the best of Grantor's actual knowledge and belief, any other person has ever caused or permitted any Hazardous Materials which would have a Material Adverse Effect to be placed, held, located or disposed on, under or at the Mortgaged Property or any part thereof;

          (b) No part of the Mortgaged Property is being used nor, to the best of Grantor's actual knowledge and belief, has been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials, nor is any part of the Mortgaged Property affected by any Hazardous Materials Contamination which would have a Material Adverse Effect; and

          (c) To the best of Grantor's actual knowledge and belief, no property adjoining the Mortgaged Property is being used, or has ever been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials which would have a Material Adverse Effect nor is any other property adjoining the Mortgaged Property affected by Hazardous Materials Contamination which would have a Material Adverse Effect.

     5.3. GRANTOR'S COVENANTS. Grantor agrees to (a) give notice to Administrative Lender immediately upon Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Property or any adjoining property which would have a Material Adverse Effect or of any Hazardous Materials Contamination which would have a Material Adverse Effect with a full description thereof; (b) promptly comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Administrative Lender with reasonably satisfactory evidence of such compliance; and (c) provide Administrative Lender within 30 days after demand by Administrative Lender, with a bond, letter of credit or similar financial assurance evidencing to Administrative Lender's reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Mortgaged Property as a result thereof.

     5.4. SITE ASSESSMENTS. Grantor will permit Administrative Lender (by its officers, employees and agents) (a) at any time and from time to time prior to the occurrence of a Default or Event of Default but in no event more than once every thirty-six months (or such other more frequent intervals as may be required by any governmental or regulatory authority) or (b) at any time and from time to time after the occurrence of a Default or Event of Default, to contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments (the "SITE ASSESSMENTS") on any of the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any Governmental Requirements relating to Hazardous Materials. Subject to the immediately preceding sentence, the Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon any Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on any Mortgaged Property and such other tests on any Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information regarding any of the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meeting with the Site Reviewers appropriate personnel having knowledge of such matters. The reasonable cost of performing such Site Assessments shall be paid by Grantor upon demand of Administrative Lender and any such expenses borne by Administrative Lender and not immediately reimbursed by Grantor shall be secured by this Deed of Trust.

     5.5. INDEMNIFICATION. Regardless of whether any Site Assessments are conducted hereunder, if any Default or Event of Default shall have occurred and be continuing or any remedies in respect of any of the Property are exercised by Administrative Lender or any Lender, Grantor shall defend, indemnify and hold harmless Administrative Lender, Trustee and Lenders from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of this Deed of Trust) be paid, incurred or suffered by or asserted against Administrative Lender, Trustee or Lenders by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from any of the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of any of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials (including, without limitation, CERCLA or any federal, state or local so-called "superfund" or "superlien" laws, or any code, rule, regulation, order or decree promulgated thereunder); PROVIDED, HOWEVER, the indemnity provided above shall not apply to any liabilities, actions, demands, penalties, losses, costs or expenses, suits, costs of any settlement or judgment and claims of any and every kind whatsoever which are determined in a final, non-appealable judgment by a court of competent jurisdiction to have been (a) caused by or within the control of Administrative Lender and/or Lenders as a result of actions in their capacities as beneficiaries of this Deed of Trust and not as a result of any determination in such judgment or otherwise that any covenants, conditions or provisions in any of the Loan Papers give or purport to give control over Grantor or any of the Property or (b) the result of an event that occurs after foreclosure of the Property (or any portion thereof) or the taking of a deed IN LIEU of foreclosure covering the Property (or any portion thereof), unless such event occurs as a result of or arises out of a Hazardous Materials Contamination or an environmental condition of the Property that occurred or existed prior to such foreclosure or such taking of a deed IN LIEU of foreclosure. The covenants, warranties and indemnifications contained in this SECTION 5.5 shall survive the release of this Deed of Trust and termination of the Credit Agreement. For the purposes of this SECTION 5.5, the term "ADMINISTRATIVE LENDER", "TRUSTEE" and "LENDERS" shall include all subsequent owners or holders of any obligations secured by this Deed of Trust, all directors, officers, employees and agents of such entity and any persons or entities owned or controlled by or affiliated with Administrative Lender, Trustee or any Lender, and their respective directors, officers, employees and agents.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     6.1. RELEASE. If all of the Secured Indebtedness be finally and fully paid, the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Administrative Lender at Grantor's cost.

     6.2. SUCCESSOR TRUSTEE. Trustee may resign by an instrument in writing addressed to Administrative Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Administrative Lender. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Administrative Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Administrative Lender shall have the right and hereby is authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Administrative Lender and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Indebtedness finally has been paid in full or until the Property is sold hereunder. If Administrative Lender is a corporation or banking association and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or banking association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and thereupon he shall succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Administrative Lender or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, lawfully shall do by virtue hereof.

     6.3. LIABILITY AND INDEMNIFICATION OF TRUSTEE. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him or her hereunder, believed by him or her in good faith to be genuine. All moneys received by Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any monies received by him or her hereunder. Grantor will reimburse Trustee for, and indemnify and save harmless him or her against, any and all liability and expenses which reasonably may be incurred by him or her in the performance of his or her duties hereunder. The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Deed of Trust.

     6.4. WAIVER BY ADMINISTRATIVE LENDER OR LENDERS. Administrative Lender or Lenders may at any time and from time to time in writing (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which Grantor hereunder is prohibited from doing, or consent to Grantor failing to do any act which Grantor hereunder is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property, or any interest therein, from the lien and security interest of this Deed of Trust without the joinder of Trustee, or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the Secured Indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Administrative Lender hereunder except to the extent specifically agreed to by Administrative Lender in such writing.

     6.5. ACTIONS BY ADMINISTRATIVE LENDER OR LENDERS. The lien, security interest and other security rights of Administrative Lender and Lenders hereunder shall not be impaired by any indulgence, moratorium or release granted by Administrative Lender or Lenders, including but not limited to (a) any renewal, extension, increase or modification which Administrative Lender or any Lender may grant with respect to any Secured Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Lender or any Lender may grant in respect of the Property, or any part thereof or any interest therein (except to the extent specifically surrendered, compromised, released, renewed, extended, exchanged or substituted), or (c) any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Administrative Lender or any Lender shall not release or impair the lien, security interest or other security rights of Administrative Lender hereunder or affect the liability of Grantor or of any endorser or guarantor or other surety or improve the right of any permitted junior lienholder in the Property.

     6.6. RIGHTS OF ADMINISTRATIVE LENDER OR LENDERS. Administrative Lender or Lenders may waive any Default or other default without waiving any other prior or subsequent Default or other default. Administrative Lender or Lenders may remedy any Default or other default without waiving the Default or other default remedied. Neither the failure by Administrative Lender or Lenders to exercise, nor the delay by Administrative Lender or Lenders in exercising, any right, power or remedy upon any Default or other default shall be construed as a waiver of such Default or other default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Administrative Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Lender, and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Administrative Lender or any Lender of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default or other default hereunder.

     6.7. REPRODUCTION AS FINANCING STATEMENT. A carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement.

     6.8. FIXTURE FILING. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property records of the county where the Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Section 9.103(e) of the Texas Business and Commerce Code, as amended, and is to be filed for record in the real property records of the county where the Property is situated. The mailing address of Grantor is set forth below the signature of Grantor to this Deed of Trust and the address of Administrative Lender from which information concerning the security interest may be obtained is 901 Main Street, 67th Floor, Dallas, Texas 75202. Grantor does have an interest of record in the Mortgaged Property.

     6.9. FILING AND RECORDATION. Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Administrative Lender shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

     6.10. DEALING WITH SUCCESSOR. In the event the ownership of the Property or any part thereof becomes vested in a person other than Grantor, Administrative Lender may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Secured Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the Secured Indebtedness. No sale of the Property, no forbearance on the part of Administrative Lender or any Lender and no extension of the time for the payment of any of the Secured Indebtedness given by Administrative Lender or any Lender shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder or for the payment of the Secured Indebtedness or the liability of any other person hereunder or for the payment of the Secured Indebtedness, except to the extent proceeds of any such sale are applied as provided in SECTION 3.7.

     6.11. PLACE OF PAYMENT. All Secured Indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Loan Papers, or if no such designation is made, at the office of Administrative Lender at the address indicated in this Deed of Trust, or at such other place in the continental United States as Administrative Lender may designate in writing.

     6.12. SUBROGATION. To the extent that proceeds of the Secured Indebtedness are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lenders at Grantor's request and Administrative Lender shall be subrogated to any and all rights, security interests and liens owned or held by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released; PROVIDED, HOWEVER, that the terms and provisions of this Deed of Trust shall govern the rights and remedies of Administrative Lender and shall supersede the terms, provisions, rights and remedies under and pursuant to the instruments creating the lien or liens to which Administrative Lender are subrogated hereunder.

     6.13. APPLICATION OF INDEBTEDNESS. If any part of the Secured Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

     6.14. USURY. It is the intent of Administrative Lender, Lenders and Grantor in the execution of the Credit Agreement, this Deed of Trust, the other Loan Papers and all other instruments now or hereafter securing the Secured Indebtedness or executed in connection therewith or under any other written or oral agreement by Grantor in favor of Administrative Lender and/or Lenders to contract in strict compliance with applicable usury law. In furtherance thereof, Administrative Lender, Lenders and Grantor stipulate and agree that none of the terms and provisions contained in the Credit Agreement, this Deed of Trust, the other Loan Papers or any other instrument securing the Notes or executed in connection herewith, or in any other written or oral agreement by Grantor in favor of Lenders and/or Administrative Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or charging of interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Grantor nor any guarantors, endorsers, sureties or other parties now or hereafter becoming liable for the Secured Indebtedness or any part thereof shall ever be required to pay interest on secured indebtedness or arising under any instrument securing the Secured Indebtedness or under any of the other Loan Papers, or in any other written or oral agreement by Grantor in favor of Lenders and/or Administrative Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this SECTION 6.14 shall control over all other provisions of the Credit Agreement, this Deed of

Trust, the other Loan Papers and any other instruments now or hereafter securing the Secured Indebtedness or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. All interest paid or agreed to be paid to Lenders and/or Administrative Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Secured Indebtedness so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. Lenders and/or Administrative Lender expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Secured Indebtedness is accelerated. If the maturity of the Secured Indebtedness shall be accelerated for any reason or if the principal of the Secured Indebtedness is paid prior to the end of the term of the Secured Indebtedness, and as a result thereof the interest received for the actual period of existence of the loan evidenced by the Secured Indebtedness exceeds the applicable maximum lawful rate, Lenders and/or Administrative Lender shall refund to Grantor the amount of such excess or shall credit the amount of such excess against the principal balance of the Secured Indebtedness then outstanding. In the event that Lenders and/or Administrative Lender shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on the Secured Indebtedness to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lenders and/or Administrative Lender, be either immediately returned to Grantor or credited against the principal balance of the other Secured Indebtedness, without further penalty to such holder. By execution of this Deed of Trust, Grantor acknowledges that it believes the loan to be non-usurious and agrees that if, at any time, Grantor should have reason to believe that such loan is in fact usurious, it will give Lenders and/or Administrative Lender notice of such condition, and Grantor agrees that Lenders and/or Administrative Lender shall have 90 days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. As used in this SECTION 6.14, "interest" means any sum that must be treated as interest under applicable law in determining whether a loan is usurious. THE TERM "APPLICABLE LAW" AS USED IN THIS SECTION 6.14 SHALL MEAN THE LAWS OF THE STATE OF TEXAS OR THE LAWS OF THE UNITED STATES, WHICHEVER LAWS ALLOW THE GREATER RATE OF INTEREST, AS SUCH LAWS NOW EXIST OR MAY BE CHANGED OR AMENDED OR COME INTO EFFECT IN THE FUTURE.

     6.15.  ADDITIONAL MORTGAGED PROPERTY.  At any time and from time to time
(a) prior to the occurrence of a Default or Event of Default but in no event more than once every thirty-six months (or such other more frequent intervals as may be required by any governmental or regulatory authority) or (b) after the occurrence of a Default or Event of Default, during the term of this Deed of Trust, Administrative Lender shall have the right to obtain title insurance, (provided, however, notwithstanding the above, title insurance shall only be required to be obtained one time during the term of the Credit Agreement), Site Assessments (provided, however, the Site Assessments will be initially limited to Phase I Site Assessments and will not be expanded to include additional Site Assessments unless the Determining Lenders determine that the results of such Phase I Site Assessment indicate a potential environmental condition that cannot be properly analyzed or assessed without a Phase II Site Assessment), current surveys and appraisals on the Mortgaged Property and on all or any of the real property collateral covered by any other Deeds of Trust (as defined in the Credit Agreement). Grantor agrees to pay all reasonable fees, expenses and costs related to such title insurance, environmental reviews and appraisals. If (i) as a result of obtaining any title insurance, Site Assessments, current surveys or appraisals, Administrative Lender determines that there exists (A) to the extent not covered by title insurance, a defect in title to the Mortgaged Property (including without limitation, any liens, charges, easements or encumbrances against the Mortgaged Property or failure of Grantor to have legal title to the Mortgaged Property or any part thereof) other than Permitted Encumbrances (a "TITLE DEFECT"), (B) to the extent not covered by title insurance, a defect in the lien in the Mortgaged Property granted pursuant to this Deed of Trust as a result of an incorrect legal description or the failure of this Deed of Trust to effectively grant a first lien other than Permitted Encumbrances in the Mortgaged Property (a "LIEN DEFECT") or (C) an environmental condition with respect to the Mortgaged Property or any part thereof (an

"ENVIRONMENTAL DEFECT") or (ii) any representation and warranty contained in
SECTION 2.1 is false in any material respect (a "REPRESENTATION DEFAULT") or
(iii) any covenant and agreement contained in SECTION 2.2 is not performed or complied with (a "COVENANT DEFAULT"), the result of which with respect to CLAUSES (i), (ii) or (iii) above collectively (1) causes a reduction in the collateral value of the Mortgaged Property by at least $250,000 or (2) when taken together with all Title Defects, Lien Defects, Environmental Defects, Representation Defaults and Covenant Defaults with respect to all the property covered by the Deeds of Trust, causes a reduction in the aggregate collateral value of such properties of at least $8,000,000 (CLAUSE (1) or (2) being referred to as a "COLLATERAL DEFICIENCY"), Grantor shall, at its option, within 60 days after receipt of written notice from Administrative Lender to Grantor of such Collateral Deficiency either (a) substitute additional collateral ("ADDITIONAL COLLATERAL") having a value (determined by Administrative Lender using a common method of valuation for property with the Collateral Deficiency and the Additional Collateral) of at least the value of property being replaced without giving effect to the Collateral Deficiency, (b) eliminate the Collateral Deficiency in whole by curing such Title Defect, Lien Defect, Representation Default or Covenant Default to the reasonable satisfaction of Administrative Lender or (3) commence and continue procedures to eliminate the Collateral Deficiency in whole by curing such Environmental Defect to the reasonable satisfaction of Administrative Lender, unless in the reasonable opinion of Administrative Lender such Environmental Defect is not capable of being cured within one year, in which case Grantor shall provide the Additional Collateral as set forth in CLAUSE (a) above. Knowledge of Administrative Lender or any Lender on January 25, 1994 or any date thereafter of any Title Defect, Lien Defect or Environmental Defect shall not prejudice or affect rights of Administrative Lender or any Lender hereunder.

     6.16. NOTICE. Any notice, request, demand or other communication required or permitted hereunder, or under the Loan Papers, or under any other instrument securing the payment of the Loan Papers (unless otherwise expressly provided therein) shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex or telecopy, sent to the intended addressee at the address shown on the signature page of this Deed of Trust (if to Grantor) or at the address in
SECTION 6.8 (if to Administrative Lender), or to such different address as the addressee shall have designated by written notice sent in accordance herewith, and shall (except as otherwise provided herein) be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, on the earlier of actual receipt or 3 days after being mailed as provided herein at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt, provided that service of a notice required by Texas Property Code Section 51.002 shall be considered complete when the requirements of that statute are met.

     6.17. SUCCESSORS AND ASSIGNS. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the representatives, successors and assigns of Grantor including all successors in interest of Grantor in and to all or any part of the Property, and shall inure to the benefit of Trustee and Administrative Lender and their respective heirs, successors, substitutes and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Grantor, Trustee or Administrative Lender shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns.

     6.18. SEVERABILITY. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

     6.19. GENDER AND NUMBER. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular and plural number shall be held and construed to include the other number, unless the context otherwise requires.

     6.20. COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument.

     6.21. REPORTING REQUIREMENTS. Grantor agrees to comply with any and all reporting requirements applicable to the transaction secured by this Deed of Trust which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Administrative Lender to furnish Administrative Lender with evidence of such compliance.

     6.22. HEADINGS. The section headings contained in this Deed of Trust are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

     6.23. CONSENT OF ADMINISTRATIVE LENDER. Except where otherwise provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Administrative Lender is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Administrative Lender, and Administrative Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Administrative Lender's judgment.

     6.24. MODIFICATION OR TERMINATION. The Loan Papers may only be modified or terminated by a written instrument or instruments executed by the party against whom enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

     6.25. ENTIRE AGREEMENT. THIS DEED OF TRUST, TOGETHER WITH THE CREDIT AGREEMENT, AND ALL OTHER LOAN PAPERS (ALL AS IN EFFECT ON THE DATE HEREOF AND AS THE SAME MAY BE HEREAFTER FROM TIME TO TIME) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     6.26. GOVERNING LAW. THIS DEED OF TRUST SHALL BE CONSTRUED, INTERPRETED, ENFORCED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE.

     6.27. REVOLVING CREDIT LOAN. This Deed of Trust is given to secure, among other things, a revolving credit loan and shall secure not only presently existing indebtedness but also future advances, whether such advances are obligatory or to be made at the option of Administrative Lender or any Lender or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust, although there may be no advance made at the time of execution of this Deed of Trust and although there may be no indebtedness hereby secured outstanding at the time any advance is made. The lien of this Deed of Trust shall be valid as to all indebtedness hereby secured, including future advances, from the time of its filing for record in the recorder's or registrar's office of the county in which the Mortgaged Property is located.

     6.28. MULTISITE REAL ESTATE TRANSACTION. Grantor acknowledges that this Deed of Trust is one of several deeds of trust, mortgages and other security documents (the aforesaid being together called "OTHER SECURITY DOCUMENTS") which
secure the Secured Indebtedness.   The lien hereof shall not be impaired by any
acceptance by Administrative Lender, any Lender, Trustee or any other trustee acting for their benefit of any security for or guarantors upon any of the indebtedness hereby secured, or by any failure, neglect or omission on the part of Administrative Lender, any Lender, Trustee or any trustee acting for their benefit to realize upon or protect any of the indebtedness hereby secured or any security therefor including the Other Security Documents. The lien hereof shall not in any manner be impaired or affect by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, change in, modification or disposition of any of the indebtedness hereby secured or of any of the collateral security therefor, including without limitation, the Other Security Documents or of any guarantee thereof, and Administrative Lender, each Lender, Trustee and any other trustee acting for their benefit may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Administrative Lender's, any Lender's, Trustee's and any other trustee's rights and remedies under any or all of the Other Security Documents shall not in any manner impair the indebtedness hereby secured, except to the extent of payment, or the lien of this Deed of Trust and any exercise of the rights or remedies of Administrative Lender or Trustee hereunder shall not impair the lien of any of the Other Security Documents or any of Administrative Lender's or Trustee's rights and remedies hereunder. Grantor specifically consents and agrees that Administrative Lender and Trustee may each exercise its rights and remedies hereunder and Administrative Lender, each Lender, Trustee and each other trustee may exercise their rights under the Other Security Documents separately or concurrently and in any order that it or they may deem appropriate.

     IN WITNESS WHEREOF, Grantor has executed this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement on and effective as of this 25th day of January, 1994.

                                             LA QUINTA INNS, INC.,
                                             a Texas corporation



                                             By: ______________________________
                                             Name: ____________________________
                                             Title: ___________________________


                                             Address: 112 E. Pecan Street
                                                      San Antonio, Texas 78205

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )


     This instrument was acknowledged before me on the 25th day of January, 1994, by ________________________________, ________________ of La Quinta Inns,
Inc., a Texas corporation, on behalf of said corporation.



                                             ----------------------------------
                                             Notary Public, State of Texas

My Commission Expires:                       ----------------------------------
- -------------------                          Print name of Notary here

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION

         Property description, property number 544, Taylor County, Texas Property description, property number 454, Potter County, Texas
         Property description, property number 2522 Travis County, Texas
       Property description, property number 537, Jefferson County, Texas
         Property description, property number 2539 Brazos County, Texas
         Property description, property number 552, Dallas County, Texas
       Property description, property number 915, Val Verde County, Texas
         Property description, property number 542, Denton County, Texas
         Property description, property number 547, Dallas County, Texas
       Property description, property number 687, Galveston County, Texas
         Property description, property number 2558 Cameron County, Texas
         Property description, property number 531, Harris County, Texas
         Property description, property number 529, Harris County, Texas
          Property description, property number 2527 Bell County, Texas
         Property description, property number 586, Denton County, Texas
         Property description, property number 2521 Lubbock County, Texas Property description, property number 581, Angelina County, Texas Property description, property number 455, Midland County, Texas
         Property description, property number 453, Ector County, Texas
          Property description, property number Bexar County, Texas
          Property description, property number 582, Bell County, Texas
       Property description, property number 533, Galveston County, Texas
         Property description, property number 457, Smith County, Texas
        Property description, property number 2511 McLennan County, Texas
        Property description, property number 1106, Tarrant County, Texas Property description, property number 556, Bexar County, Texas
         Property description, property number 476 Gregg County, Texas Property description, property number 477, Nueces County, Texas Property description, property number 478, Travis Couty, Texas

            INSERT PROPERTY DESCRIPTION TO BE PROVIDED BY LA QUINTA.


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                                       -1-

Taylor County, Texas, Property number 544
Potter County, Texas, Property number 454
Jefferson County, Texas, Property number 537
Brazos County, Texas, Property number 2539
Dallas County, Texas, Property number 2546
Dallas County, Texas, Property number 552
Val Verde County, Texas, Property number 915
Denton County, Texas, Property number 542
Dallas County, Texas, Property number 547
Galveston County, Texas, Property number 687
Cameron County, Texas, Property number 2558
Harris County, Texas, Property number 531
Harris County, Texas, Property number 529
Bell County, Texas, Property number 2527
Denton County, Texas, Property number 586
Lubbock County, Texas, Property number 2521
Angelina County, Texas, Property number 581
Midland County, Texas, Property number 455
Ector County, Texas, Property number 453
Bexar County, Texas, Property number 2710
Bell County, Texas, Property number 582
Galveston County, Texas, Property number 533
Smith County, Texas, Property number 457
McLenan County, Texas, Property number 2511
Wichita County, Texas, Property number 2516
Property description, property number _____, Tarrant County, Texas Property description, property number 556, Bexar County, Texas Property description, property number 476, Gregg County, Texas Property description, property number 477, Nueces County, Texas Property description, property number 478, Travis County, Texas

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES


             INSERT EXCEPTIONS TO BE PROVIDED FROM TITLE COMMITMENT.


1. (a) Liens on real estate for real estate taxes not yet delinquent, (b) liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (c) liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and
     (d) liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of La Quinta Inns, Inc., but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto.

2. Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor by La Quinta Inns, Inc.

3. Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation.


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                                       -1-

                                    EXHIBIT D

                                    GUARANTY

     This Guaranty, dated as of January 25, 1994 (this "GUARANTY"), is made by La Quinta Realty Corp., a Texas corporation, La Quinta Plaza, Inc., a Texas corporation, La Quinta Financial Corporation, a Texas corporation, La Quinta Investments, Inc., a Delaware corporation, LQI Acquisition Corporation, a Delaware corporation, and La Quinta Motor Inns Limited Partnership, a Delaware limited partnership ("LQM") (all such Persons being collectively called the "GUARANTORS").

                                   BACKGROUND.

     1. La Quinta Inns, Inc., a Texas corporation ("COMPANY"), NationsBank of Texas, N.A., as Administrative Lender ("ADMINISTRATIVE LENDER") on behalf of NationsBank of Texas, N.A. and each other lender, and each other lender (singly, a "LENDER" and collectively, the "LENDERS") have entered into the Amended and Restated Credit Agreement, dated as of January 25, 1994 (as hereafter amended or otherwise modified from time to time, the "CREDIT AGREEMENT"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that Lenders make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit.

     3. It is a condition precedent to the obligation of Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit that Guarantors guarantee repayment thereof upon the terms and conditions set forth herein.

     4. The Board of Directors of each Guarantor (other than LQM) and the Board of Directors of La Quinta Realty Corp. and the sole General Partner of LQM have determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of such Guarantor's business and that such Guaranty may reasonably be expected to benefit, directly or indirectly, such Guarantor.

     5. Guarantors desire to induce Lender to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit.

                                   AGREEMENT.

     Now, therefore, in consideration of the premises and in order to induce Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit under the Credit Agreement, Guarantors agree as follows:

     1.   GUARANTY.

          (a) Each Guarantor, jointly or severally, hereby unconditionally and irrevocably guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of Company or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to Company or any other Obligor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "OBLIGATION"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

          (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Company, other Affiliates of Company or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets, subject to PARAGRAPH 4(a) hereof, to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Obligors of obligations arising under guaranties by such parties.

     2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Administrative Lender or any Lender with respect thereto; PROVIDED, HOWEVER, nothing contained in this Guaranty shall require any Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of each Guarantor hereunder are independent of the obligations of Company under the Credit Agreement and of the obligations of each other Obligor under each other Loan Paper and any Applicable Law. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) the taking or accepting of any other security or guaranty for any or all of the Obligation;

          (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitments;

          (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

          (d) any lack of corporate, partnership or other power of Company, any Obligor or any other Person;

          (e) any Debtor Relief Law involving Company, any Guarantor, any Obligor or any other Person;

          (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or Administrative Lender to Company, any Guarantor or any other Obligor; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto without notification of any Guarantor (the right to such notification being herein specifically waived by each Guarantor);

          (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

          (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

          (i) the failure by any Lender or Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against Company or any other

Person (including without limitation any Guarantor or any other Obligor), or the failure or delay by any Lender or Administrative Lender to, or the manner in which any Lender or Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

          (j) the existence of any claim, defense, set-off, or other rights which Company or Guarantor may have at any time against Company, any Lender, Administrative Lender, any Guarantor or any other Obligor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

          (k) any failure of any Lender or Administrative Lender to notify any Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or Administrative Lender, it being understood that Lenders and Administrative Lender shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

          (l) any payment by Company to any Lender or Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender or Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company, any Guarantor or any other Obligor, including without limitation any defense by reason of any disability or other defense of Company, or the cessation from any cause whatsoever of the liability of Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of Company or any other Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Company, any Guarantor, any other Obligor or otherwise, all as though such payment had not been made.

     3. WAIVER. To the extent not prohibited by Applicable Law, each Guarantor hereby waives: (a) promptness, protest, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Papers; (b) any requirement that Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against Company, any Guarantor, any other Obligor or any other Person or any collateral or pursue any other remedy in Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against Administrative Lender, any Lender, Company, any Guarantor or any other Obligor; (d) any right to seek or enforce any remedy or right that Administrative Lender or any Lender now has or may hereafter have against Company, any Guarantor, any other Obligor or any other Person (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting Administrative Lender or Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against Company, any Guarantor, any other Obligor or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.   SUBROGATION AND SUBORDINATION.

     (a) Notwithstanding any reference to subrogation contained herein to the contrary, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Company or any other Obligor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender or Administrative Lender against Company, any Guarantor or any other Obligor or any collateral which any Lender or Administrative Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Company, any Guarantor or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this PARAGRAPH 4(a) is knowingly made in contemplation of such benefits.

     (b) If any Guarantor becomes the holder of any indebtedness payable by Company, any Guarantor or any other Obligor, such Guarantor hereby subordinates all indebtedness owing to it from Company, any Guarantor and each other Obligor to all indebtedness of Company, any Guarantor and each other Obligor to Lenders and Administrative Lender, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until final payment in full of the obligations of Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to such Guarantor by Company, any Guarantor or any other Obligor prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of Lenders and Administrative Lender and shall forthwith be paid to Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

     5. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that all representations and warranties as they apply to such Guarantor only set forth in Article 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

     6. COVENANTS. Each Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Each Guarantor further covenants and agrees (a) punctually and properly to perform all of such Guarantor's covenants and duties under all other Loan Papers; (b) from time to time promptly to furnish Administrative Lender with any information or writings which Administrative Lender may request concerning this Guaranty; and (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by such Guarantor, Administrative Lender, and, either all Lenders or Determining Lenders, as appropriate, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

     9. NO WAIVER; REMEDIES. No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither Administrative Lender nor any Lender shall be required to
(a) prosecute collection or seek to enforce or resort to any remedies against Company, any Guarantor, any other Obligor or any other Person, (b) join Company, any Guarantor, any other Obligor or any other Person in any action in which Administrative Lender or any Lender prosecutes collection or seeks to enforce or resort to any remedies against Company, any

Guarantor, any other Obligor or any other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) Administrative Lender or any Lender by Company, any Guarantor, any other Obligor or any other Person. Neither Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and Administrative Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Lender to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender or Administrative Lender shall have made any demand under this Guaranty. Each Lender and Administrative Lender agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or provide a defense to such Guarantor's obligations under this Guaranty. The rights of each Lender and Administrative Lender under this SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and Administrative Lender may have.

     11. LIENS. To the extent not prohibited by Applicable Law, each Guarantor agrees that Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of such Guarantor, Company, any other Guarantor or any other Obligor, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale. Each Guarantor waives any defense to the recovery by Administrative Lender or any Lender hereunder against Company, such Guarantor or any collateral of any deficiency after a nonjudicial sale and each Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, each Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of such Guarantor against Company, any other Guarantor or any other Person or any Collateral or any other collateral. Each Guarantor agrees that such Guarantor is liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

     12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Term Loan Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and Administrative Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to such Lender herein or otherwise.

     13. INFORMATION. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Company and each other Obligor such information concerning Company's and each Obligor's financial condition or business operations as such Guarantor may require, and that neither Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Company or any Obligor.

     14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS GUARANTY IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

     15. WAIVER OF JURY TRIAL. EACH GUARANTOR, ADMINISTRATIVE LENDER, AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THE CREDIT AGREEMENT.

     16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of Lenders and Administrative Lender, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17. GUARANTOR INSOLVENCY. Should any Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender or Administrative Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender and Administrative Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender and Administrative Lender (without regard to whether Company or any other Obligor is then in default under the Credit Agreement or any other Loan Paper or whether any part of the Obligation is then due and owing by Company or any other Obligor to such Lender or Administrative Lender), payable in full by such Guarantor to such Lender or Administrative Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                         LA QUINTA REALTY CORP.



                         By: _______________________________________
                              Name:
                              Title:


                         LA QUINTA PLAZA, INC.



                         By: _______________________________________
                              Name:
                              Title:
Address for all Guarantors:

112 East Pecan Street         LA QUINTA FINANCIAL CORPORATION
San Antonio, Texas 78205


                         By: _______________________________________
                              Name:
                              Title:

                         LA QUINTA INVESTMENTS, INC.



                         By: _______________________________________
                              Name:
                              Title:

                         LQI ACQUISITION CORPORATION



                         By: _______________________________________
                              Name:
                              Title:


                         LA QUINTA MOTOR INNS LIMITED PARTNERSHIP


                         By  La Quinta Realty Corp., its General Partner



                         By:--------------------------------------------
                             Name:
                             Title:

                                    EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                          Dated _______________, 199__

     Reference is made to the Amended and Restated Credit Agreement dated as of January 25, 1994 (the "Credit Agreement") among La Quinta Inns, Inc., a Texas corporation ("Borrower"), NationsBank of Texas, N.A. as Administrative Lender ("Administrative Lender"), and the lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

     ______________________________ ("Assignor") and _________________________
("Assignee") agree as follows:

     1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a ______% interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's Total Commitment as in effect on the Effective Date, the principal amount of Advances owing to Assignor on the Effective Date, and the Revolving Credit Note and the Term Loan Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations and Bond Letters of Credit outstanding on the Effective Date, subject to the terms and conditions of this Assignment and Acceptance.

     2. Assignor (a) represents and warrants that (i) as of the date hereof its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $____________ and, as of the date hereof, the outstanding principal amount of the Revolving Credit Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $________, (ii) as of the date hereof its Term Loan Commitment (without giving effect to assignments thereof which have not yet become effective) is $________ and, as of the date hereof, the outstanding principal amount of the Term Loan Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $_______, (iii) as of the date hereof its Bond Letter of Credit Commitment is $_____________ and
(iv) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (c) attaches the Revolving Credit Note referred to in Paragraph 1 above to exchange such Revolving Credit Note for new Revolving Credit Notes as follows: a Revolving Credit Note dated _____________, 199___, in the principal amount of $__________________ payable to the order of Assignee, and a Revolving Credit Note dated ______________, 199___, in the principal amount of $____________________ payable to the order of Assignor; and
(d) attaches the Term Loan Note referred to in Paragraph 1 above to exchange such Term Loan Note for new Term Loan Notes as follows: a Term Loan Note dated ______________, 199___, in the principal amount of $_____________ payable to the order of Assignee, and a Term Loan Note dated __________________, 199___, in the principal amount of $_____________ payable to the order of Assignor.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Papers, together with copies of the financial statements referred to in Sections 5.1(A) and 5.1(B) of the Master Covenant Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance as are delegated to the Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance are required to be performed by it as a Lender; [and] (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Papers, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

     4. The effective date for this Assignment and Acceptance shall be _______________, 199___ (the "Effective Date").

     5. Upon such acceptance as of the Effective Date and upon the remittance of a $2,500 processing fee to the Administrative Lender, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance from and after the Effective Date, whenever the Administrative Lender shall receive a payment, or whenever the Administrative Lender shall make an application of funds, in respect of any aggregate outstanding principal amount of the Revolving Credit Advances or in respect of any aggregate amount of interest accrued on the Advances, or in respect of the commitment fee (other than a payment or an application of funds in respect of any amount due and owing to any Lender or the Administrative Lender under Sections 2.9, 5.3, 7.3, 7.5, or 9.2 of the Credit Agreement), the Administrative Lender shall pay over to each of the Lenders an amount equal to (i) such Lender's Pro Rata Share (as defined below) of such aggregate amount of principal, (ii) such Lender's Pro Rata Share of such aggregate amount of interest, and (iii) such Lender's Pro Rata Share of such aggregate amount of the commitment fee.

     The "Pro Rata Share" of any aggregate amount means, with respect to such Lender, the amount equal to the product obtained by multiplying (i) such aggregate amount and (ii) a fraction, the numerator of which is such Lender's Total Commitment, or after the Advances have been made, the principal amount of the Advances owing to such Lender and the denominator of which is the sum of the Commitments of all of the Lenders, or after the Advances have been made, the aggregate principal amount of the Advances owing to all of the Lenders.

     7. In the event that, after the Administrative Lender has paid to any Lender its Pro Rata Share of any such payment received by the Administrative Lender or any such application made by the Administrative Lender, such payment or application is rescinded or must otherwise be returned or must be paid over by the Administrative Lender for any reason, such Lender shall, upon notice by the Administrative Lender, forthwith pay back to the Administrative Lender such Lender's Pro Rata Share of the amount so rescinded or so returned or paid over.

     8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

     9.   Assignee's Specified Percentage shall be ______%.

     10. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                   [NAME OF ASSIGNOR]


                                   By:_________________________________________
                                      ____________________,____________________
                                        (Print Name)         (Print Title)

                                   [NAME OF ASSIGNEE]


                                   By:_________________________________________
                                      ____________________,____________________
                                        (Print Name)         (Print Title)


Accepted this ___ day of ____________, 199___

NATIONSBANK OF TEXAS, N.A.,
as Administrative Lender


By:__________________________________________
   ____________________,_____________________
     (Print Name)        (Print Title)

LA QUINTA INNS, INC.


By:__________________________________________
   ____________________,_____________________
     (Print Name)        (Print Title)

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.   ADDRESS FOR THE ADVANCES AND RECEIPT OF NOTICES








2.   INITIAL LIBOR LENDING OFFICE

                                    EXHIBIT F

                       [Form of Confidentiality Agreement]

                            CONFIDENTIALITY AGREEMENT

                                                                          [Date]


[Insert Name and Address
of Prospective Participant
or Assignee]

     Re: Amended and Restated Credit Agreement dated as of January 25, 1994, among La Quinta Inns, Inc. (the "Borrower"), the Lenders a party thereto, and NationsBank of Texas, N.A., as Administrative Lender.

Dear ______________:

     As a Bank party to the above-referenced Credit Agreement (the "CREDIT AGREEMENT"; capitalized terms used herein shall have the same meaning given to them in the Credit Agreement), we have agreed with the Borrower pursuant to
Section 9.10 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

     As provided in said Section 9.10, we are permitted to provide you, as a prospective [PARTICIPANT] [ASSIGNEE], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

     Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [PARTICIPATION] [ASSIGNMENT] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Lender, (iii) to bank examiners, auditors or accountants of any of the Lenders, (iv) to the Administrative Lender, or any other Lender, (v) in connection with any litigation to which you or any one or more of the Lenders are a party; provided, further, that, unless specifically prohibited by Applicable Law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection

________, 199__
Page 2



with an examination of your financial condition by such governmental agency) or
(y) pursuant to legal process; and provided, finally, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

     Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.



                              Very truly yours,



                              __________________________________

                              By:_______________________________
                              Title:____________________________


THE FOREGOING IS AGREED TO AS
OF THE DATE OF THIS LETTER.

__________________________________



By:_______________________________
Title:____________________________

                                    EXHIBIT G

                           NATIONSBANK OF TEXAS, N.A.
                                 901 Main Street
                              Dallas, Texas  75202


                                                                January 25, 1994


[Participant]
____________________
____________________
____________________
____________________

          RE: PARTICIPATION IN LA QUINTA INNS, INC.

Ladies and Gentlemen:

     We refer to the following Reimbursement Agreements:

     1. Reimbursement Agreement, dated as of June 1, 1991, between La Quinta Motor Inns, Inc., a Texas corporation ("LQMI") and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $4,925,344, in favor of The First National Bank of Chicago in its capacity as Trustee (the "TRUSTEE") for the benefit of the holders of the Village of Schaumburg, Cook and DuPage Counties, Illinois Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     2. Reimbursement Agreement, dated as of June 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,631,355, in favor of the Trustee for the benefit of the holders of the Savannah Economic Development Authority Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     3. Reimbursement Agreement, dated as of July 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,314,250, in favor of the Trustee for the benefit of the holders of the Texarkana, Texas Industrial Development Corporation Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     4. Reimbursement Agreement, dated as of July 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $2,802,792, in favor of the Trustee for the benefit of the holders of the Economic Development Corporation of the City of Kalamazoo Economic Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     5. Reimbursement Agreement, dated as of September 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $2,301,562.50, in favor of the Trustee for the benefit of the holders of the Industrial Development Board of the Parish of Bossier, Louisiana, Inc. Refunding Revenue Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     6. Reimbursement Agreement, dated as of November 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $2,587,979.17, in favor of the Trustee for the benefit of the holders of the City of El Paso Industrial Development Authority, Incorporated Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     7. Reimbursement Agreement, dated as of November 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,099,437.55, in favor of the Trustee for the benefit of the holders of the Maverick County Industrial Development Corporation Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     8. Reimbursement Agreement, dated as of November 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,263,104.17, in favor of the Trustee for the benefit of the holders of the Wheat Ridge, Colorado Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     9. Reimbursement Agreement, dated as of December 1, 1991, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,687,614.58, in favor of the Trustee for the benefit of the holders of the City of Aurora Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1991;

     10. Reimbursement Agreement, dated as of January 1, 1992, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $6,822,854.17, in favor of the Trustee for the benefit of the holders of the City of San Bernardino, California Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1992;

     11. Reimbursement Agreement, dated as of June 1, 1992, between LQ-Baton Rouge Joint Venture, a Texas joint venture ("LQBR") and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,554,635.42, in favor of the Trustee for the benefit of the holders of the Industrial Development Board of the Parish of East Baton Rouge, Louisiana, Inc. Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1992;

     12. Reimbursement Agreement, dated as of June 1, 1992, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $4,531,655, in favor of the Trustee for the benefit of the holders of the Peninsula Ports Authority of Virginia Floating Rate Monthly Demand Industrial Development Revenue Bonds, Series 1984 (La Quinta Motor Inns, Inc. Project);

     13. Reimbursement Agreement, dated as of June 1, 1992, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $4,531,655, in favor of the Trustee for the benefit of the holders of the Village of Elk Grove Village, Cook and DuPage Counties, Illinois Floating Rate Monthly Demand Industrial Development Revenue Bonds, Series 1984 (La Quinta Motor Inns, Inc. Project);

     14. Reimbursement Agreement, dated as of November 1, 1992, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $2,828,364.58, in favor of the Trustee for the benefit of the holders of the Nacogdoches Industrial Development Authority, Inc. Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1992;

     15. Reimbursement Agreement, dated as of May 1, 1993, between LQMI and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $4,091,666.67 in favor of the Trustee for the benefit of the holders of the City of Oakbrook Terrace, Illinois Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1993; and

     16. Reimbursement Agreement, dated as of May 1, 1993, among La Quinta Development Partners, a Delaware limited partnership ("LQDP"), LQMI, and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $4,296,250, in favor of the Trustee for the benefit of the holders of the City of Stockton, California Industrial Development Revenue Refunding Bonds (La Quinta Motor Inns, Inc. Project) Series 1993.

     17. Reimbursement Agreement, dated as of October 1, 1993, between La Quinta Inns, Inc., a Texas corporation formerly known as LQMI ("LQI"), and us pursuant to which we have issued a certain irrevocable letter of credit in the original stated amount of $3,068,750.00 in favor of the Trustee for the benefit of the holders of the City of Virginia Beach Development Authority
          Industrial Development Revenue Refunding Bonds (La Quinta
          Inns, Inc. Project) Series 1993.

Each of LQMI, LQI, LQBR, and LQDP is a "COMPANY" and they are collectively the "COMPANIES". Each Reimbursement Agreement is an "AGREEMENT" and they are collectively the "AGREEMENTS"; terms defined in any Agreement and not otherwise defined herein shall have the same meanings when used herein as in such Agreement. Each of the letters of credit is a "LETTER OF CREDIT" and they are collectively the "LETTERS OF CREDIT".

     You hereby acknowledge receipt of a copy of each Agreement and any of the Related Documents which you have requested.

     This Participation Agreement sets forth the terms agreed upon by you and us with respect to our grant to you and your purchase from us of an undivided ________% (your "PERCENTAGE") interest (provided that your participation shall not exceed in the aggregate $_______________________, "YOUR PARTICIPATION") and participation in and to (i) the Letters of Credit and all payments to be made thereunder (such payments, "L/C PAYMENTS") through the Expiration Date of each Letter of Credit (subject to the provisions of paragraph 4(c) hereof), (ii) the Obligations of each Company under the Agreements and the Related Documents and
(iii) all of our rights under the Related Documents and any collateral security for the Obligations, the items set forth in clauses (i), (ii), and (iii) immediately preceding being herein collectively referred to as the "PARTICIPATED OBLIGATIONS".

     1. (a) Immediately upon your execution and delivery of this Participation Agreement, you shall irrevocably and unconditionally have purchased, accepted and received from us without recourse to us and, without any other action by either of us, an undivided interest and participation to the extent of your Percentage in and to the Participated Obligations, on the terms set forth herein; provided, however, that you shall have no interest in, and shall be entitled to receive no part of, any fee or charge paid to us pursuant to Section 4(a)(ii), 4(b), or 4(c) of any Agreement, or any amount paid to us for our own account pursuant to Section 4(d) or Section 13 of any Agreement or any amount paid to us pursuant to Section 15 of any Agreement (except if such amounts pursuant to Section 15 correspond to amounts paid by you pursuant to paragraph 9 hereof).

          (b) You acknowledge and agree that (i) your obligation to acquire your participation in our liability in respect of the Participated Obligations and (ii) your obligation to make the payments specified in paragraph 3 hereof, and our right to receive the same, in the manner specified herein, are absolute, irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of any Event of Default or Default under any Agreement or any default under any of the Related

Documents. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (c) It is the express intention of the parties hereto that (i) we neither are nor shall be a fiduciary to, nor otherwise have a trust relationship with you in connection with this Participation Agreement; (ii) the relationship between you and us is and at all times hereafter shall be that of a purchaser and a seller of a property interest (i.e., undivided participation interests in the Participated Obligations) and not that of a creditor and debtor or joint venturers; and (iii) we shall owe you no duty except as specifically set forth in this Participation Agreement. With respect to your decision to purchase your participation, you unconditionally assume all risk of loss in connection with your participation hereunder as if you had provided your Percentage of the L/C Payments directly to the Trustee, for the benefit of the Companies.

          (d) You acknowledge and agree that we may (but shall have no obligation to) purchase from time to time all or any part of your participation for an amount equal to all amounts, if any, due and owing to you under this Participation Agreement as a result of your participation on the date of our purchase thereof.

     2. At the time of each payment of letter of credit fee made by any Company pursuant to Section 4(a)(i) of any Agreement, we shall remit to you, so long as you have paid in full to us all amounts payable by you hereunder, a share of such letter of credit fee computed by multiplying (x) the amount of such payment by (y) the product of your Percentage. Payment to you pursuant to this paragraph 2 shall be made on the date such letter of credit fee is actually received by us pursuant to such Agreement if the same is received by us prior to 12:00 Noon, Dallas, Texas time, on a Business Day or if received after such time, by 12:00 Noon, Dallas, Texas time, on the next succeeding Business Day.

     3. (a) We shall give prompt notice to you by telephone, telecopier or telex at the numbers provided below your signature (which notice, if made by telephone, will be confirmed in writing) of the date and amount of each L/C Payment made under any Letter of Credit with respect to which we are not reimbursed in full, in cash, by any Company on the date that such reimbursement is due pursuant to the terms of such Agreement. If we so notify you at or prior to 12:00 Noon, Dallas, Texas time, on a Business Day, you shall pay to us not later than our close of business on the same Business Day, the amount of your participation in such L/C Payment (such amount being equal to your Percentage times the total amount of such unreimbursed L/C Payment) by transferring the same to us, in lawful money of the United States of America and in immediately available funds, to the account number set forth below our signature at our office set forth above or as we may otherwise direct. If we so notify you after 12:00 Noon, Dallas, Texas time, on a Business Day, you shall pay to us such amount by 12:00 Noon, Dallas, Texas time on the next succeeding Business Day.

          (b) If you fail to pay any amount required to be paid hereunder when due, such amount shall bear interest payable to us on demand (i) from such due date through the second Business Day thereafter at the Federal Funds Rate from time to time in effect and (ii) after such second Business Day until paid in full at the Prime Rate from time to time in effect; PROVIDED, HOWEVER, at no time shall interest be contracted for, charged or received in excess of the highest lawful rate. For the purposes hereof, "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum equal to the rate (rounded off to the nearest 1/100 of 1%) obtained by dividing (I) the Federal funds "Effective Rate" as quoted for such day (or, if such day is not a Business Day in Dallas, Texas, for the next preceding Business Day in Dallas, Texas) by the Federal Reserve Bank of Dallas in its publication "Composite Closing Quotations for U.S. Government Securities" or in such other subsequent publication of said Federal Reserve Bank which shall quote the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers, or as quoted to us by the appropriate official at said Federal Reserve Bank, or in the absence of such quote, from any other source which may be available to us, by (II) a percentage equal to 100% minus the stated maximum reserve requirement percentage as specified by the Board of Governors of the Federal Reserve System that we determine would be applicable on such day to such Federal funds transactions (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law).

          (c) If we fail to pay any amount required to be paid hereunder when due, such amount shall bear interest payable to you on demand (i) from such due date through the second Business Day thereafter at the Federal Funds Rate from time to time in effect and (ii) after such second Business Day until paid in full at the Prime Rate from time to time in effect; PROVIDED, HOWEVER, at no time shall interest be contracted for, charged or received in excess of the highest lawful rate.

     4. (a) Whenever we receive a payment of or on account of principal or interest on any of the Participated Obligations (whether voluntarily from the Company, by enforcement of security or otherwise) as to which you have paid us the amount of your participation pursuant to paragraph 3 hereof, we will promptly credit to the account set forth below your signature or as you may direct, in the kind of funds so received, an amount equal to your Percentage thereof by the close of business on the same Business Day. Notwithstanding the foregoing, if we receive such a payment after 12:00 Noon, Dallas, Texas time, on a Business Day, we will credit your account as provided in the preceding sentence by 12:00 Noon Dallas, Texas time on the next succeeding Business Day in an amount equal to your Percentage of such payment.

          (b) All payments required to be made to you by us in respect of the Participated Obligations will be made if and to the extent actually received by us.

          (c) If any payment received by us with respect to any of the Participated Obligations pursuant to any Agreement or any Related Document is rescinded or otherwise required to be disgorged or returned by us for any reason at any time you will upon notice from us immediately pay over to us your Percentage share of the amount so disgorged or returned. Notwithstanding anything in this Participation Agreement to the contrary, (i) if we are required to make payment under any Letter of Credit after the expiry date thereof or (ii) any amount we received as reimbursement for L/C Payments covered by this Participation Agreement from any Company is required to be disgorged or returned by us at any time for any reason, your obligation to participate in such payment or amount shall survive and shall continue in full force and effect. The provisions of this paragraph 4(c) and paragraph 9 shall survive the termination hereof.

     5. (a) We shall have the same rights with respect to the administration and enforcement of the Agreements and the Related Documents as though we were the sole issuer and holder thereof, except as provided in paragraph 6 hereof.
It is understood that we will exercise and give the same care and attention to the Letters of Credit as we give to our letters of credit in which no participation is granted, and that our sole obligation to you, except as is otherwise specifically provided in this Participation Agreement, shall be to distribute promptly, as and when received by us, as stated in paragraphs 2, 4(a) and 4(b) hereof, your pro rata share of payments to which your participation is entitled.

          (b) We shall provide you upon request an accounting, in reasonable detail, with respect to all monies or other property received by us in connection with the Participated Obligations.

     6. We shall handle all matters arising under the Agreements and the Related Documents and the transactions contemplated thereby in accordance with our usual practice in managing credits of a similar nature held for our own account. Without your prior written consent, we may (1) agree to any amendment, modification or waiver of the terms of any Agreement (which incorporates by reference the covenants, terms and provisions of the Master Covenant Agreement) or the Related Documents, (2) consent to any action or failure to act by any Company or (3) exercise or refrain from exercising any remedies which we may have under any Agreement or the Related Documents; PROVIDED, HOWEVER, your consent shall always be required to exercise any such rights which would (i) change the principal amount of the Participated Obligations (other than reinstatement of the original stated amount of the Letters of Credit as provided herein), (ii) extend the maturity date of any of the Participated Obligations or extend the Expiration Date of any Letter of Credit, (iii) reduce or postpone the payment of, interest on any of the Participated Obligations, (iv) reduce or postpone the amount of, or timing of the payment of any fees or other sums payable to you hereunder or (v) release any of the collateral supporting the L/C Payments and other Obligations given under or pursuant to any Agreement or any Related Document. Notwithstanding the foregoing, your consent shall not be required to reinstate the amount of any Letter of Credit pursuant to its terms. We will make available to you copies of any amendments, consents, or waivers with respect to any Agreement and any Related Document and will use reasonable effort to give you notice of the occurrence of any Event of Default or Default with respect to the Participated Obligations of which our officer having account responsibility for the Companies shall have actual knowledge, but no failure to provide any such copies or give any such notice shall result in any liability to us.

     7. Neither we nor any of our officers, directors, employees or agents shall have any liability (express or implied) for any error of judgment or under or in connection with any action taken or omitted by us hereunder or in connection herewith or under or in connection with any Agreement or any Related Document or the transactions contemplated hereby or thereby or for the failure or delay in exercising any right or power possessed by us under the Related Documents, unless caused by our or their gross negligence or willful misconduct. Without in any way limiting the foregoing, we shall be entitled to rely, and shall be fully protected in relying, upon any writing, consent, resolution, notice, statement, draft, certificate, telex or telecopier message, cablegram, radiogram, order or other document, conversation or telephone message, believed by us in good faith to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Participation Agreement, any Agreement or the Related Documents and our duties hereunder and thereunder, upon advice of counsel selected by us (including counsel for the Companies) and with respect to other matters, upon independent public accountants, appraisers and any other experts selected by us.

     8. Independently and without reliance upon us, you have made and shall continue to make (i) your own independent investigation of the financial conditions and affairs of the Companies, in connection with this Participation Agreement, and (ii) your own appraisal of the creditworthiness of the Companies and, except as expressly provided herein, we shall have no duty or responsibility, either initially or on a continuing basis, to provide you with any credit or other information with respect thereto, whether coming into our possession before the issuance of the Letters of Credit or at any time or times thereafter. We make no representation or warranty, and we shall not be responsible to you for any recitals, statements, information, representations or warranties in any Agreement or any of the Related Documents or for the execution, effectiveness, perfection or sufficiency of, or the filing, recording or taking of any other action with respect to, any of the Related Documents or any collateral security given therefor or the financial condition of any Company, or the collectability of any amount payable under any Agreement or any Related Document, or the preservation of any collateral or loss, depreciation or release thereof, or the misapplication or non-application of the L/C Payments, or the authenticity, validity, accuracy or completeness of any notice, financial statement or other document or information received by us in connection with or otherwise referred to in any Agreement or any Related Document. We shall not be liable for any undertaking of any Company or the Trustee.

     9. (a) You hereby indemnify us against and shall reimburse us, promptly on demand, in an amount equal to your Percentage thereof, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, disbursements necessary, in our judgment, to preserve or protect any collateral) for which we are not promptly reimbursed at any time by or on behalf of the Companies which may be imposed on, incurred by, or asserted against us in any way relating to or arising under any Agreement or the Related Documents or the transactions contemplated thereby and hereby, or any action taken or omitted by us under or in connection with any of the foregoing; PROVIDED, HOWEVER, that the foregoing indemnity shall not apply with respect to and you shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from our gross negligence or willful misconduct. Your obligations under this paragraph 9 shall survive the termination of this Participation Agreement, the Agreements and the Related Documents and the payment by the Companies of all obligations thereunder. To the extent that you have made any payments to us under this paragraph 9 for which we are subsequently reimbursed by the Companies, we will promptly pay to you the amount of such payments.

          (b)  You represent and warrant to us as follows:

               (i) your purchase of the Participated Obligations is a legal investment pursuant to the laws under which you are organized and operating;

               (ii) your execution, delivery of and performance under this Participation Agreement are within your corporate powers, have been duly authorized by all necessary corporate action and do and shall not contravene: (a) your charter, bylaws or other constitutional documents or (b) any law, regulation, order or contractual obligation binding upon you or any of your assets;

               (iii) this Participation Agreement is a legal, valid and binding obligation of yours, enforceable against you in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity;

               (iv) you are entering into this Participation Agreement and are purchasing your Participated Obligations for your own account in the ordinary course of your commercial banking business and not with a view to or for sale in connection with any distribution of any evidence of indebtedness received by you; and

               (v) you have previously entered into similar participation agreements and have made investments of the type, kind and nature specified in this Participation Agreement, and are aware of and are able to bear the economic risks involved.

          (c)  We represent to you as follows:

               (i) we have the right, power and authority to sell you your participation hereunder and such participation is free and clear of all liens;

               (ii) our execution, delivery of and performance under this Participation Agreement are within our corporate powers, have been duly authorized by all necessary corporate action and do and shall not contravene: (a) our charter, bylaws or other constitutional documents or (b) any law, regulation, order or contractual obligation binding upon us or any of our assets; and

               (iii) this Participation Agreement is a legal, valid and binding obligation of ours, enforceable against us in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity.

     10. You shall have no interest in any property taken as security for any other credit facility made to the Company or any of its affiliates or any other Person by us, or in any property now or hereafter in our possession or control which may be or become security for the Agreement by reason of the general description contained in any general loan and collateral agreement or collateral note held by us or by reason of the right of setoff, counterclaim, banker's lien or otherwise, except that if such property or the proceeds thereof shall be applied in reduction of amounts outstanding, if you have funded all of the amounts due hereunder, under the Agreement covered by this Participation Agreement then you shall be entitled to share ratably in such application. Notwithstanding the foregoing, we shall have no obligation to assert any claim or lien upon any property or claim held by us or assert any offset thereagainst except as specifically required by paragraph 6 hereof. You agree that if you should receive any amount (whether by setoff or otherwise) in respect of your participation acquired hereunder (other than from or directed by us pursuant to this Participation Agreement), you will cause such payment to be shared ratably with us, if we have performed our obligations hereunder; provided that if all or any portion of such payment is thereafter recovered from you, such shared payment shall be repaid to the extent of such recovery (but without interest).

     11. We, our branches, agencies, representative offices and affiliates and you may accept deposits and credit balances from, make loans or otherwise extend credit to, and generally engage in any kind of banking or trust business with, the Companies or any of their affiliates or any other Person and receive payment on such loans or extensions of credit, accept fees and other consideration for services in connection therewith and otherwise act with respect thereto freely and without accountability in the same manner as if this Participation Agreement and the transactions contemplated hereby were not in effect.

     12. You agree that you will not sell, assign, transfer, subparticipate or otherwise dispose of any portion of your participation or grant any participation therein without our prior written consent.

     13. This Participation Agreement may not be amended orally but only by an instrument in writing executed by the parties hereto. This Participation Agreement and the respective rights and obligations of the parties hereunder shall be construed in accordance with, and be governed by, the law of the State of Texas.

     14. Unless otherwise specified herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied or telexed communication) and shall be telecopied, telegraphed, telexed, mailed (certified mail, return receipt requested, postage prepaid) or delivered to each party hereto by the other at its address or number set forth below your signature or at such other address or number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph 14. All such notices and other communications when given in accordance with this paragraph 14 shall be effective (a) if telegraphed, telecopied or telexed, when delivered to you, when confirmed at the confirmation number given or when answerback is telexed, respectively; (b) if mailed, upon deposit in the mail; or (c) if delivered, upon delivery.

     15. The invalidity or unenforceability of any term or provision of this Participation Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which provisions shall remain in full force and effect.

     16. This Participation Agreement constitutes the entire agreement between the parties hereto as of the date hereof with respect to the subject matter contained herein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Participation Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Participation Agreement. This Participation Agreement may be executed in any number of counterparts, each of which when so executed shall be one and the same instrument.

     If the foregoing correctly sets forth the arrangement between us, please indicate your confirmation thereof and your acceptance to the participation hereby offered by signing and returning to us the enclosed copy of this Participation Agreement, whereupon the same shall become a binding agreement between us.

                                   NATIONSBANK OF TEXAS, N.A.


                                   By:_______________________________________
                                   Title:
                                   901 Main Street
                                   Dallas, Texas  75202
                                   Attn:  Corporate Banking Department

                                   Telephone: (214) 508-0957
                                   Telex:    6829317
                                   Answbck:  NATIONSBK
                                   Telecopier:  (214) 508-0980

Confirmed and Accepted as of
January 25, 1994:

[Participant]


By:__________________________________
Title:

_____________________________
_____________________________
_____________________________
_____________________________

Telephone: (___) ______________
Telecopier:  (___) ______________

                                    EXHIBIT H

                                    GUARANTY

     This Guaranty, dated as of January 25, 1994 (this "GUARANTY"), is made by LQM Operating Partners, L.P., a Delaware limited partnership ("GUARANTOR").

                                   BACKGROUND.

     1. La Quinta Inns, Inc., a Texas corporation ("COMPANY"), NationsBank of Texas, N.A., as Administrative Lender ("ADMINISTRATIVE LENDER") on behalf of NationsBank of Texas, N.A. and each other lender, and each other lender (singly, a "LENDER" and collectively, the "LENDERS") have entered into the Amended and Restated Credit Agreement, dated as of January 25, 1994 (as hereafter amended or otherwise modified from time to time, the "CREDIT AGREEMENT"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that Lenders make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit.

     3. It is a condition precedent to the obligation of Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit that Guarantor guarantee repayment thereof upon the terms and conditions set forth herein.

     4. The Board of Directors of La Quinta Realty Corp., a Delaware corporation and the sole General Partner of Guarantor, has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of Guarantor's business.

     5. Guarantor desires to induce Lender to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit, which may reasonably be expected to benefit, directly or indirectly, Guarantor.

                                   AGREEMENT.

     Now, therefore, in consideration of the premises and in order to induce Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit under the Credit Agreement, Guarantor agrees as follows:

     1.   GUARANTY.

          (a) Guarantor unconditionally and irrevocably guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of Company or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to Company or any other Obligor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C.
Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "OBLIGATION"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

          (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to Company, other Affiliates of Company or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets, subject to PARAGRAPH 4(A) hereof, to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among Guarantor and other Obligors of obligations arising under guaranties by such parties.

     2. GUARANTY ABSOLUTE. Guarantor guarantees that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Administrative Lender or any Lender with respect thereto; PROVIDED, HOWEVER, nothing contained in this Guaranty shall require Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of Guarantor hereunder are independent of the obligations of Company under the Credit Agreement and of the obligations of each other Obligor under each other Loan Paper and any Applicable Law. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) the taking or accepting of any other security or guaranty for any or all of the Obligation;

          (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitments;

          (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

          (d) any lack of corporate, partnership or other power of Company or any other Obligor;

          (e) any Debtor Relief Law involving Company, Guarantor or any other Obligor;

          (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or Administrative Lender to Company or any other Obligor; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto without notification of Guarantor (the right to such notification being herein specifically waived by Guarantor);

          (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

          (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

          (i) the failure by any Lender or Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against Company or any other Person (including without limitation any other Obligor), or the failure or delay by any Lender or Administrative Lender to, or the manner in which any Lender or Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

          (j) the existence of any claim, defense, set-off, or other rights which Company or Guarantor may have at any time against Company, any Lender, Administrative Lender or any Obligor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

          (k) any failure of any Lender or Administrative Lender to notify Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or Administrative Lender, it being understood that Lenders and Administrative Lender shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

          (l) any payment by Company to any Lender or Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender or Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company, Guarantor or any other Obligor, including without limitation any defense by reason of any disability or other defense of Company, or the cessation from any cause whatsoever of the liability of Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of Company or any other Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Company, any other Obligor or otherwise, all as though such payment had not been made.

     3. WAIVER. To the extent not prohibited by Applicable Law, Guarantor hereby waives: (a) promptness, protest, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in SECTION 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Papers; (b) any requirement that Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against Company or any other Person or any collateral or pursue any other remedy in Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against Administrative Lender, any Lender, Company or other Obligor; (d) any right to seek or enforce any remedy or right that Administrative Lender or any Lender now has or may hereafter have against

Company, any other Obligor or any other Person (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting Administrative Lender or Lenders in respect of the Obligation; and
(f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against Company or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.   SUBROGATION AND SUBORDINATION.

     (a) Notwithstanding any reference to subrogation contained herein to the contrary, Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Company or any other Obligor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender or Administrative Lender against Company or any other Obligor or any collateral which any Lender or Administrative Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Company or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this PARAGRAPH 4(a) is knowingly made in contemplation of such benefits.

     (b) If Guarantor becomes the holder of any indebtedness payable by Company or any other Obligor, Guarantor hereby subordinates all indebtedness owing to it from Company and each other Obligor to all indebtedness of Company and each other Obligor to Lenders and Administrative Lender, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until final payment in full of the obligations of Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to Guarantor by Company or any other Obligor prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of Lenders and Administrative Lender and shall forthwith be paid to Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

     5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that all representations and warranties as they apply to Guarantor only set forth in ARTICLE 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

     6. COVENANTS. Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Guarantor further covenants and agrees (a) punctually and properly to perform all of Guarantor's covenants and duties under all other Loan Papers; (b) from time to time promptly to furnish Administrative Lender with any information or writings which Administrative Lender may request concerning this Guaranty; and (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor, Administrative Lender, and, either all Lenders or Determining Lenders, as appropriate, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

     9. NO WAIVER; REMEDIES. No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither Administrative Lender nor any Lender shall be required to
(a) prosecute collection or seek to enforce or resort to any remedies against Company, any other Obligor or any other Person, (b) join Company, any other Obligor or any other Person in any action in which Administrative Lender or any Lender prosecutes collection or seeks to enforce or resort to any remedies against Company, any other Obligor or any other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) Administrative Lender or any Lender by Company, any other Obligor or any other Person. Neither Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and Administrative Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender or Administrative Lender shall have made any demand under this Guaranty. Each Lender and Administrative Lender agrees promptly to notify Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or provide a defense to Guarantor's obligations under this Guaranty. The rights of each Lender and Administrative Lender under this SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and Administrative Lender may have.

     11. LIENS. To the extent not prohibited by Applicable Law, Guarantor agrees that Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of Guarantor, Company or any other Obligor, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale. Guarantor waives any defense to the recovery by Administrative Lender or any Lender hereunder against Company, Guarantor or any collateral of any deficiency after a nonjudicial sale and Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of Guarantor against Company or any other Person or any Collateral or any other collateral. Guarantor agrees that Guarantor is liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

     12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Term Loan Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and Administrative Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to such Lender herein or otherwise.

     13. INFORMATION. Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Company and each other Obligor such information concerning

Company's and each Obligor's financial condition or business operations as Guarantor may require, and that neither Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Company or any Obligor.

     14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS GUARANTY IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

     15. WAIVER OF JURY TRIAL. GUARANTOR, ADMINISTRATIVE LENDER, AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THE CREDIT AGREEMENT.

     16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of Lenders and Administrative Lender, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17. GUARANTOR INSOLVENCY. Should Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender or Administrative Lender granted hereunder, then, the obligations of Guarantor under this Guaranty shall be, as between Guarantor and such Lender and Administrative Lender, a fully-matured, due, and payable obligation of Guarantor to such Lender and Administrative Lender (without regard to whether Company or any other Obligor is then in default under the Credit Agreement or any other Loan Paper or whether any part of the Obligation is then due and owing by Company or any other Obligor to such Lender or Administrative Lender), payable in full by Guarantor to such Lender or Administrative Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              LQM OPERATING PARTNERS, L.P.


                              By  La Quinta Realty Corp., its General Partner
Address for Guarantor:

112 East Pecan
San Antonio, Texas  78205
                              By:____________________________________________
                                 Name:
                                 Title:

                                    EXHIBIT I


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------












                                PLEDGE AGREEMENT

                          dated as of January 25, 1994

                                     Between

                             LA QUINTA REALTY CORP.
                                   as Pledgor

                                       and

                           NATIONSBANK OF TEXAS, N.A.
                            as Administrative Lender













- --------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

                               ARTICLE I.  PLEDGE.

     1.01.     PLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02.     DESCRIPTION OF OBLIGATIONS. . . . . . . . . . . . . . . . . .   2

                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES.

     2.01.     REPRESENTATIONS AND WARRANTIES CONCERNING PLEDGOR . . . . . .   2
     2.02.     REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. . . . .   2

                            ARTICLE III.  COVENANTS.

     3.01.     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .   3
     3.02.     NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .   3
     3.03.     RIGHTS TO DIVIDENDS AND DISTRIBUTIONS . . . . . . . . . . . .   4
     3.04.     RIGHT OF ADMINISTRATIVE LENDER TO NOTIFY ISSUERS. . . . . . .   4
     3.05.     DELIVERY OF RECEIPTS TO ADMINISTRATIVE LENDER . . . . . . . .   5
     3.06.     VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.07.     RECORDS OF COLLATERAL . . . . . . . . . . . . . . . . . . . .   5
     3.08.     INFORMATION AND INSPECTION. . . . . . . . . . . . . . . . . .   5
     3.09.     DISPOSITION OF COLLATERAL . . . . . . . . . . . . . . . . . .   5
     3.10.     ADMINISTRATIVE LENDER'S COSTS . . . . . . . . . . . . . . . .   5
     3.11.     ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . .   6
     3.12.     POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .   6
     3.13.     WAIVERS BY PLEDGOR. . . . . . . . . . . . . . . . . . . . . .   6
     3.14.     WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . .   7
     3.15.     OTHER PARTIES AND OTHER COLLATERAL. . . . . . . . . . . . . .   7
     3.16.     ADDITIONAL COLLATERAL . . . . . . . . . . . . . . . . . . . .   7

            ARTICLE IV.  RIGHTS AND POWERS OF ADMINISTRATIVE LENDER.

     4.01.     REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . .   7
     4.02.     REALIZATION UPON COLLATERAL . . . . . . . . . . . . . . . . .   8
     4.03.     SECURITIES AND RELATED LAWS . . . . . . . . . . . . . . . . .   9
     4.04.     CONVERTIBLE SECURITIES. . . . . . . . . . . . . . . . . . . .   9
     4.05.     PARTNERSHIP LIABILITIES . . . . . . . . . . . . . . . . . . .   9

                           ARTICLE V.  MISCELLANEOUS.

     5.01.     CUMULATIVE RIGHTS . . . . . . . . . . . . . . . . . . . . . .  10
     5.02.     ADMINISTRATIVE LENDER'S DUTIES. . . . . . . . . . . . . . . .  10
     5.03.     WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

     5.04.     RELEASE OF COLLATERAL AND LIENS; TERMINATION. . . . . . . . .  10
     5.05.     RATE PROVISION. . . . . . . . . . . . . . . . . . . . . . . .  11
     5.06.     PARTIES BOUND . . . . . . . . . . . . . . . . . . . . . . . .  11
     5.07.     NOTICES AND DELIVERIES. . . . . . . . . . . . . . . . . . . .  11
               (A)  MANNER OF DELIVERY . . . . . . . . . . . . . . . . . . .  11
               (B)  ADDRESSES. . . . . . . . . . . . . . . . . . . . . . . .  11
               (C)  EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . .  12
     5.08.     MODIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . .  12
     5.09.     FINANCING STATEMENT . . . . . . . . . . . . . . . . . . . . .  12
     5.11.     SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.12.     COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.13.     GOVERNING LAW; TERMS. . . . . . . . . . . . . . . . . . . . .  13
     5.14.     WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . .  13
     5.15.     ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  13

                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT is dated as of January 25, 1994, and made by La Quinta Realty Corp., a Texas corporation ("PLEDGOR"), in favor of NationsBank of Texas, N.A., a national banking association, as Administrative Lender ("ADMINISTRATIVE LENDER"), for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "SECURED PARTY" and collectively, the "SECURED PARTIES").


                                    RECITALS:

     (1) La Quinta Inns, Inc., a Texas corporation ("BORROWER"), Secured Parties and Administrative Lender have entered into a Credit Agreement, dated as of January 25, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT").

     (2) Pledgor owns all of the general partnership interests of La Quinta Motor Inns Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP").

     (3) It is a requirement to the effectiveness of the Credit Agreement that the parties execute and deliver this Agreement.

     (4) It is the intention of the parties hereto that this Agreement create a first priority security interest securing the payment of the obligations set forth in SECTION 1.02 hereof.


                                   AGREEMENT.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and under the terms of the Credit Agreement, Pledgor hereby agrees with Administrative Lender for its benefit and the ratable benefit of Secured Parties as follows:


                               ARTICLE I.  PLEDGE.

     1.01. PLEDGE. Upon the terms hereof, for value received, Pledgor hereby pledges, assigns, hypothecates, and transfers to Administrative Lender, for the ratable benefit of Administrative Lender and Secured Parties, a first and prior pledge and security interest in (a) all partnership interests now or hereafter owned beneficially or of record by Pledgor in the Partnership; (b) all distributions, dividends, cash, instruments, and other property from time to time distributed in respect thereof; (c) all rights of Pledgor in, to and under any and all agreements related to the Partnership; and (d) all proceeds and products of the foregoing (collectively, "COLLATERAL"), to secure the payment and performance of the Obligations (as defined below). Unless otherwise defined in this Agreement, terms used herein shall have the meanings set forth in the Credit Agreement.

     1.02. DESCRIPTION OF OBLIGATIONS. The security interest granted by Pledgor shall secure the payment and performance of any and all obligations now or hereafter existing of each Borrower, each other Obligor and any other Person under the Credit Agreement and the Loan Papers, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, indemnification or otherwise (all such obligations being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Borrower, each other Obligor and any other Person to Administrative Lender or Secured Parties under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Pledgor, Borrower, any other Obligor or any other Person (including all such amounts which would become due but for the operation of any Debtor Relief Law).

                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES.

     2.01. REPRESENTATIONS AND WARRANTIES CONCERNING PLEDGOR. Pledgor represents and warrants that (a) the chief place of business and chief executive office of Pledgor and the office where Pledgor keeps all of its records is located at 112 East Pecan Street, San Antonio, Texas 75205; (b) no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Tribunal, regulatory body, or Tribunal is required
(i) for the pledge by Pledgor of the Collateral pledged by it hereunder, for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest), or (iii) for the exercise by Administrative Lender of the Rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; and (c) Pledgor possesses all licenses and permits required for the operations of its business. Pledgor represents and warrants that the value of the consideration received and to be received by Pledgor as a result of the transactions contemplated hereby is reasonably worth at least as much as the liability and obligation of Pledgor hereunder and the undertaking of such liability and obligation has benefitted and may reasonably be expected to benefit Pledgor directly or indirectly.

     2.02. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. Pledgor represents and warrants that (a) Pledgor is the legal and beneficial owner of the Collateral pledged by Pledgor free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement; (b) SCHEDULE 1 is a complete and correct description of all interest of Pledgor in the Partnership, including each certificate, class of interest and number of units owned by Pledgor; (c) all interest of the Partnership owned by Pledgor are represented by the certificates described on
SCHEDULE 1 and no other instrument; (d) none of the Collateral is subject to any buy-sell, preferential right to purchase, transfer restriction or similar agreement (except as set forth in the partnership agreement); (e) no effective financing statement or other similar document used to perfect and preserve a security interest under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Lender relating to this Agreement; (f) the partnership interests pledged hereunder are duly authorized, validly issued, fully paid, and non-assessable (except for capital calls and other obligations set forth in the partnership agreement); (g) the pledge, assignment, and delivery of the Collateral hereunder, and filing of an appropriate financing statement, create a valid first and prior perfected security interest in the Collateral, securing the Obligations; (h) no unpaid capital call or dispute exists with respect to any of the Collateral; and (i) the Collateral owned by Pledgor represents 100% of the authorized, issued and outstanding general partnership interests of the Partnership. The delivery at any time by Pledgor to Administrative Lender of Collateral shall constitute a representation and warranty by Pledgor under this Agreement that, with respect to such Collateral, Pledgor is the sole legal and beneficial owner of the Collateral, and that the matters set forth in this SECTION 2.02 are true and correct with respect to such Collateral.


                            ARTICLE III.  COVENANTS.

     3.01. AFFIRMATIVE COVENANTS. Pledgor covenants and agrees (a) promptly to deliver to Administrative Lender all instruments, certificates, documents, or agreements evidencing any of the Collateral; (b) promptly to notify Administrative Lender of any change in any fact or circumstances warranted or represented by Pledgor in this Agreement or in any other writings furnished by Pledgor to Administrative Lender in connection with the Collateral; (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting Pledgor's title to the Collateral, or any part thereof, or the security interest therein granted hereunder, and, at the request of Administrative Lender, appear in and defend, at Pledgor's expense, any such action or proceeding; and (d) promptly to pay to Administrative Lender and Secured Parties the amount of all court costs and attorney's fees incurred by Administrative Lender and Secured Parties hereunder.

     3.02. NEGATIVE COVENANTS. Pledgor covenants and agrees that it shall not (a) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, or grant any option, warrant, or other Rights in the Collateral in favor of any Person other than Administrative Lender; (b) cause or permit any issuer or other obligor of any Collateral to authorize and issue any additional limited or general partnership interests, or take any other action that would otherwise dilute any of the Collateral; (c) approve any amendment to the partnership agreement or any amendment, restatement or cancellation to or of any of the other Collateral without the prior written consent of Determining Lenders; or (d) permit the dissolution of the Partnership.

     3.03. RIGHTS TO DIVIDENDS AND DISTRIBUTIONS. With respect to any certificates, bonds, or other instruments or securities constituting a part of the Collateral, Administrative Lender shall have authority during the continuance of an Event of Default, without notice to Pledgor, either to have the same registered in Administrative Lender's name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all principal, interest, fee, premium and other payment or distributions of property in respect of any Collateral ("DISTRIBUTIONS") and any and all Dividends (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any certificate or instrument (including, without limitation, any certificate representing a Dividend or a Distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or Rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, Pledgor agrees to accept the same as Administrative Lender's agent and to hold the same in trust on behalf of and for the benefit of Administrative Lender, and to deliver the same forthwith to Administrative Lender in the exact form received, with appropriate undated stock powers, duly executed in blank, and endorsements, to be held by Administrative Lender, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence, Pledgor shall be entitled to receive all cash Dividends and Distributions paid in respect of any of the Collateral (subject to the restrictions of any other Loan Paper). During the continuance of an Event of Default, Administrative Lender shall be entitled to all Dividends and Distributions, and to any sums paid upon or in respect of any Collateral upon the liquidation, dissolution, or reorganization of the issuer or maker thereof which shall be paid to Administrative Lender to be held by it as additional collateral security for the Obligations and application to the Obligations at the discretion of Administrative Lender. In case any Dividend or Distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation, or dissolution of an issuer or maker, or any amendment, restatement, redemption or exchange of any Collateral, the property so distributed shall be delivered to Administrative Lender to be held by it as Collateral; PROVIDED, HOWEVER, that if such Dividend or Distribution does not constitute an instrument or a certificate evidencing Collateral, and if no Event of Default is in existence, the Dividend or Distribution shall be delivered to Pledgor, subject to all Liens created under and all covenants of the Loan Papers. All Dividends and Distributions paid or distributed in respect of the Collateral which are received by Pledgor in violation of this Agreement shall, until paid or delivered to Administrative Lender, be held by Pledgor in trust as additional Collateral for the Obligations.

     3.04. RIGHT OF ADMINISTRATIVE LENDER TO NOTIFY ISSUERS. At any time during the continuance of an Event of Default, Administrative Lender may notify issuers and makers of the Collateral to make payments of all Dividends and Distributions directly to Administrative Lender and Administrative Lender may take control of all proceeds of any Collateral. Until Administrative Lender elects to exercise such Rights, during the continuance of an Event of Default, Pledgor, as agent of Administrative Lender, shall collect all Dividends and Distributions and other amounts paid or distributed with respect to the Collateral.

     3.05. DELIVERY OF RECEIPTS TO ADMINISTRATIVE LENDER. Upon Administrative Lender's demand during the continuance of an Event of Default, Pledgor shall deposit, upon receipt and in the form received, with any necessary endorsement, all payments received as proceeds of or otherwise in connection with the Collateral, in a special bank account in a bank of Administrative Lender's choice over which Administrative Lender alone shall have power of withdrawal. The funds in said account shall secure the Obligations. Administrative Lender is authorized, and is hereby appointed attorney-in-fact, to make any endorsement in Pledgor's name and behalf. Pending such deposit, Pledgor shall not mingle any such payments with any of Pledgor's other funds or property, but shall hold them separate and upon an express trust for Administrative Lender. During the continuance of an Event of Default, Administrative Lender may from time to time apply the whole or any part of the funds in the special account against the Obligations.

     3.06. VOTING RIGHTS. It is expressly understood and agreed that Pledgor shall retain all voting rights to the Collateral unless an Event of Default shall exist, at which time such voting rights shall transfer to or be exercised as directed by Administrative Lender (subject to any requirements of applicable Law and Licenses), at its sole discretion; PROVIDED, HOWEVER, that no voting or management rights shall be exercised, vote cast, consent, waiver, or ratification given, or action taken by Pledgor which would be inconsistent with or violate any provision of this Agreement or any other Loan Papers.

     3.07. RECORDS OF COLLATERAL. Pledgor at all times shall maintain accurate books and records concerning the Collateral. Pledgor shall cause all issuers and makers of the Collateral to mark immediately all books and records of issue, registration, and transfer relating to the Collateral, with an entry showing the collateral assignment of the Collateral to Administrative Lender.

     3.08. INFORMATION AND INSPECTION. Pledgor shall, and shall cause each issuer and maker of the Collateral to, (a) upon one Business Day's notice, allow Administrative Lender and any Secured Party to inspect and copy, or at the option of Administrative Lender or any Secured Party, furnish copies of, all records relating to the Collateral and the Obligations; PROVIDED, HOWEVER, that neither Administrative Lender nor any Secured Party need give any notice to Pledgor if a Default has occurred; and (b) furnish Administrative Lender or any Secured Party such information as it may request with respect to the Collateral, any Dividends and Distributions thereon, and any proceeds thereof, at the time and in the form requested by Administrative Lender or any Secured Party.

     3.09. DISPOSITION OF COLLATERAL. No Collateral may be sold, leased, or otherwise disposed of by Pledgor in any manner.

     3.10. ADMINISTRATIVE LENDER'S COSTS. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend, and enforce this Agreement and the security interest granted hereby with respect to the Collateral, collect the Obligations, and preserve, defend, enforce, dispose of, and collect the Collateral, including without limitation Taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale. Whether Collateral is or is not in Administrative Lender's possession, and without any obligation to do so and without waiving any Event of Default caused by Pledgor's failure to make any such payment, Administrative Lender at its option may pay any such costs and expenses, and discharge Liens on the Collateral. Any payments so made shall be a part of the Obligations, shall be payable upon demand, and shall bear interest prior to the existence of an Event of Default, at the Prime Rate Basis, and during the existence of an Event of Default, at the Highest Lawful Rate.

     3.11. ADDITIONAL DOCUMENTS. Pledgor, at its expense, shall take all action, and execute and deliver such further instruments, agreements, blank stock powers, and assignments as Administrative Lender shall deem necessary or appropriate to obtain, maintain, and perfect the security interest hereunder, including the security interest in after-acquired Collateral granted herein, and to enable Administrative Lender to comply with all applicable federal or state Law, in order to obtain or perfect Administrative Lender's interest in the Collateral, to effect its Rights hereunder, or to obtain Dividends, Distributions and other proceeds of the Collateral as provided herein.

     3.12. POWER OF ATTORNEY. If an Event of Default shall have occurred and be continuing, Administrative Lender may vote any Collateral or otherwise exercise any rights with respect to the Collateral as though it were the sole owner thereof. PLEDGOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY COLLATERAL AND APPOINTS ADMINISTRATIVE LENDER PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR THEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

     3.13. WAIVERS BY PLEDGOR. Pledgor waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any Obligor, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by any of Secured Parties, in its or their discretion, without notice to Pledgor. Pledgor waives
(a) any claim that, as to any part of the Collateral, a public sale, should Administrative Lender elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE LENDER'S DISPOSITION OF

ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation.

     3.14. WAIVER OF JURY TRIAL. ADMINISTRATIVE LENDER, EACH SECURED PARTY AND PLEDGOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     3.15. OTHER PARTIES AND OTHER COLLATERAL. No renewal, increase, or extension of or any other indulgence with respect to, the Obligations or any part thereof, no amendment or modification or addition or supplement to any Loan Paper, no release, exchange, or taking of any security, no release of any Obligor (including any maker, endorser, guarantor, or surety), no delay in enforcement of payment, no delay or omission or lack of diligence or care in exercising any Right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement, and no other circumstance or event which might constitute a defense available to or discharge of Pledgor or any other Person, shall in any manner impair or affect the Rights of Administrative Lender or any Secured Party hereunder, under any other Loan Papers, at Law, or in equity. Neither Administrative Lender nor any Secured Party need file suit or assert a claim for personal judgment against any Person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing upon the Collateral for the purpose of paying the Obligations. Pledgor waives any Right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Administrative Lender and Secured Parties shall have no duty or obligation to Pledgor to apply any such other security or proceeds thereof to the Obligations.

     3.16. ADDITIONAL COLLATERAL. Upon acquisition by Pledgor of any additional partnership interest of any Borrower, Pledgor shall be deemed to grant hereunder, and shall cause to be granted, Liens on such partnership interest to Administrative Lender, as security for the Obligations. Pledgor agrees to take, and to cause to be taken, at its own cost and expense, such actions as Administrative Lender shall deem necessary or appropriate to create, evidence, and perfect such Liens.


            ARTICLE IV.  RIGHTS AND POWERS OF ADMINISTRATIVE LENDER.

     4.01. REMEDIES UPON DEFAULT. Administrative Lender, during the continuance of an Event of Default and without liability to Pledgor, may without notice or demand: obtain from any Person information regarding Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person also may furnish without liability to Pledgor; require Pledgor to give possession or control of any of the Collateral to Administrative Lender; endorse as Pledgor's agent or attorney-in-fact any instruments or documents representing Collateral or proceeds of the Collateral; unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds, and exercise all other Rights which an owner of such Collateral may exercise; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral, in its own name for the benefit of Administrative Lender and Secured Parties, or in the name of Pledgor, as Administrative Lender may determine. Administrative Lender shall not be liable for failure to collect any Dividend, Distribution or other proceeds, or for any act or omission on the part of Administrative Lender, its officers, agents, employees, or other representatives, except willful misconduct. The foregoing Rights of Administrative Lender shall be in addition to, and not a limitation upon, any Rights of Administrative Lender given by Law, elsewhere in this Agreement or any other Loan Papers, or otherwise.

     4.02. REALIZATION UPON COLLATERAL. During the continuance of an Event of Default, Administrative Lender, without notice or demand, but subject to any limitations or restrictions imposed by applicable Law, may exercise any Rights of a secured party under the Uniform Commercial Code of Texas or any other applicable jurisdiction ("UCC"), this Agreement, any other Loan Papers, or otherwise and also may require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of Administrative Lender forthwith, assemble all or part of the Collateral as directed by Administrative Lender and make it available to Administrative Lender at a place to be designated by Administrative Lender which is reasonably convenient to both parties at public or private sale, at any of Administrative Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Lender may deem commercially reasonable. Unless the Collateral is of a type customarily sold on a recognized market, Administrative Lender shall give Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor agrees that 10 days advance notice thereof shall constitute reasonable notice. Administrative Lender shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. Administrative Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Expenses of retaking, holding, preparing for sale, selling, or the like shall include Administrative Lender's reasonable attorneys' fees and legal expenses, and constitute a portion of the Obligations. Administrative Lender shall be entitled to immediate possession of all books and records maintained by Pledgor with respect to the Collateral, and shall have the authority to enter upon any premises upon which any of the same may be situated and remove the same therefrom without liability. Upon disposition of Collateral during an Event of Default, Pledgor shall be entitled to any surplus with respect to the Collateral following payment in full of the Obligations and termination hereof, and shall be liable to Administrative Lender for any deficiency with respect thereto. The proceeds of any disposition of Collateral available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner consistent with applicable Law as Administrative Lender in its discretion shall decide.

     4.03. SECURITIES AND RELATED LAWS. Because of the Securities Act of 1933, as amended ("SECURITIES ACT"), the Communications Act of 1934, and other Laws, including without limitation state blue sky Laws, there may be legal restrictions or limitations affecting Administrative Lender in any attempts to dispose of the Collateral in the enforcement of its Rights hereunder. For these reasons, Administrative Lender is hereby authorized by Pledgor, but not obligated, during the continuance of any Event of Default, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other Law. Administrative Lender is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Lender may deem required or appropriate under the Securities Act or other securities Laws in the event of a sale or disposition of any Collateral. Pledgor clearly understands that Administrative Lender may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by Administrative Lender shall be deemed to be not "commercially reasonable" because so made. Pledgor agrees that in the event Administrative Lender shall, during the continuance of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, Administrative Lender shall have the Right to rely upon the advice and opinion of appraisers of partnership interests in companies whose principal assets consist of assets similar to those owned and/or operated by the issuer of the Collateral, which appraisers are acceptable to Administrative Lender, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of fraud, such reliance shall be conclusive evidence that Administrative Lender handled such matter in a commercially reasonable manner under applicable Law.

     4.04. CONVERTIBLE SECURITIES. During the continuance of an Event of Default, Administrative Lender may present for conversion any Collateral which is convertible into any other instrument, investment security, or cash. Administrative Lender shall not have any duty, however, to present for conversion any of the Collateral, unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible and such conversion does not violate any provisions of any Loan Papers.

     4.05. PARTNERSHIP LIABILITIES. By taking a security interest in the Collateral pursuant to this Agreement, Administrative Lender and Secured Parties do not assume, accept, or become liable with respect to any debts, liabilities, or obligations of any issuer of any Collateral.

                           ARTICLE V.  MISCELLANEOUS.

     5.01. CUMULATIVE RIGHTS. All Rights of Administrative Lender and Secured Parties under the Loan Papers are cumulative of each other and of every other Right which Administrative Lender and each Secured Party may otherwise have at Law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more Rights shall not prejudice or impair the concurrent or subsequent exercise of other Rights.

     5.02. ADMINISTRATIVE LENDER'S DUTIES. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Lender hereunder to act as
their agent as provided herein.   The powers conferred on Administrative Lender
hereunder are solely to protect Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Administrative Lender or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Lender accords its own property. Administrative Lender shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Lender, and Administrative Lender shall not be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Pledgor of any decline in the value of any Collateral.

     5.03. WAIVER. Should any part of the Obligations be payable in installments, the acceptance by Administrative Lender or any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver be deemed to be a continuing waiver. No delay or omission by Administrative Lender or any Secured Party in exercising any Right hereunder, or under any other Loan Papers, shall impair any such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right of Administrative Lender or any Secured Party hereunder or under such other writings.

     5.04. RELEASE OF COLLATERAL AND LIENS; TERMINATION. In connection with the disposition of any Collateral permitted under the Credit Agreement or termination hereof, Administrative Lender shall, upon Pledgor's request and at its expense, (a) deliver to Pledgor any documents, instruments, certificates, or agreements evidencing such Collateral, and all stock powers relating to such Collateral, that are in the possession of Administrative Lender; and (b) execute and deliver to Pledgor such documents and instruments as Pledgor shall reasonably request to evidence the release of the Lien of Administrative Lender in such Collateral. This Agreement constitutes a continuing security interest in the Collateral, and shall remain in full force and effect until payment and performance in full of the Obligations, and termination of the Commitments and the other Loan Papers.

     5.05. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Pledgor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstances Administrative Lender shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the outstanding balance of the Obligations and any remainder shall be promptly refunded to the payor.

     5.06. PARTIES BOUND. This Agreement shall be binding on Pledgor and its successors, assigns, and other legal representatives, and shall inure to the benefit of Administrative Lender, Secured Parties, and their successors and assigns; PROVIDED, HOWEVER, that Pledgor may not assign its Rights or obligations hereunder without the prior written consent of Administrative Lender. The Rights, powers, and interests held by Administrative Lender hereunder may be transferred or assigned, in whole or in part, in accordance with the Credit Agreement, without the consent of Pledgor.

     5.07.     NOTICES AND DELIVERIES.

     (a) MANNER OF DELIVERY. All notices, communications and materials to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Lender or Pledgor has acted in reliance on such telephonic notice.

     (b) ADDRESSES. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

     (i)  if to Pledgor, to it at:

          La Quinta Realty Corp.
          112 East Pecan Street
          San Antonio, Texas 78205

          Attention:     President

     (ii) if to Administrative Lender, to it at:

          NationsBank of Texas, N.A.
          901 Main Street, 67th Floor
          Dallas, Texas 75202

          Attention:     Mr. Douglas E. Hutt

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

     c) EFFECTIVENESS. Each notice, communication and any material to be given or delivered to Administrative Lender or Pledgor pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the third Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this SECTION 5.07 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

     5.08. MODIFICATIONS. No provision hereof shall be modified, waived, or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Administrative Lender (with the consent of Determining Lenders) or all Secured Parties, as required by the Credit Agreement, nor by course of conduct, usage of trade, or mercantile Law.

     5.09. FINANCING STATEMENT. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement. Pledgor hereby authorizes Administrative Lender to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral, without the signature of Pledgor where permitted by Law.

     5.11. SEVERABILITY. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

     5.12. COUNTERPARTS. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     5.13. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

     5.14. WAIVER OF SUBROGATION. Pledgor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the Rights or Liens of Administrative Lender or any Secured Party or any other Person against any Borrower or any other Obligor on all or any part of the Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar Right against any Borrower or any other Obligor on all or any part of the Obligations or any collateral or any security, and Pledgor hereby waives any and all of the foregoing Rights and the benefit of, and any Right to participate in, any collateral or other security given to Administrative Lender or any Secured Party or any other Person to secure payment of the Obligations, however any such Rights arise, whether hereunder or any other Loan Paper or by operation of Law. The provisions of this SECTION 5.14 shall survive the termination of this Agreement, and any satisfaction and discharge of any Borrower and each other Obligor by virtue of any payment, court order, or Law.

     5.15. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


     IN WITNESS WHEREOF, Pledgor and Administrative Lender have executed this Pledge Agreement as of the date first set forth above.

                                   LA QUINTA REALTY CORP.



                                   By: _____________________________________
                                       Title:_______________________________


                                   NATIONSBANK OF TEXAS, N.A.,
                                   as Administrative Lender



                                   By:______________________________________
                                      __________________,___________________
                                      (Print Name)       (Print Title)

                                   Schedule 1
                                       to
                                Pledge Agreement



                                   CERTIFICATE              NUMBER AND
           ISSUER                   NUMBER(S)            CLASS OF INTERESTS


La Quinta Motor Inns Limited                      ____ limited partnership units
Partnership












               ==================================================
               THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.
               ==================================================

                                    EXHIBIT J


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------











                                PLEDGE AGREEMENT

                          dated as of January 25, 1994

                                     Between

                           LQI ACQUISITION CORPORATION
                                   as Pledgor

                                       and

                           NATIONSBANK OF TEXAS, N.A.
                            as Administrative Lender













- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

                               ARTICLE I.  PLEDGE.

     1.01.     PLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.02.     DESCRIPTION OF OBLIGATIONS. . . . . . . . . . . . . . . . . .   2

                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES.

     2.01.     REPRESENTATIONS AND WARRANTIES CONCERNING PLEDGOR . . . . . .   2
     2.02.     REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. . . . .   2

                            ARTICLE III.  COVENANTS.

     3.01.     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .   3
     3.02.     NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .   3
     3.03.     RIGHTS TO DIVIDENDS AND DISTRIBUTIONS . . . . . . . . . . . .   4
     3.04.     RIGHT OF ADMINISTRATIVE LENDER TO NOTIFY ISSUERS. . . . . . .   4
     3.05.     DELIVERY OF RECEIPTS TO ADMINISTRATIVE LENDER . . . . . . . .   5
     3.06.     VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.07.     RECORDS OF COLLATERAL . . . . . . . . . . . . . . . . . . . .   5
     3.08.     INFORMATION AND INSPECTION. . . . . . . . . . . . . . . . . .   5
     3.09.     DISPOSITION OF COLLATERAL . . . . . . . . . . . . . . . . . .   5
     3.10.     ADMINISTRATIVE LENDER'S COSTS . . . . . . . . . . . . . . . .   5
     3.11.     ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . .   6
     3.12.     POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .   6
     3.13.     WAIVERS BY PLEDGOR. . . . . . . . . . . . . . . . . . . . . .   6
     3.14.     WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . .   7
     3.15.     OTHER PARTIES AND OTHER COLLATERAL. . . . . . . . . . . . . .   7
     3.16.     ADDITIONAL COLLATERAL . . . . . . . . . . . . . . . . . . . .   7

            ARTICLE IV.  RIGHTS AND POWERS OF ADMINISTRATIVE LENDER.

     4.01.     REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . .   7
     4.02.     REALIZATION UPON COLLATERAL . . . . . . . . . . . . . . . . .   8
     4.03.     SECURITIES AND RELATED LAWS . . . . . . . . . . . . . . . . .   9
     4.04.     CONVERTIBLE SECURITIES. . . . . . . . . . . . . . . . . . . .   9
     4.05.     PARTNERSHIP LIABILITIES . . . . . . . . . . . . . . . . . . .   9

                           ARTICLE V.  MISCELLANEOUS.

     5.01.     CUMULATIVE RIGHTS . . . . . . . . . . . . . . . . . . . . . .  10
     5.02.     ADMINISTRATIVE LENDER'S DUTIES. . . . . . . . . . . . . . . .  10
     5.03.     WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

     5.04.     RELEASE OF COLLATERAL AND LIENS; TERMINATION. . . . . . . . .  10
     5.05.     RATE PROVISION. . . . . . . . . . . . . . . . . . . . . . . .  11
     5.06.     PARTIES BOUND . . . . . . . . . . . . . . . . . . . . . . . .  11
     5.07.     NOTICES AND DELIVERIES. . . . . . . . . . . . . . . . . . . .  11
               (a)  MANNER OF DELIVERY . . . . . . . . . . . . . . . . . . .  11
               (b)  ADDRESSES. . . . . . . . . . . . . . . . . . . . . . . .  11
               (c)  EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . .  12
     5.08.     MODIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . .  12
     5.09.     FINANCING STATEMENT . . . . . . . . . . . . . . . . . . . . .  12
     5.11.     SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.12.     COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  13
     5.13.     GOVERNING LAW; TERMS. . . . . . . . . . . . . . . . . . . . .  13
     5.14.     WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . . . . .  13
     5.15.     ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  13

                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT is dated as of January 25, 1994, and made by LQI Acquisition Corporation, a Delaware corporation ("PLEDGOR"), in favor of NationsBank of Texas, N.A., a national banking association, as Administrative Lender ("ADMINISTRATIVE LENDER"), for NationsBank of Texas, N.A., and each other lender a party to the Credit Agreement described below (singly, a "SECURED PARTY" and collectively, the "SECURED PARTIES").


                                    RECITALS:

     (1) La Quinta Inns, Inc., a Texas corporation ("BORROWER"), Secured Parties and Administrative Lender have entered into a Credit Agreement, dated as of January 25, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT").

     (2) Pledgor owns all of the limited partnership interests of La Quinta Motor Inns Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP").

     (3) It is a requirement to the effectiveness of the Credit Agreement that the parties execute and deliver this Agreement.

     (4) It is the intention of the parties hereto that this Agreement create a first priority security interest securing the payment of the obligations set forth in SECTION 1.02 hereof.


                                   AGREEMENT.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and under the terms of the Credit Agreement, Pledgor hereby agrees with Administrative Lender for its benefit and the ratable benefit of Secured Parties as follows:


                               ARTICLE I.  PLEDGE.

     1.01. PLEDGE. Upon the terms hereof, for value received, Pledgor hereby pledges, assigns, hypothecates, and transfers to Administrative Lender, for the ratable benefit of Administrative Lender and Secured Parties, a first and prior pledge and security interest in (a) all partnership interests now or hereafter owned beneficially or of record by Pledgor in the Partnership; (b) all distributions, dividends, cash, instruments, and other property from time to time distributed in respect thereof; (c) all rights of Pledgor in, to and under any and all agreements related to the Partnership; and (d) all proceeds and products of the foregoing (collectively, "COLLATERAL"), to secure the payment and performance of the Obligations (as defined below). Unless otherwise defined in this Agreement, terms used herein shall have the meanings set forth in the Credit Agreement.

     1.02. DESCRIPTION OF OBLIGATIONS. The security interest granted by Pledgor shall secure the payment and performance of any and all obligations now or hereafter existing of each Borrower, each other Obligor and any other Person under the Credit Agreement and the Loan Papers, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, indemnification or otherwise (all such obligations being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Borrower, each other Obligor and any other Person to Administrative Lender or Secured Parties under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Pledgor, Borrower, any other Obligor or any other Person (including all such amounts which would become due but for the operation of any Debtor Relief Law).

                  ARTICLE II.  REPRESENTATIONS AND WARRANTIES.

     2.01. REPRESENTATIONS AND WARRANTIES CONCERNING PLEDGOR. Pledgor represents and warrants that (a) the chief place of business and chief executive office of Pledgor and the office where Pledgor keeps all of its records is located at 112 East Pecan Street, San Antonio, Texas 75205; (b) no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any Tribunal, regulatory body, or Tribunal is required
(i) for the pledge by Pledgor of the Collateral pledged by it hereunder, for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest), or (iii) for the exercise by Administrative Lender of the Rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; and (c) Pledgor possesses all licenses and permits required for the operations of its business. Pledgor represents and warrants that the value of the consideration received and to be received by Pledgor as a result of the transactions contemplated hereby is reasonably worth at least as much as the liability and obligation of Pledgor hereunder and the undertaking of such liability and obligation has benefitted and may reasonably be expected to benefit Pledgor directly or indirectly.

     2.02. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. Pledgor represents and warrants that (a) Pledgor is the legal and beneficial owner of the Collateral pledged by Pledgor free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement; (b) SCHEDULE 1 is a complete and correct description of all interest of Pledgor in the Partnership, including each certificate, class of interest and number of units owned by Pledgor; (c) all interest of the Partnership owned by Pledgor are represented by the certificates described on
SCHEDULE 1 and no other instrument; (d) none of the Collateral is subject to any buy-sell, preferential right to purchase, transfer restriction or similar agreement (except as set forth in the partnership agreement); (e) no effective financing statement or other similar document used to perfect and preserve a security interest under the Laws of any jurisdiction covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Lender relating to this Agreement; (f) the partnership interests pledged hereunder are duly authorized, validly issued, fully paid, and non-assessable (except for capital calls and other obligations set forth in the partnership agreement); (g) the pledge, assignment, and delivery of the Collateral hereunder, and filing of an appropriate financing statement, create a valid first and prior perfected security interest in the Collateral, securing the Obligations; (h) no unpaid capital call or dispute exists with respect to any of the Collateral; and (i) the Collateral owned by Pledgor represents 100% of the authorized, issued and outstanding limited partnership interests of the Partnership. The delivery at any time by Pledgor to Administrative Lender of Collateral shall constitute a representation and warranty by Pledgor under this Agreement that, with respect to such Collateral, Pledgor is the sole legal and beneficial owner of the Collateral, and that the matters set forth in this SECTION 2.02 are true and correct with respect to such Collateral.


                            ARTICLE III.  COVENANTS.

     3.01. AFFIRMATIVE COVENANTS. Pledgor covenants and agrees (a) promptly to deliver to Administrative Lender all instruments, certificates, documents, or agreements evidencing any of the Collateral; (b) promptly to notify Administrative Lender of any change in any fact or circumstances warranted or represented by Pledgor in this Agreement or in any other writings furnished by Pledgor to Administrative Lender in connection with the Collateral; (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting Pledgor's title to the Collateral, or any part thereof, or the security interest therein granted hereunder, and, at the request of Administrative Lender, appear in and defend, at Pledgor's expense, any such action or proceeding; and (d) promptly to pay to Administrative Lender and Secured Parties the amount of all court costs and attorney's fees incurred by Administrative Lender and Secured Parties hereunder.

     3.02. NEGATIVE COVENANTS. Pledgor covenants and agrees that it shall not (a) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, or grant any option, warrant, or other Rights in the Collateral in favor of any Person other than Administrative Lender; (b) cause or permit any issuer or other obligor of any Collateral to authorize and issue any additional limited or general partnership interests, or take any other action that would otherwise dilute any of the Collateral; (c) approve any amendment to the partnership agreement or any amendment, restatement or cancellation to or of any of the other Collateral without the prior written consent of Determining Lenders; or (d) permit the dissolution of the Partnership.

     3.03. RIGHTS TO DIVIDENDS AND DISTRIBUTIONS. With respect to any certificates, bonds, or other instruments or securities constituting a part of the Collateral, Administrative Lender shall have authority during the continuance of an Event of Default, without notice to Pledgor, either to have the same registered in Administrative Lender's name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all principal, interest, fee, premium and other payment or distributions of property in respect of any Collateral ("DISTRIBUTIONS") and any and all Dividends (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any certificate or instrument (including, without limitation, any certificate representing a Dividend or a Distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or Rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, Pledgor agrees to accept the same as Administrative Lender's agent and to hold the same in trust on behalf of and for the benefit of Administrative Lender, and to deliver the same forthwith to Administrative Lender in the exact form received, with appropriate undated stock powers, duly executed in blank, and endorsements, to be held by Administrative Lender, subject to the terms hereof, as Collateral. Unless an Event of Default is in existence, Pledgor shall be entitled to receive all cash Dividends and Distributions paid in respect of any of the Collateral (subject to the restrictions of any other Loan Paper). During the continuance of an Event of Default, Administrative Lender shall be entitled to all Dividends and Distributions, and to any sums paid upon or in respect of any Collateral upon the liquidation, dissolution, or reorganization of the issuer or maker thereof which shall be paid to Administrative Lender to be held by it as additional collateral security for the Obligations and application to the Obligations at the discretion of Administrative Lender. In case any Dividend or Distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation, or dissolution of an issuer or maker, or any amendment, restatement, redemption or exchange of any Collateral, the property so distributed shall be delivered to Administrative Lender to be held by it as Collateral; PROVIDED, HOWEVER, that if such Dividend or Distribution does not constitute an instrument or a certificate evidencing Collateral, and if no Event of Default is in existence, the Dividend or Distribution shall be delivered to Pledgor, subject to all Liens created under and all covenants of the Loan Papers. All Dividends and Distributions paid or distributed in respect of the Collateral which are received by Pledgor in violation of this Agreement shall, until paid or delivered to Administrative Lender, be held by Pledgor in trust as additional Collateral for the Obligations.

     3.04. RIGHT OF ADMINISTRATIVE LENDER TO NOTIFY ISSUERS. At any time during the continuance of an Event of Default, Administrative Lender may notify issuers and makers of the Collateral to make payments of all Dividends and Distributions directly to Administrative Lender and Administrative Lender may take control of all proceeds of any Collateral. Until Administrative Lender elects to exercise such Rights, during the continuance of an Event of Default, Pledgor, as agent of Administrative Lender, shall collect all Dividends and Distributions and other amounts paid or distributed with respect to the Collateral.

     3.05. DELIVERY OF RECEIPTS TO ADMINISTRATIVE LENDER. Upon Administrative Lender's demand during the continuance of an Event of Default, Pledgor shall deposit, upon receipt and in the form received, with any necessary endorsement, all payments received as proceeds of or otherwise in connection with the Collateral, in a special bank account in a bank of Administrative Lender's choice over which Administrative Lender alone shall have power of withdrawal. The funds in said account shall secure the Obligations. Administrative Lender is authorized, and is hereby appointed attorney-in-fact, to make any endorsement in Pledgor's name and behalf. Pending such deposit, Pledgor shall not mingle any such payments with any of Pledgor's other funds or property, but shall hold them separate and upon an express trust for Administrative Lender. During the continuance of an Event of Default, Administrative Lender may from time to time apply the whole or any part of the funds in the special account against the Obligations.

     3.06. VOTING RIGHTS. It is expressly understood and agreed that Pledgor shall retain all voting rights to the Collateral unless an Event of Default shall exist, at which time such voting rights shall transfer to or be exercised as directed by Administrative Lender (subject to any requirements of applicable Law and Licenses), at its sole discretion; PROVIDED, HOWEVER, that no voting or management rights shall be exercised, vote cast, consent, waiver, or ratification given, or action taken by Pledgor which would be inconsistent with or violate any provision of this Agreement or any other Loan Papers.

     3.07. RECORDS OF COLLATERAL. Pledgor at all times shall maintain accurate books and records concerning the Collateral. Pledgor shall cause all issuers and makers of the Collateral to mark immediately all books and records of issue, registration, and transfer relating to the Collateral, with an entry showing the collateral assignment of the Collateral to Administrative Lender.

     3.08. INFORMATION AND INSPECTION. Pledgor shall, and shall cause each issuer and maker of the Collateral to, (a) upon one Business Day's notice, allow Administrative Lender and any Secured Party to inspect and copy, or at the option of Administrative Lender or any Secured Party, furnish copies of, all records relating to the Collateral and the Obligations; PROVIDED, HOWEVER, that neither Administrative Lender nor any Secured Party need give any notice to Pledgor if a Default has occurred; and (b) furnish Administrative Lender or any Secured Party such information as it may request with respect to the Collateral, any Dividends and Distributions thereon, and any proceeds thereof, at the time and in the form requested by Administrative Lender or any Secured Party.

     3.09. DISPOSITION OF COLLATERAL. No Collateral may be sold, leased, or otherwise disposed of by Pledgor in any manner.

     3.10. ADMINISTRATIVE LENDER'S COSTS. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend, and enforce this Agreement and the security interest granted hereby with respect to the Collateral, collect the Obligations, and preserve, defend, enforce, dispose of, and collect the Collateral, including without limitation Taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale. Whether Collateral is or is not in Administrative Lender's possession, and without any obligation to do so and without waiving any Event of Default caused by Pledgor's failure to make any such payment, Administrative Lender at its option may pay any such costs and expenses, and discharge Liens on the Collateral. Any payments so made shall be a part of the Obligations, shall be payable upon demand, and shall bear interest prior to the existence of an Event of Default, at the Prime Rate Basis, and during the existence of an Event of Default, at the Highest Lawful Rate.

     3.11. ADDITIONAL DOCUMENTS. Pledgor, at its expense, shall take all action, and execute and deliver such further instruments, agreements, blank stock powers, and assignments as Administrative Lender shall deem necessary or appropriate to obtain, maintain, and perfect the security interest hereunder, including the security interest in after-acquired Collateral granted herein, and to enable Administrative Lender to comply with all applicable federal or state Law, in order to obtain or perfect Administrative Lender's interest in the Collateral, to effect its Rights hereunder, or to obtain Dividends, Distributions and other proceeds of the Collateral as provided herein.

     3.12. POWER OF ATTORNEY. If an Event of Default shall have occurred and be continuing, Administrative Lender may vote any Collateral or otherwise exercise any rights with respect to the Collateral as though it were the sole owner thereof. PLEDGOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE LENDER PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY COLLATERAL AND APPOINTS ADMINISTRATIVE LENDER PLEDGOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR THEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

     3.13. WAIVERS BY PLEDGOR. Pledgor waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any Obligor, notice of any Event of Default, and all other notices respecting the Obligations; and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by any of Secured Parties, in its or their discretion, without notice to Pledgor. Pledgor waives
(a) any claim that, as to any part of the Collateral, a public sale, should Administrative Lender elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE LENDER'S DISPOSITION OF

ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF ADMINISTRATIVE LENDER'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisal or valuation.

     3.14. WAIVER OF JURY TRIAL. ADMINISTRATIVE LENDER, EACH SECURED PARTY AND PLEDGOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     3.15. OTHER PARTIES AND OTHER COLLATERAL. No renewal, increase, or extension of or any other indulgence with respect to, the Obligations or any part thereof, no amendment or modification or addition or supplement to any Loan Paper, no release, exchange, or taking of any security, no release of any Obligor (including any maker, endorser, guarantor, or surety), no delay in enforcement of payment, no delay or omission or lack of diligence or care in exercising any Right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement, and no other circumstance or event which might constitute a defense available to or discharge of Pledgor or any other Person, shall in any manner impair or affect the Rights of Administrative Lender or any Secured Party hereunder, under any other Loan Papers, at Law, or in equity. Neither Administrative Lender nor any Secured Party need file suit or assert a claim for personal judgment against any Person for any part of the Obligations or seek to realize upon any other security for the Obligations, before foreclosing upon the Collateral for the purpose of paying the Obligations. Pledgor waives any Right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Administrative Lender and Secured Parties shall have no duty or obligation to Pledgor to apply any such other security or proceeds thereof to the Obligations.

     3.16. ADDITIONAL COLLATERAL. Upon acquisition by Pledgor of any additional partnership interest of any Borrower, Pledgor shall be deemed to grant hereunder, and shall cause to be granted, Liens on such partnership interest to Administrative Lender, as security for the Obligations. Pledgor agrees to take, and to cause to be taken, at its own cost and expense, such actions as Administrative Lender shall deem necessary or appropriate to create, evidence, and perfect such Liens.


            ARTICLE IV.  RIGHTS AND POWERS OF ADMINISTRATIVE LENDER.

     4.01. REMEDIES UPON DEFAULT. Administrative Lender, during the continuance of an Event of Default and without liability to Pledgor, may without notice or demand: obtain from any Person information regarding Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person also may furnish without liability to Pledgor; require Pledgor to give possession or control of any of the Collateral to Administrative Lender; endorse as Pledgor's agent or attorney-in-fact any instruments or documents representing Collateral or proceeds of the Collateral; unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds, and exercise all other Rights which an owner of such Collateral may exercise; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon the Collateral, in its own name for the benefit of Administrative Lender and Secured Parties, or in the name of Pledgor, as Administrative Lender may determine. Administrative Lender shall not be liable for failure to collect any Dividend, Distribution or other proceeds, or for any act or omission on the part of Administrative Lender, its officers, agents, employees, or other representatives, except willful misconduct. The foregoing Rights of Administrative Lender shall be in addition to, and not a limitation upon, any Rights of Administrative Lender given by Law, elsewhere in this Agreement or any other Loan Papers, or otherwise.

     4.02. REALIZATION UPON COLLATERAL. During the continuance of an Event of Default, Administrative Lender, without notice or demand, but subject to any limitations or restrictions imposed by applicable Law, may exercise any Rights of a secured party under the Uniform Commercial Code of Texas or any other applicable jurisdiction ("UCC"), this Agreement, any other Loan Papers, or otherwise and also may require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of Administrative Lender forthwith, assemble all or part of the Collateral as directed by Administrative Lender and make it available to Administrative Lender at a place to be designated by Administrative Lender which is reasonably convenient to both parties at public or private sale, at any of Administrative Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Lender may deem commercially reasonable. Unless the Collateral is of a type customarily sold on a recognized market, Administrative Lender shall give Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor agrees that 10 days advance notice thereof shall constitute reasonable notice. Administrative Lender shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. Administrative Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Expenses of retaking, holding, preparing for sale, selling, or the like shall include Administrative Lender's reasonable attorneys' fees and legal expenses, and constitute a portion of the Obligations. Administrative Lender shall be entitled to immediate possession of all books and records maintained by Pledgor with respect to the Collateral, and shall have the authority to enter upon any premises upon which any of the same may be situated and remove the same therefrom without liability. Upon disposition of Collateral during an Event of Default, Pledgor shall be entitled to any surplus with respect to the Collateral following payment in full of the Obligations and termination hereof, and shall be liable to Administrative Lender for any deficiency with respect thereto. The proceeds of any disposition of Collateral available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner consistent with applicable Law as Administrative Lender in its discretion shall decide.

     4.03. SECURITIES AND RELATED LAWS. Because of the Securities Act of 1933, as amended ("SECURITIES ACT"), the Communications Act of 1934, and other Laws, including without limitation state blue sky Laws, there may be legal restrictions or limitations affecting Administrative Lender in any attempts to dispose of the Collateral in the enforcement of its Rights hereunder. For these reasons, Administrative Lender is hereby authorized by Pledgor, but not obligated, during the continuance of any Event of Default, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or the rules and regulations promulgated thereunder, or any other Law. Administrative Lender is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Lender may deem required or appropriate under the Securities Act or other securities Laws in the event of a sale or disposition of any Collateral. Pledgor clearly understands that Administrative Lender may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and sold in the open market. No sale so made in good faith by Administrative Lender shall be deemed to be not "commercially reasonable" because so made. Pledgor agrees that in the event Administrative Lender shall, during the continuance of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, Administrative Lender shall have the Right to rely upon the advice and opinion of appraisers of partnership interests in companies whose principal assets consist of assets similar to those owned and/or operated by the issuer of the Collateral, which appraisers are acceptable to Administrative Lender, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of fraud, such reliance shall be conclusive evidence that Administrative Lender handled such matter in a commercially reasonable manner under applicable Law.

     4.04. CONVERTIBLE SECURITIES. During the continuance of an Event of Default, Administrative Lender may present for conversion any Collateral which is convertible into any other instrument, investment security, or cash. Administrative Lender shall not have any duty, however, to present for conversion any of the Collateral, unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible and such conversion does not violate any provisions of any Loan Papers.

     4.05. PARTNERSHIP LIABILITIES. By taking a security interest in the Collateral pursuant to this Agreement, Administrative Lender and Secured Parties do not assume, accept, or become liable with respect to any debts, liabilities, or obligations of any issuer of any Collateral.

                           ARTICLE V.  MISCELLANEOUS.

     5.01. CUMULATIVE RIGHTS. All Rights of Administrative Lender and Secured Parties under the Loan Papers are cumulative of each other and of every other Right which Administrative Lender and each Secured Party may otherwise have at Law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations. The exercise of one or more Rights shall not prejudice or impair the concurrent or subsequent exercise of other Rights.

     5.02. ADMINISTRATIVE LENDER'S DUTIES. The Secured Parties hereby appoint NationsBank of Texas, N.A. as Administrative Lender hereunder to act as
their agent as provided herein.   The powers conferred on Administrative Lender
hereunder are solely to protect Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Administrative Lender or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Lender accords its own property. Administrative Lender shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Lender, and Administrative Lender shall not be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify Pledgor of any decline in the value of any Collateral.

     5.03. WAIVER. Should any part of the Obligations be payable in installments, the acceptance by Administrative Lender or any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver be deemed to be a continuing waiver. No delay or omission by Administrative Lender or any Secured Party in exercising any Right hereunder, or under any other Loan Papers, shall impair any such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right of Administrative Lender or any Secured Party hereunder or under such other writings.

     5.04. RELEASE OF COLLATERAL AND LIENS; TERMINATION. In connection with the disposition of any Collateral permitted under the Credit Agreement or termination hereof, Administrative Lender shall, upon Pledgor's request and at its expense, (a) deliver to Pledgor any documents, instruments, certificates, or agreements evidencing such Collateral, and all stock powers relating to such Collateral, that are in the possession of Administrative Lender; and (b) execute and deliver to Pledgor such documents and instruments as Pledgor shall reasonably request to evidence the release of the Lien of Administrative Lender in such Collateral. This Agreement constitutes a continuing security interest in the Collateral, and shall remain in full force and effect until payment and performance in full of the Obligations, and termination of the Commitments and the other Loan Papers.

     5.05. RATE PROVISION. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall Pledgor be obligated to pay any amount in excess of the maximum amount of interest permitted under applicable Law. If from any circumstances Administrative Lender shall ever receive anything of value deemed excess interest under applicable Law, an amount equal to such excess shall be applied to the reduction of the outstanding balance of the Obligations and any remainder shall be promptly refunded to the payor.

     5.06. PARTIES BOUND. This Agreement shall be binding on Pledgor and its successors, assigns, and other legal representatives, and shall inure to the benefit of Administrative Lender, Secured Parties, and their successors and assigns; PROVIDED, HOWEVER, that Pledgor may not assign its Rights or obligations hereunder without the prior written consent of Administrative Lender. The Rights, powers, and interests held by Administrative Lender hereunder may be transferred or assigned, in whole or in part, in accordance with the Credit Agreement, without the consent of Pledgor.

     5.07.     NOTICES AND DELIVERIES.

     (a) MANNER OF DELIVERY. All notices, communications and materials to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Lender or Pledgor has acted in reliance on such telephonic notice.

     (b) ADDRESSES. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

     (i)  if to Pledgor, to it at:

          LQI Acquisition Corporation
          112 East Pecan Street
          San Antonio, Texas 78205

          Attention:     President

     (ii) if to Administrative Lender, to it at:

          NationsBank of Texas, N.A.
          901 Main Street, 67th Floor
          Dallas, Texas 75202

          Attention:     Mr. Douglas E. Hutt

or at such other address or, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

     (c) EFFECTIVENESS. Each notice, communication and any material to be given or delivered to Administrative Lender or Pledgor pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the third Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this SECTION 5.07 and the appropriate receipt is received or otherwise acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

     5.08. MODIFICATIONS. No provision hereof shall be modified, waived, or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Administrative Lender (with the consent of Determining Lenders) or all Secured Parties, as required by the Credit Agreement, nor by course of conduct, usage of trade, or mercantile Law.

     5.09. FINANCING STATEMENT. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement. Pledgor hereby authorizes Administrative Lender to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral, without the signature of Pledgor where permitted by Law.

     5.11. SEVERABILITY. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

     5.12. COUNTERPARTS. This Agreement and the other Loan Papers may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     5.13. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

     5.14. WAIVER OF SUBROGATION. Pledgor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the Rights or Liens of Administrative Lender or any Secured Party or any other Person against any Borrower or any other Obligor on all or any part of the Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar Right against any Borrower or any other Obligor on all or any part of the Obligations or any collateral or any security, and Pledgor hereby waives any and all of the foregoing Rights and the benefit of, and any Right to participate in, any collateral or other security given to Administrative Lender or any Secured Party or any other Person to secure payment of the Obligations, however any such Rights arise, whether hereunder or any other Loan Paper or by operation of Law. The provisions of this SECTION 5.14 shall survive the termination of this Agreement, and any satisfaction and discharge of any Borrower and each other Obligor by virtue of any payment, court order, or Law.

     5.15. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


     IN WITNESS WHEREOF, Pledgor and Administrative Lender have executed this Pledge Agreement as of the date first set forth above.

                                   LQI ACQUISITION CORPORATION



                                   By: _____________________________________
                                       Title:_______________________________


                                   NATIONSBANK OF TEXAS, N.A.,
                                   as Administrative Lender



                                   By:______________________________________
                                      __________________,___________________
                                      (Print Name)       (Print Title)

                                   Schedule 1
                                       to
                                Pledge Agreement




                                   CERTIFICATE              NUMBER AND
               ISSUER               NUMBER(S)           CLASS OF INTERESTS
               ------              -----------          ------------------
La Quinta Motor Inns Limited                      ____ limited partnership units
Partnership









               ==================================================
               THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.
               ==================================================

                                    EXHIBIT K

                                    GUARANTY

     This Guaranty, dated as of January 25, 1994 (this "GUARANTY"), is made by LQ-Big Apple Joint Venture, a Texas joint venture ("GUARANTOR").

                                   BACKGROUND.

     1. La Quinta Inns, Inc., a Texas corporation ("COMPANY"), NationsBank of Texas, N.A., as Administrative Lender ("ADMINISTRATIVE LENDER") on behalf of NationsBank of Texas, N.A. and each other lender, and each other lender (singly, a "LENDER" and collectively, the "LENDERS") have entered into the Amended and Restated Credit Agreement, dated as of January 25, 1994 (as hereafter amended or otherwise modified from time to time, the "CREDIT AGREEMENT"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that Lenders make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit.

     3. It is a condition precedent to the obligation of Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit that Guarantor guarantee repayment thereof upon the terms and conditions set forth herein.

     4. The Board of Directors of Company, the sole managing general partner of Guarantor, has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of Guarantor's business.

     5. Guarantor desires to induce Lender to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit, which may reasonably be expected to benefit, directly or indirectly, Guarantor.

                                   AGREEMENT.

     Now, therefore, in consideration of the premises and in order to induce Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit under the Credit Agreement, Guarantor agrees as follows:

     1.   GUARANTY.

          (a) Guarantor unconditionally and irrevocably guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of Company or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit

Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to Company or any other Obligor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C.
Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "OBLIGATION"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

          (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to Company, other Affiliates of Company or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets, subject to PARAGRAPH 4(a) hereof, to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among Guarantor and other Obligors of obligations arising under guaranties by such parties.

     2. GUARANTY ABSOLUTE. Guarantor guarantees that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Administrative Lender or any Lender with respect thereto; PROVIDED, HOWEVER, nothing contained in this Guaranty shall require Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of Guarantor hereunder are independent of the obligations of Company under the Credit Agreement and of the obligations of each other Obligor under each other Loan Paper and any Applicable Law. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) the taking or accepting of any other security or guaranty for any or all of the Obligation;

          (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitments;

          (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

          (d) any lack of corporate, partnership or other power of Company or any other Obligor;

          (e) any Debtor Relief Law involving Company, Guarantor or any other Obligor;

          (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or Administrative Lender to Company or any other Obligor; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto without notification of Guarantor (the right to such notification being herein specifically waived by Guarantor);

          (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

          (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

          (i) the failure by any Lender or Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against Company or any other Person (including without limitation any other Obligor), or the failure or delay by any Lender or Administrative Lender to, or the manner in which any Lender or Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

          (j) the existence of any claim, defense, set-off, or other rights which Company or Guarantor may have at any time against Company, any Lender, Administrative Lender or any Obligor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

          (k) any failure of any Lender or Administrative Lender to notify Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or Administrative Lender, it being understood that Lenders and Administrative Lender shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

          (l) any payment by Company to any Lender or Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender or Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company, Guarantor or any other Obligor, including without limitation any defense by reason of any disability or other defense of Company, or the cessation from any cause whatsoever of the liability of Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of Company or any other Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Company, any other Obligor or otherwise, all as though such payment had not been made.

     3. WAIVER. To the extent not prohibited by Applicable Law, Guarantor hereby waives: (a) promptness, protest, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in SECTION 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Papers;
(b) any requirement that Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against Company or any other Person or any collateral or pursue any other remedy in Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against Administrative Lender, any Lender, Company or other Obligor; (d) any right to seek or enforce any remedy or right that Administrative Lender or any Lender now has or may hereafter have against Company, any other Obligor or any other Person (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting Administrative Lender or Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against Company or any other Person, whether arising pursuant to
Section 34.02 of the Texas Business and Commerce Code, as amended, Section
17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.   SUBROGATION AND SUBORDINATION.

     (a) Notwithstanding any reference to subrogation contained herein to the contrary, Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Company or any other Obligor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender or Administrative Lender against Company or any other Obligor or any collateral which any Lender or Administrative Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Company or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this PARAGRAPH 4(a) is knowingly made in contemplation of such benefits.

     (b) If Guarantor becomes the holder of any indebtedness payable by Company or any other Obligor, Guarantor hereby subordinates all indebtedness owing to it from Company and each other Obligor to all indebtedness of Company and each other Obligor to Lenders and Administrative Lender, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until final payment in full of the obligations of Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to Guarantor by Company or any other Obligor prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of Lenders and Administrative Lender and shall forthwith be paid to Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

     5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that all representations and warranties as they apply to Guarantor only set forth in ARTICLE 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

     6. COVENANTS. Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Guarantor further covenants and agrees (a) punctually and properly to perform all of Guarantor's covenants and duties under all other Loan Papers; (b) from time to time promptly to furnish Administrative Lender with any information or writings which Administrative Lender may request concerning this Guaranty; and (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor, Administrative Lender, and, either all Lenders or Determining Lenders, as appropriate, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

     9. NO WAIVER; REMEDIES. No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither Administrative Lender nor any Lender shall be required to
(a) prosecute collection or seek to enforce or resort to any remedies against Company, any other Obligor or any other Person, (b) join Company, any other Obligor or any other Person in any action in which Administrative Lender or any Lender prosecutes collection or seeks to enforce or resort to any remedies against Company, any other Obligor or any other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) Administrative Lender or any Lender by Company, any other Obligor or any other Person. Neither Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and Administrative Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender or Administrative Lender shall have made any demand under this Guaranty. Each Lender and Administrative Lender agrees promptly to notify Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or provide a defense to Guarantor's obligations under this Guaranty. The rights of each Lender and Administrative Lender under this SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and Administrative Lender may have.

     11. LIENS. To the extent not prohibited by Applicable Law, Guarantor agrees that Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of Guarantor, Company or any other Obligor, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale. Guarantor waives any defense to the recovery by Administrative Lender or any Lender hereunder against Company, Guarantor or any collateral of any deficiency after a nonjudicial sale and Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of Guarantor against Company or any other Person or any Collateral or any other collateral. Guarantor agrees that Guarantor is liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

     12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Term Loan Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and Administrative Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to such Lender herein or otherwise.

     13. INFORMATION. Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Company and each other Obligor such information concerning Company's and each Obligor's financial condition or business operations as Guarantor may require, and that neither Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Company or any Obligor.

     14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS GUARANTY IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

     15. WAIVER OF JURY TRIAL. GUARANTOR, ADMINISTRATIVE LENDER, AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE Loan Papers OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THE CREDIT AGREEMENT.

     16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of Lenders and Administrative Lender, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17. GUARANTOR INSOLVENCY. Should Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender or Administrative Lender granted hereunder, then, the obligations of Guarantor under this Guaranty shall be, as between Guarantor and such Lender and Administrative Lender, a fully-matured, due, and payable obligation of Guarantor to such Lender and Administrative Lender (without regard to whether Company or any other Obligor is then in default under the Credit Agreement or any other Loan Paper or whether any part of the Obligation is then due and owing by Company or any other Obligor to such Lender or Administrative Lender), payable in full by Guarantor to such Lender or Administrative Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   LQ-BIG APPLE JOINT VENTURE


                                   By  La Quinta Inns, Inc., its Partner
Address for Guarantor:

112 East Pecan
San Antonio, Texas  78205
                                   By:_________________________________________
                                      Name:____________________________________
                                      Title:___________________________________


                                   By   La Quinta Investments, Inc., its Partner



                                   By:_________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                    EXHIBIT L

                                    GUARANTY

     This Guaranty, dated as of January 25, 1994 (this "GUARANTY"), is made by LQ-LNL Limited Partnership, a Texas limited partnership ("GUARANTOR").

                                   BACKGROUND.

     1. La Quinta Inns, Inc., a Texas corporation ("COMPANY"), NationsBank of Texas, N.A., as Administrative Lender ("ADMINISTRATIVE LENDER") on behalf of NationsBank of Texas, N.A. and each other lender, and each other lender (singly, a "LENDER" and collectively, the "LENDERS") have entered into the Amended and Restated Credit Agreement, dated as of January 25, 1994 (as hereafter amended or otherwise modified from time to time, the "CREDIT AGREEMENT"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that Lenders make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit.

     3. It is a condition precedent to the obligation of Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit that Guarantor guarantee repayment thereof upon the terms and conditions set forth herein.

     4. The Board of Directors of Company, the sole managing general partner of Guarantor, has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of Guarantor's business.

     5. Guarantor desires to induce Lender to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit, which may reasonably be expected to benefit, directly or indirectly, Guarantor.

                                   AGREEMENT.

     Now, therefore, in consideration of the premises and in order to induce Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit under the Credit Agreement, Guarantor agrees as follows:

     1.   GUARANTY.

          (a) Guarantor unconditionally and irrevocably guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of Company or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit

     Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to Company or any other Obligor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "OBLIGATION"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

          (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to Company, other Affiliates of Company or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets, subject to PARAGRAPH 4(a) hereof, to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among Guarantor and other Obligors of obligations arising under guaranties by such parties.

     2. GUARANTY ABSOLUTE. Guarantor guarantees that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Administrative Lender or any Lender with respect thereto; PROVIDED, HOWEVER, nothing contained in this Guaranty shall require Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of Guarantor hereunder are independent of the obligations of Company under the Credit Agreement and of the obligations of each other Obligor under each other Loan Paper and any Applicable Law. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) the taking or accepting of any other security or guaranty for any or all of the Obligation;

          (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitments;

          (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

          (d) any lack of corporate, partnership or other power of Company or any other Obligor;

          (e) any Debtor Relief Law involving Company, Guarantor or any other Obligor;

          (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or Administrative Lender to Company or any other Obligor; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto without notification of Guarantor (the right to such notification being herein specifically waived by Guarantor);

          (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

          (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

          (i) the failure by any Lender or Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against Company or any other Person (including without limitation any other Obligor), or the failure or delay by any Lender or Administrative Lender to, or the manner in which any Lender or Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

          (j) the existence of any claim, defense, set-off, or other rights which Company or Guarantor may have at any time against Company, any Lender, Administrative Lender or any Obligor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

          (k) any failure of any Lender or Administrative Lender to notify Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or Administrative Lender, it being understood that Lenders and Administrative Lender shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

          (l) any payment by Company to any Lender or Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender or Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company, Guarantor or any other Obligor, including without limitation any defense by reason of any disability or other defense of Company, or the cessation from any cause whatsoever of the liability of Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of Company or any other Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Company, any other Obligor or otherwise, all as though such payment had not been made.

     3. WAIVER. To the extent not prohibited by Applicable Law, Guarantor hereby waives: (a) promptness, protest, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in SECTION 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Papers;
(b) any requirement that Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against Company or any other Person or any collateral or pursue any other remedy in Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against Administrative Lender, any Lender, Company or other Obligor; (d) any right to seek or enforce any remedy or right that Administrative Lender or any Lender now has or may hereafter have against Company, any other Obligor or any other Person (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting Administrative Lender or Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against Company or any other Person, whether arising pursuant to
Section 34.02 of the Texas Business and Commerce Code, as amended, Section
17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.   SUBROGATION AND SUBORDINATION.

     (a) Notwithstanding any reference to subrogation contained herein to the contrary, Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Company or any other Obligor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender or Administrative Lender against Company or any other Obligor or any collateral which any Lender or Administrative Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Company or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this PARAGRAPH 4(a) is knowingly made in contemplation of such benefits.

     (b) If Guarantor becomes the holder of any indebtedness payable by Company or any other Obligor, Guarantor hereby subordinates all indebtedness owing to it from Company and each other Obligor to all indebtedness of Company and each other Obligor to Lenders and Administrative Lender, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until final payment in full of the obligations of Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to Guarantor by Company or any other Obligor prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of Lenders and Administrative Lender and shall forthwith be paid to Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

     5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that all representations and warranties as they apply to Guarantor only set forth in ARTICLE 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

     6. COVENANTS. Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Guarantor further covenants and agrees (a) punctually and properly to perform all of Guarantor's covenants and duties under all other Loan Papers; (b) from time to time promptly to furnish Administrative Lender with any information or writings which Administrative Lender may request concerning this Guaranty; and (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor, Administrative Lender, and, either all Lenders or Determining Lenders, as appropriate, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

     9. NO WAIVER; REMEDIES. No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither Administrative Lender nor any Lender shall be required to
(a) prosecute collection or seek to enforce or resort to any remedies against Company, any other Obligor or any other Person, (b) join Company, any other Obligor or any other Person in any action in which Administrative Lender or any Lender prosecutes collection or seeks to enforce or resort to any remedies against Company, any other Obligor or any other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) Administrative Lender or any Lender by Company, any other Obligor or any other Person. Neither Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and Administrative Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender or Administrative Lender shall have made any demand under this Guaranty. Each Lender and Administrative Lender agrees promptly to notify Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or provide a defense to Guarantor's obligations under this Guaranty. The rights of each Lender and Administrative Lender under this SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and Administrative Lender may have.

     11. LIENS. To the extent not prohibited by Applicable Law, Guarantor agrees that Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of Guarantor, Company or any other Obligor, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale. Guarantor waives any defense to the recovery by Administrative Lender or any Lender hereunder against Company, Guarantor or any collateral of any deficiency after a nonjudicial sale and Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of Guarantor against Company or any other Person or any Collateral or any other collateral. Guarantor agrees that Guarantor is liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

     12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Term Loan Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and Administrative Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to such Lender herein or otherwise.

     13. INFORMATION. Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Company and each other Obligor such information concerning Company's and each Obligor's financial condition or business operations as Guarantor may require, and that neither Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Company or any Obligor.

     14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS GUARANTY IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

     15. WAIVER OF JURY TRIAL. GUARANTOR, ADMINISTRATIVE LENDER, AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE Loan PaperS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THE CREDIT AGREEMENT.

     16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of Lenders and Administrative Lender, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17. GUARANTOR INSOLVENCY. Should Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender or Administrative Lender granted hereunder, then, the obligations of Guarantor under this Guaranty shall be, as between Guarantor and such Lender and Administrative Lender, a fully-matured, due, and payable obligation of Guarantor to such Lender and Administrative Lender (without regard to whether Company or any other Obligor is then in default under the Credit Agreement or any other Loan Paper or whether any part of the Obligation is then due and owing by Company or any other Obligor to such Lender or Administrative Lender), payable in full by Guarantor to such Lender or Administrative Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                         LQ-LNL LIMITED PARTNERSHIP


                         By  La Quinta Inns, Inc., its Managing General Partner
Address for Guarantor:

112 East Pecan
San Antonio, Texas  78205
                         By:_______________________________________________
                            Name:
                            Title:

                                    EXHIBIT M


                            INITIAL COMMITMENT AMOUNT


     LENDER                                       AMOUNT
     ------                                       ------

NATIONSBANK OF TEXAS, N.A.                        Greater than or equal
                                                  to $50,000,000

CITICORP USA, INC.                                Greater than or equal
                                                  to $50,000,000

THE FROST NATIONAL BANK                           Greater than or equal
                                                  to $25,000,000 but
                                                  less than $50,000,000

TEXAS COMMERCE BANK NATIONAL ASSOCIATION          Greater than or equal
                                                  to $25,000,000 but
                                                  less than $50,000,000

BANK OF SCOTLAND                                  Greater than or equal
                                                  to $25,000,000 but
                                                  less than $50,000,000

CONTINENTAL BANK N.A.                             Greater than or equal
                                                  to $25,000,000 but
                                                  less than $50,000,000

BANK ONE, TEXAS, N.A.                             Greater than or equal
                                                  to $25,000,000 but
                                                  less than $50,000,000

U.S. BANK OF WASHINGTON, NATIONAL ASSOCIATION     Greater than or equal
                                                  to $25,000,000 but
                                                  less than $50,000,000

FIRST INTERSTATE BANK OF TEXAS, N.A.              Greater than $5,000,000
                                                  but less than $25,000,000

                                    EXHIBIT N

                                    GUARANTY

     This Guaranty, dated as of January 25, 1994 (this "GUARANTY"), is made by LQ-East Irvine Joint Venture, a California general partnership ("GUARANTOR").

                                   BACKGROUND.

     1. La Quinta Inns, Inc., a Texas corporation ("COMPANY"), NationsBank of Texas, N.A., as Administrative Lender ("ADMINISTRATIVE LENDER") on behalf of NationsBank of Texas, N.A. and each other lender, and each other lender (singly, a "LENDER" and collectively, the "LENDERS") have entered into the Amended and Restated Credit Agreement, dated as of January 25, 1994 (as hereafter amended or otherwise modified from time to time, the "CREDIT AGREEMENT"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, Company may, subject to the terms of the Credit Agreement and the other Loan Papers, request that Lenders make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit.

     3. It is a condition precedent to the obligation of Lenders to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit that Guarantor guarantee repayment thereof upon the terms and conditions set forth herein.

     4. The Board of Directors of Company, the sole managing general partner of Guarantor, has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of Guarantor's business.

     5. Guarantor desires to induce Lender to make such Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit, which may reasonably be expected to benefit, directly or indirectly, Guarantor.

                                   AGREEMENT.

     Now, therefore, in consideration of the premises and in order to induce Lenders to make Advances and issue, or participate in the issuance of, Letters of Credit and Bond Letters of Credit under the Credit Agreement, Guarantor agrees as follows:

     1.   GUARANTY.

          (a) Guarantor unconditionally and irrevocably guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of Company or any other Obligor now or hereafter arising from, by virtue of or pursuant to the Credit

     Agreement, the Notes, any other Loan Paper, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to Company or any other Obligor under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "OBLIGATION"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

          (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor in respect of intercompany indebtedness to Company, other Affiliates of Company or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder) and after giving effect as assets, subject to PARAGRAPH 4(a) hereof, to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any rights to subrogation or contribution of Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among Guarantor and other Obligors of obligations arising under guaranties by such parties.

     2. GUARANTY ABSOLUTE. Guarantor guarantees that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Papers, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Administrative Lender or any Lender with respect thereto; PROVIDED, HOWEVER, nothing contained in this Guaranty shall require Guarantor to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of Guarantor hereunder are independent of the obligations of Company under the Credit Agreement and of the obligations of each other Obligor under each other Loan Paper and any Applicable Law. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) the taking or accepting of any other security or guaranty for any or all of the Obligation;

          (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation, including any reduction or termination of the Commitments;

          (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ULTRA VIRES, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

          (d) any lack of corporate, partnership or other power of Company or any other Obligor;

          (e) any Debtor Relief Law involving Company, Guarantor or any other Obligor;

          (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or Administrative Lender to Company or any other Obligor; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Paper or other agreement or instrument relating thereto without notification of Guarantor (the right to such notification being herein specifically waived by Guarantor);

          (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien thereon or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien thereon;

          (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

          (i) the failure by any Lender or Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against Company or any other Person (including without limitation any other Obligor), or the failure or delay by any Lender or Administrative Lender to, or the manner in which any Lender or Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

          (j) the existence of any claim, defense, set-off, or other rights which Company or Guarantor may have at any time against Company, any Lender, Administrative Lender or any Obligor, or any other Person, whether in connection with this Guaranty, the Loan Papers, the transactions contemplated thereby, or any other transaction;

          (k) any failure of any Lender or Administrative Lender to notify Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or Administrative Lender, it being understood that Lenders and Administrative Lender shall not be required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

          (l) any payment by Company to any Lender or Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason any Lender or Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

          (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company, Guarantor or any other Obligor, including without limitation any defense by reason of any disability or other defense of Company, or the cessation from any cause whatsoever of the liability of Company, or any claim that Guarantor's obligations hereunder exceed or are more burdensome than those of Company or any other Obligor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of Company, any other Obligor or otherwise, all as though such payment had not been made.

     3. WAIVER. To the extent not prohibited by Applicable Law, Guarantor hereby waives: (a) promptness, protest, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in SECTION 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Papers;
(b) any requirement that Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against Company or any other Person or any collateral or pursue any other remedy in Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against Administrative Lender, any Lender, Company or other Obligor; (d) any right to seek or enforce any remedy or right that Administrative Lender or any Lender now has or may hereafter have against Company, any other Obligor or any other Person (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting Administrative Lender or Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against Company or any other Person, whether arising pursuant to
Section 34.02 of the Texas Business and Commerce Code, as amended, Section
17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.   SUBROGATION AND SUBORDINATION.

     (a) Notwithstanding any reference to subrogation contained herein to the contrary, Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against Company or any other Obligor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender or Administrative Lender against Company or any other Obligor or any collateral which any Lender or Administrative Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from Company or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligation shall not have been paid in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, Lenders, and shall forthwith be paid to Administrative Lender to be credited and applied upon the Obligation, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this PARAGRAPH 4(a) is knowingly made in contemplation of such benefits.

     (b) If Guarantor becomes the holder of any indebtedness payable by Company or any other Obligor, Guarantor hereby subordinates all indebtedness owing to it from Company and each other Obligor to all indebtedness of Company and each other Obligor to Lenders and Administrative Lender, and agrees that upon the occurrence and continuance of a Default or an Event of Default, it shall not accept any payment on the same until final payment in full of the obligations of Company under the Credit Agreement, the Notes and all other Loan Papers, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to Guarantor by Company or any other Obligor prior to payment in full of the Obligation, such amount shall be held in trust for the benefit of Lenders and Administrative Lender and shall forthwith be paid to Administrative Lender to be credited and applied to the Obligation, whether matured or unmatured.

     5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that all representations and warranties as they apply to Guarantor only set forth in ARTICLE 4 of the Credit Agreement (each of which is hereby incorporated by reference) are true and correct.

     6. COVENANTS. Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Guarantor further covenants and agrees (a) punctually and properly to perform all of Guarantor's covenants and duties under all other Loan Papers; (b) from time to time promptly to furnish Administrative Lender with any information or writings which Administrative Lender may request concerning this Guaranty; and (c) promptly to notify Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor, Administrative Lender, and, either all Lenders or Determining Lenders, as appropriate, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. ADDRESSES FOR NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

     9. NO WAIVER; REMEDIES. No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Papers shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Papers preclude any other or further exercise thereof or the exercise of any other right. Neither Administrative Lender nor any Lender shall be required to
(a) prosecute collection or seek to enforce or resort to any remedies against Company, any other Obligor or any other Person, (b) join Company, any other Obligor or any other Person in any action in which Administrative Lender or any Lender prosecutes collection or seeks to enforce or resort to any remedies against Company, any other Obligor or any other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) Administrative Lender or any Lender by Company, any other Obligor or any other Person. Neither Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender and Administrative Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Administrative Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender or Administrative Lender shall have made any demand under this Guaranty. Each Lender and Administrative Lender agrees promptly to notify Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or provide a defense to Guarantor's obligations under this Guaranty. The rights of each Lender and Administrative Lender under this SECTION 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and Administrative Lender may have.

     11. LIENS. To the extent not prohibited by Applicable Law, Guarantor agrees that Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of Guarantor, Company or any other Obligor, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale. Guarantor waives any defense to the recovery by Administrative Lender or any Lender hereunder against Company, Guarantor or any collateral of any deficiency after a nonjudicial sale and Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of Guarantor against Company or any other Person or any Collateral or any other collateral. Guarantor agrees that Guarantor is liable, subject to the limitations of SECTION 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

     12. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) remain in full force and effect until final payment in full (after the Term Loan Maturity Date) of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by Lender and Administrative Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing CLAUSE (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Papers or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to such Lender herein or otherwise.

     13. INFORMATION. Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Company and each other Obligor such information concerning Company's and each Obligor's financial condition or business operations as Guarantor may require, and that neither Administrative Lender nor any Lender has any duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Company or any Obligor.

     14. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS GUARANTY IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

     15. WAIVER OF JURY TRIAL. GUARANTOR, ADMINISTRATIVE LENDER, AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THE CREDIT AGREEMENT.

     16. RATABLE BENEFIT. This Guaranty is for the ratable benefit of Lenders and Administrative Lender, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17. GUARANTOR INSOLVENCY. Should Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender or Administrative Lender granted hereunder, then, the obligations of Guarantor under this Guaranty shall be, as between Guarantor and such Lender and Administrative Lender, a fully-matured, due, and payable obligation of Guarantor to such Lender and Administrative Lender (without regard to whether Company or any other Obligor is then in default under the Credit Agreement or any other Loan Paper or whether any part of the Obligation is then due and owing by Company or any other Obligor to such Lender or Administrative Lender), payable in full by Guarantor to such Lender or Administrative Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   LQ-EAST IRVINE JOINT VENTURE


                                   By  La Quinta Inns, Inc., its Partner
Address for Guarantor:

112 East Pecan
San Antonio, Texas  78205
                                   By:_________________________________________
                                      Name:  __________________________________
                                      Title: __________________________________


                                   By   La Quinta Investments, Inc., its Partner



                                   By:_________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                   Schedule 1
                                       to
                                Pledge Agreement



                                   CERTIFICATE                  NUMBER AND
    ISSUER                         NUMBER(S)                CLASS OF INTERESTS

La Quinta Motor Inns Limited                     _____general partnership units
Partnership







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